Filed with the Securities and Exchange Commission on June 19, 2015

File No. 333-204005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL FUTURE CITY HOLDING INC.

Nevada (State or jurisdiction of Incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	98-0360989 (I.R.S. Employer Identification No.)

301 Brea Canyon Road

Walnut, CA  91789

(949) 582-5933

(Address, including zip code, and telephone number, including area code,

of registrant’s principle executive offices)

____________________

Michael R. Dunn

Executive Vice President of Finance

26381 Crown Valley Parkway, Suite 230,

(949) 582-5933

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

Copies to: Lawrence Horwitz, Esq.

Horwitz + Armstrong, LLP
26475 Rancho Parkway South
Lake Forest, CA 92630
(949) 540-6540

____________________

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee

Title of each Class of Securities To be Registered	Amount to be registered(1)	Proposed maximum Offering price per share (1)	Proposed maximum aggregate Offering price(1)	Amount of registration fee
Common Stock, $0.001 par value per share, to be offered by the issuer	10,000,000	$3.50	$35,000,000	$4,067.00
Total	10,000,000	$3.50	$35,000,000	$4,067.00(2)

(1) THE PROPOSED MAXIMUM OFFERING PRICE HAS BEEN ESTIMATED SOLELY FOR THE PURPOSE OF COMPUTING THE AMOUNT OF THE REGISTRATION FEE IN ACCORDANCE WITH RULE 457(a). THIS PROPOSED MAXIMUM OFFERING PRICE SHOULD NOT BE CONSIDERED AN INDICATION OF THE ACTUAL VALUE OF THE SHARES. THE FINAL OFFERING PRICE IS SUBJECT TO CHANGE AS A RESULT OF MARKET CONDITIONS AND OTHER FACTORS AND THE COMPANY WILL FILE FURTHER AMENDMENTS IN THE FUTURE TO ADJUST THE OFFERING PRICE AS NECESSARY.

(2) Computed in accordance with Section 6(b) of the Securities Act as in effect on May 29, 2015. Pursuant to Rule 457(a), a registration fee of $4,067.00 previously paid by the Company. The file number of the earlier registration statement for which the filing fee was paid is File No. 333-204005, the name of the registrant was Global Future City Holding Inc., and the initial filing date of the earlier registration statement, on Form S-1, was May 8, 2015.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

GLOBAL FUTURE CITY HOLDING INC.

Prospectus: June 19, 2015

10,000,000 Shares of Common Stock

$[     ] per share

This prospectus relates to the public offering of up to 10,000,000 shares of common stock of Global Future City Holding Inc. (“we,” “our” and “us”) including: 10,000,000 shares offered by us on a best efforts basis (the “Offering”).

In making your investment decision, you should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with any other or different information. If anyone provides you with information that is different from, or inconsistent with, the information in this prospectus, you should not rely on it. We believe the information in this prospectus is materially complete and correct as of the date on the front cover. We cannot, however, guarantee that the information will remain correct after that date. For that reason, you should assume that the information in this prospectus is accurate only as of the date on the front cover and that it may not still be accurate on a later date. This document may only be used where it is legal to sell these securities. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sales of our shares of common stock.

This Offering will commence on the date the registration statement is declared effective by the SEC and will conclude upon the earlier of: (i) the date the Offering is fully-subscribed; (ii) 180 days after effective date of the registration statement; or (iii) upon a date determined by the board of directors. The Company, in its sole discretion, may extend the offering for an additional 90 days. The shares offered by the Company are offered on self-underwritten basis which means our officers, directors and employees will sell the shares in reliance on the broker-dealer registration safe harbor provided under Rule 3a4-1 of the Securities and Exchange Act of 1934, as amended. This prospectus will permit our officers, directors and employees to sell shares directly to the public. No commission or other compensation related to the sale of the shares offered by the Company will be paid to the officers and directors. The Company does, however, reserve the right to engage registered broker-dealers to assist with this Offering.

Neither we, nor any of our officers, directors, agents or representatives, make any representation to you about the legality of an investment in our common stock. You should not interpret the contents of this prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.

This prospectus does not offer to sell, or ask for offers to buy, any shares of our common stock in any state or other jurisdiction in which such offer or solicitation would be unlawful or where the person making the offer is not qualified to do so.

No action is being taken in any jurisdictions outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in those jurisdictions. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions that apply in those jurisdictions to this offering or the distribution of this prospectus

Investing in our common stock involves a high degree of risk. See “Risk Factors” for certain risks you should consider before purchasing any shares in this Offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus is not an offer to sell securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

Page

SUMMARY	1
THE OFFERING	3
RISK FACTORS	4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	14
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	15
DESCRIPTION OF SECURITIES TO BE REGISTERED	15
INTERESTS OF NAMED EXPERTS AND COUNSEL	16
DESCRIPTION OF BUSINESS	16
DESCRIPTION OF PROPERTIES	31
LEGAL PROCEEDINGS	31
MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	32
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	33
DIRECTORS AND EXECUTIVE OFFICERS	38
EXECUTIVE COMPENSATION	40
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	43
CERTAIN RELATIONSHIP AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE	44
WHERE YOU CAN FIND MORE INFORMATION	45
FINANCIAL STATEMENTS	46

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information that is different from that contained in this Prospectus. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate only as of the date on the front cover regardless of the time of delivery of this Prospectus or of any sale of our securities.

SUMMARY

The following summary highlights material information in this prospectus. It may not contain all the information that is important to you. For additional information, you should read this entire prospectus carefully, including “Risk Factors” the financial statements and the notes to the financial statements. Unless otherwise indicated or the context otherwise requires, references in the prospectus to “GLOBAL FUTURE CITY HOLDING,” ”we,” “us,” and “our” or similar terms are to be GLOBAL FUTURE CITY HOLDING, INC.

The Company

GLOBAL FUTURE CITY HOLDING, INC., formerly FITT Highway Products, Inc. (the “Company”), is a Nevada corporation.

Our Company was incorporated in the State of Nevada on October 12, 2000 under the name Cogen Systems, Inc. We changed our name to Snocone Systems, Inc. on December 6, 2001. On April 1, 2005, Snocone Systems, Inc. and its wholly-owned subsidiary, WYD Acquisition Corp., a California corporation (the “Merger Sub”), merged with Who’s Your Daddy, Inc. (“WYD”), an unrelated, privately held California corporation, whereby the Merger Sub merged with and into WYD. After the merger, WYD continued its corporate existence as a direct, wholly-owned subsidiary of Snocone Systems, Inc. under the laws of the State of California. On April 13, 2005, the Company changed its name to Who’s Your Daddy, Inc. and, effective June 1, 2010, the Company changed its name to FITT Highway Products, Inc. Effective October 29, 2013, the Company merged with F.I.T.T. Energy Products, Inc. (“FITT”) whereby FITT merged into the Company, with the Company being the surviving entity. Effective October 29, 2014 the name of our Company was changed to Global Future City Holding Inc. and our trading symbol changed from “FHWY” to “FTCY.”

On April 17, 2015, the Company and Sky Rover Holdings, Ltd., a corporation formed under the laws of the Republic of Seychelles (“Sky Rover”) completed the closing of a Stock Purchase Agreement (the “SPA”) whereby certain unaffiliated parties that contributed cash, E-Gold coins, or other consideration to complete the SPA (collectively, the “Acquiring Shareholders”) acquired approximately 87.3% of the outstanding shares of stock of the Company in exchange for $400,000 in cash and the contribution of 4,000,000 E-Gold crypto-assets (“EGD”) trading at $32.10 per coin as of May 29, 2015. Additionally, Sky Rover provided the initial down payment for purchasing 100% of the membership interest of Powerdyne Regional Center LLC, a designated EB-5 regional center approved by the USCIS, for $250,000, of which $150,000 has been funded to date. In connection with the closing of the SPA, newly-appointed CEO Mr. Lei Pei purchased 6,000,000 newly-issued shares of common stock of the Company for $3,000,000 in cash in a separate transaction that closed on March 30, 2015, which will provide working capital for the Company’s anticipated expansion programs.

Company Information

GLOBAL FUTURE CITY HOLDING, INC. executive offices are located at 301 Brea Canyon Road, Walnut, CA 91789. The Company has an additional satellite office located at 26381 Crown Valley Parkway, Suite 230, Mission Viejo, CA 92691. Our telephone number is: (949) 582-5933.

Summary

Global Future City Holding, Inc. is currently a holding company focused on implementing an EB-5 immigrant investor program for foreign investors who are interested in acquiring lawful permanent residence in the United States, and the marketing and deployment of an EGD loyalty-based retail program. As a result of recent transactions with Sky Rover and the acquisition of a designated EB-5 regional center approved by the USCIS (“EB-5 Subsidiary”), the Company intends to expand its operations into several new areas. The Company plans to focus its initial efforts on acquiring real estate projects that will fit the purchase of the recently acquired EB-5 Subsidiary and the development of its loyalty program using its recently acquired E-Gold crypto-assets (“EGD”). The Company intends to ultimately have six (6) wholly-owned operating subsidiaries once audits are completed. Of the six (6) intended subsidiaries, two (2) have been incorporated as of the date of this filing, two (2) are not yet subsidiaries of the Company but may be pending the satisfactory audit of the entities, and two (2) have not yet been incorporated.

In addition to its EB-5 Subsidiary’s immigrant investor program mentioned above, the Company intends develop an EGD loyalty-based retail program. The Company’s core retail operations will flow through its not yet formed “Merchant Subsidiary” which plans to own (or partially own) and operate grocery stores, restaurants, and other similar ventures throughout Southern California that plans to give away “Rewarded EGD” to eligible customers for no additional consideration after customers purchase goods or services from these merchants in order to incentivize customers to continue an ongoing retail relationship with the merchants. The Merchant Subsidiary intends to also operate an online merchant store that sells goods or services to consumers.

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The Company’s existing energy drink operations will eventually be operated through a newly-formed Energy Drink Subsidiary which will continue to market and sell the Company’s F.I.T.T. energy drinks to domestic and overseas markets, while planning to participate in the Rewarded EGD loyalty programs by giving away Rewarded EGD with purchase of its products.

The Company has also recently formed Global Modern Enterprise Limited (“EGD Subsidiary”), a Hong Kong entity, which was transferred 4,000,000 EGD acquired in the Sky Rover SPA, and plans to begin selling this EGD only to foreign individuals and entities located outside the United States. Initially, the EGD Subsidiary will operate mainly to provide financial support to the Company’s operations.

The Rewarded EGD will initially be purchased from third party EGD marketplaces using the funds raised through capital raises, or through the sale of the 4,000,000 EGD acquired in the Sky Rover SPA. However, the Company has filed a Request for No-Action Relief (the “No-Action Letter) on February 10, 2015 to the SEC to obtain clarification that the SEC will not recommend enforcement action against the Company and our related subsidiaries regarding the Rewarded EGD program if we conduct ourselves as described in the No-Action Letter. In the event of clarity from the SEC on the status of EGD in the United States, the Company plans to use its EGD Subsidiary to support its EGD loyalty program and reduce its dependence on third party EGD marketplaces. See “Discussion of SEC No-Action Letter and Effect on Proposed Business Operations” for more information on the No-Action Letter.

The Company intends to acquire its final two (2) subsidiaries in connection with the Sky Rover SPA pending completion of audits on each business. As of the date of this filing, these entities have not yet been acquired as audits have not yet been completed. The first of the two intended acquisitions is Future Technology, Inc. (“IP Subsidiary”), a California corporation that intends to market and provide merchants with proprietary software (the “Software”) which will calculate the amount of Rewarded EGD a customer is eligible to receive based on the fluctuating market price of the EGD. The Company’s final intended subsidiary, Global EGD Development, Inc. (“Mobile Subsidiary”), is a California corporation that markets cellular phones to individuals and retailers and the Company plans to provide Rewarded EGD to consumers that purchase these products as well. While the Company does not control these entities they are controlled by certain of our officers and directors as disclosed later in this filing.

Ultimately, the Company intends to drive its EGD loyalty-based retail program through retail sales via its Merchant, Energy Drink and Mobile Subsidiaries with the Software support of its IP Subsidiary and the asset-based financial support of its EGD Subsidiary.

Additional information regarding EGD may be viewed at http://www.egoldcoin.com/index.html.

For a more detailed description see “Description of Business.”

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The Offering

Issuer:	GLOBAL FUTURE CITY HOLDING INC.

Common stock offered by us:	10,000,000 shares.

Common stock outstanding before the offering:	47,567,902 shares.

Common stock to be outstanding after the offering:	57,567,902 shares, assuming all the shares offered hereby are sold.

Use of proceeds:	We expect to receive net proceeds from this Offering of approximately $[ ], assuming an offering price of $[ ] per share, as set forth on the cover page of this prospectus, assuming all the shares offered hereby are sold.

We intend to apply the net proceeds of the Offering toward: (i) working capital and (ii) expanding our business plan. For a complete discussion please see “Use of Proceeds.”

Dividend policy:	We have not declared or paid any dividends on our common stock since our inception, and do not anticipate any such dividends in the foreseeable future.

Market for Common Stock:	Our common stock is presently quoted on the OTC Market Group’s OTCQB tier under the symbol “FTCY.” On May 29, 2015, the closing bid price on the OTCQB tier for our common stock was $2.15.

Risk factors:	Investing in our common stock involves a high degree of risk. See “Risk Factors”, and other information set forth in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and the other information in this registration statement before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The risks set out below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. If any of the following events occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the value and trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR COMPANY, BUSINESS AND INDUSTRY

Risks Related to our EB-5 Program

The failure of the EB-5 investor to obtain a Visa following the Regional Center investment may cause problems to the Company’s business and reputation and open the Company up to litigation.

After investing with the Company’s EB-5 Regional Center, there is the risk that a specific project does not qualify an investor for the EB-5 Visa. The I-829 application may be denied. There are several possible reasons for the denial of the application:

•	The investor’s capital was not fully invested thereby failing to meet the investor’s minimum capital requirements of the EB-5;
•	Material changes were made in the course of the investment which were inconsistent with the job plan submitted with the application;
•	Jobs were not created as outlined in the economic impact analysis or within the period of time outlined in the business plan submitted with the application;
•	Insufficient job creation;
•	Jobs were created outside of a “Targeted Employment Area” as defined in the economic impact analysis; or
•	Other factors related to the history, background or personal situation of the specific investor unrelated to the Company’s implementation of the EB-5 program.

Each of the above factors, if not carefully monitored by the Company, could result in the denial of an investor’s EB-5 visa application. The denial exposes the Company to litigation risks and could have a long-term impact on the viability, reputation and ultimate success of the Company’s business.

Certain investment projects operated by the Company’s Regional Center could be unsuccessful, go into bankruptcy or fail to become fully operational resulting in a loss of the Investor’s principal which may cause problems to the Company’s business and reputation and open the Company up to litigation.

Even if an investor successfully obtains an EB-5 Visa in this process, there is still investment risk associated with the EB-5 Program. Each investor contributes a significant amount of capital that is deployed by the Company into various real estate and business investments. The inherent risk of an investment of this nature may result in investor’s capital not being returned, either in part or in full. There are several possible reasons for a failure to return investor capital:

•	The Regional Center project files for bankruptcy;
•	The project does not become fully operational thereby failing to generate sufficient return on capital to return principal to investors;
•	The project’s ultimate assets has a much lower market value than principal invested;
•	Insufficient revenue and inability to refinance may result in low capital reserves necessary to repay investors;
•	Competing projects with more experience and capital resources affect the viability of Regional Center’s project (which is limited to a specific geographic region and thereby unable to relocate away from said competition); or
•	Market trends result in lower market demand for project.

Each of the above factors, if not carefully monitored by the Company, could result in the failure of the Regional Center’s projects. The failure of the investment, as with any business enterprise, exposes the Company to litigation risks and could have a long-term impact on the viability, reputation and ultimate success of the Company’s business.

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We are exposed to the risks resulting from real estate ownership, which could increase our costs, reduce our profitability and limit our ability to respond to market conditions.

Much of the EB-5 program’s principal assets will consist of real property. Our real estate ownership subjects us to additional risks not applicable to our EGD-related businesses, including:

•	the illiquid nature of real estate coupled with the need for any real estate investment to qualify for EB-5 treatment, which limits our ability to promptly sell one or more of the real estate properties in our portfolio in response to changing financial conditions;

•	adverse changes in economic and market conditions;

•	real estate, insurance, zoning, tax, environmental and eminent domain laws, including the condemnation of our properties;

•	fluctuations in real estate values or potential impairments in the value of our assets;

•	the ongoing need for capital improvements and expenditures to maintain, renovate or upgrade our properties;

•	risks associated with mortgage debt, including the possibility of default, fluctuating interest rate levels and the availability of replacement financing;

•	risks associated with the possibility that expense increases will outpace revenue increases and that in the event of an economic downturn, the high proportion of fixed expenses among our costs will make it difficult to reduce our expenses to the extent required to offset declining revenues;

•	changes in laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance; and

•	events beyond our control, such as war, terrorist attacks and force majeure events, including earthquakes, tornados, hurricanes, fires or floods.

Economic and other conditions may materially adversely affect the valuation of our real estate properties resulting in impairment that could have a material adverse effect on our business, results of operations and earnings.

Our EB-5 program will likely hold goodwill, intangible assets and a significant amount of long-lived assets. We evaluate our tangible and intangible assets annually for impairment, or more frequently based on various triggers, including when a property has current or projected operating losses or when other material trends, contingencies or changes in circumstances indicate that a triggering event has occurred, such that an asset’s value may not be recoverable. During times of economic distress, declining demand and declining earnings often result in declining asset values. As a result, we have incurred and we may in the future incur impairment charges, which in the future could be material and adversely affect our results of operations and earnings. The resulting decline in our EB-5 business may then have a substantial negative impact on the operating results of the Company as a whole which would likely result in a decrease of the Company’s stock price.

Risks Related to EGD, Loyalty Programs and Related Business Divisions

The loss or destruction of an EGD private key required to access EGD may be irreversible. The Company’s loss of access to its private keys or its experience of a data loss relating to the Company’s EGD could adversely affect an investment in EGD.

EGD is controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which the EGD are held. The Company publishes the public key relating to digital wallets in use by the Company when it verifies the receipt of EGD transfers and disseminates such information into the EGD Market, but is required to safeguard the private keys relating to such digital wallets using the its security system. To the extent such private keys are lost, destroyed or otherwise compromised, the Company will be unable to access the related EGD and such private keys will not be capable of being restored by the EGD Market. Any loss of private keys relating to digital wallets used to store the Company’s EGD could adversely affect an investment in the EGD.

5

The further development and acceptance of the EGD Market and other Crypto-Asset systems, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the EGD Market may adversely affect an investment in the EGD and the Company’s related businesses.

Crypto-Assets such as EGD, which may be used, among other things, to buy and sell goods and services, are a new and rapidly evolving industry of which the EGD Market is a small part. The growth of the Crypto-Assets industry in general and the EGD Market in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the Crypto-Assets industry, as well as the EGD Market, include:

•	Continued worldwide growth in the adoption and use of EGD and other Crypto-Assets;

•	Government and quasi-government regulation of EGD and other Crypto-Assets and their use , or restrictions on or regulation of access to and operation of the EGD Market or similar Crypto-Asset systems;

•	Changes in consumer demographics and public tastes and preferences;

•	The availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and

•	General economic conditions and the regulatory environment relating to Crypto-Assets.

The Company cannot be certain as to the impact of the expansion of its EGD holdings on the Crypto-Assets industry and the EGD Market. A decline in the popularity or acceptance of the EGD Market would harm the price of the EGD.

Currently, there is relatively small use of EGD in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect an investment in the EGD and the development of the Merchant Subsidiary.

As relatively new products and technologies, EGD and the EGD Market have not been widely adopted as a means of payment for goods and services by major retail and commercial outlets. Conversely, a significant portion of EGD demand is generated by speculators and investors seeking to profit from the short—or long-term holding of EGD. The relative lack of acceptance of EGD in the retail and commercial marketplace limits the ability of end-users to pay for goods and services with EGD. The Company’s Merchant Subsidiary hopes to capitalize on some of this lack of acceptance. However, a lack of significant expansion by EGD into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in the EGD Price, either of which could adversely impact an investment in the EGD.

If a malicious actor or botnet obtains control in excess of 50 percent of the processing power active on the EGD Market, such actor or botnet could manipulate the source code of the EGD Market in a manner that adversely affects an investment in the EGD or the ability of the Company to operate.

To the extent that a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power on the EGD Market, it could alter the source code on which the EGD Market and all EGD transactions rely. To the extent that such malicious actor or botnet does not yield its majority control of the processing power on the EGD Market, reversing any changes made to the source code may not be possible. Such changes could adversely affect an investment in the EGD or the ability of the Company to operate its Rewarded EGD program.

Intellectual property rights claims may adversely affect the operation of the EGD Market.

Third parties may assert intellectual property claims relating to the operation of Crypto-Assets and their source code relating to the holding and transfer of such assets. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in the EGD Market’s long-term viability or the ability of end-users to hold and transfer EGD may adversely affect an investment in the EGD. Additionally, a meritorious intellectual property claim could prevent the Company and other end-users from accessing the EGD Market or holding or transferring their EGD. As a result, an intellectual property claim against the Company could adversely affect an investment in the EGD.

6

The value of the EGD relates directly to the value of the EGD held by the Company and fluctuations in the price of EGD could adversely affect an investment in the EGD.

The EGD are designed to mirror as closely as possible the performance of the EGD Price, and the value of the EGD relates directly to the value of the EGD held by the Company, less the Company’s liabilities (including estimated accrued but unpaid fees and expenses). The price of EGD has fluctuated widely over the past three years. Several factors may affect the EGD Price, including, but not limited to:

•	Global EGD supply;

•	Global EGD demand, which is influenced by the growth of retail merchants’ and commercial businesses’ acceptance of EGD as payment for goods and services, the security of online EGD Exchanges and digital wallets that hold EGD, the perception that the use and holding of EGD is safe and secure, and the lack of regulatory restrictions on their use;

•	Investors’ expectations with respect to the rate of inflation;

•	Interest rates;

•	Currency exchange rates, including the rates at which EGD may be exchanged for fiat currencies;

•	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in EGD;

•	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

•	Regulatory measures, if any, that restrict the use of EGD as a form of payment;

•	Global or regional political, economic or financial events and situations; and

•	Expectations among EGD economy participants that the value of EGD will soon change.

In addition, investors should be aware that there is no assurance that EGD will maintain their long-term value in terms of purchasing power in the future or that the acceptance of EGD payments by mainstream retail merchants and commercial businesses will continue to grow. In the event that the price of EGD declines, the Company expects the value of an investment in the EGD to decline proportionately and the effectiveness of the Company’s Rewarded EGD program to decline.

The EGD Exchanges on which EGD trade are relatively new and largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for other products. To the extent that the EGD Exchanges representing a substantial portion of the volume in EGD trading are involved in fraud or experience security failures or other operational issues, such EGD Exchanges’ failures may result in a reduction in the EGD Price and can adversely affect an investment in the EGD.

The EGD Exchanges on which the EGD trade are new and largely unregulated. The EGD Price on which the price of the EGD is based utilizes data from EGD Exchanges.

Over the past three years, many EGD Exchanges have been closed due to fraud, failure or security breaches. In many of these instances, the customers of such EGD Exchanges were not compensated or made whole for the partial or complete losses of their account balances in such EGD Exchanges. While smaller EGD Exchanges are less likely to have the infrastructure and capitalization that make larger EGD Exchanges more stable, larger EGD Exchanges are more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems).

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A lack of stability in the EGD Market and the closure or temporary shutdown of EGD Exchanges due to fraud, business failure, or hackers or malware may reduce confidence in the EGD Market and result in greater volatility in the EGD Price. These potential consequences of an EGD Exchange’s failure could adversely affect the value of our EGD assets and reduce the incentive for consumers to purchase goods with Rewarded EGD included.

Alternative crypto-asset exchanges may gain more credibility and acceptance than the EGD Market resulting in a devaluation of our EGD portfolio and the decreased effectiveness of our EGD loyalty-based retail program.

There are numerous different types of crypto-assets and related exchanges and platforms. Any one of these different crypto-assets or exchanges may gain more use than the EGD Market thereby increasing the liquidity and value of the more accepted crypto-asset which, in turn, decreases the use, value and acceptance of EGD as a crypto-asset which will decrease the asset value of our EGD holdings and the effectiveness of our EGD loyalty program to act as an incentive to drive our retail revenues. As a result, our business plan may fail to be deployed as planned.

Political or economic crises may motivate large-scale sales of EGD, which could result in a reduction in the EGD Price and adversely affect an investment in the EGD.

As an alternative to fiat currencies that are backed by central governments, Crypto-Assets such as EGD, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of EGD either globally or locally. Large-scale sales of EGD would result in a reduction in the EGD Price and adversely affect an investment in the EGD and the value of Rewarded EGD offered in the Company’s loyalty programs.

The Company’s inability to maintain adequate reserves of cash and/or EGD may have a significant impact on its ability to operate its EGD loyalty-based retail program.

The Company’s EGD loyalty program requires it to provide Rewarded EGD to consumers of its Merchant Subsidiary and related businesses. The Company currently has 4,000,000 EGD held in its EGD Subsidiary, but, pending clarity on the status of EGD and other crypto-assets in the United States and a determination on the Company’s No-Action Letter filed with the SEC, the Company will, at least initially, purchase its Rewarded EGD on third party marketplaces with cash. The Company intends to support its cash reserves with the sale of its EGD to foreign entities and individuals. If the Company’s cash reserves are insufficient to support its Rewarded EGD program, it will be unable to adequately reward its consumers or continue operating its EGD loyalty program. Each merchant and/or business that deploys EGD will also need sufficient cash or EGD reserves to adequately operate the EGD loyalty program. A failure at any level to adequately reserve the proper cash or EGD and/or a negative determination by the SEC in response to our No-Action Letter may have a significant impact on our ability to operate our EGD loyalty program and related businesses.

The Company has a pending Request for No-Action Relief filed with the SEC to obtain clarification on the Company’s proposed business model related to EGD (the “Proposed Business Model”). If the SEC rejects our request, it will have considerable impact on our business plan and may force us to re-assess our business strategies and/or be unable to successfully deploy our Proposed Business Model.

The SEC has not deemed whether a form of digital currency or crypto-asset itself is a security, Due to this uncertainty, the Company has submitted a No-Action Letter on February 10, 2015 to the SEC to obtain clarification that the SEC will not recommend enforcement action against the Company and our related subsidiaries regarding the Rewarded EGD program if we conduct ourselves as described in the No-Action Letter. The rejection of the no-action relief will have an impact on the Company’s Proposed Business Model and how the Company deploys its Rewarded EGD loyalty program.

Generally, the SEC will 1) grant the requested relief, 2) deny the requested relief or 3) decline to entertain the request for relief. Depending on the SEC’s response, the Company may deploy its Rewarded EGD loyalty program and related Proposed Business Model in different ways each of which is discussed below.

Option 1 – SEC Grants Requested Relief

In the event the SEC grants our No-Action Letter, the Company plans to deploy its proposed business model as outlined in this Registration Statement in accordance with all applicable laws. The Company will proceed with its Rewarded EGD loyalty program by giving away EGD to consumers and merchants in various forms and fashions in the United States as set forth in the “Description of Business” section above. The Company will have clarity that its business will not be considered a violation of federal securities laws and that, as proposed, the deployment of EGD will not be deemed a security or subject to an SEC enforcement action.

Option 2 – SEC Declines Requested Relief

In the event that the SEC does entertain the Company’s request for relief and then makes an affirmative denial of our request for relief, the Company will have to reassess how it plans to deploy its proposed business plan as its deployment within the United States would run afoul of federal securities laws. In that situation, the Company would likely consider deploying versions of its Proposed Business Model in foreign jurisdictions where such actions have not been determined to be illegal under the law of that jurisdiction. The Company may also decide to proceed with some segments of its Proposed Business Model that either didn’t involve EGD or could be deployed without use of the Rewarded EGD incentives. In the event certain segments of the No-Action Letter were not denied and/or the SEC provides any interpretive guidance on compliant business structures, the Company would reassess its Proposed Business Model at that time and may then deploy it in accordance with such guidance.

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Option 3 – SEC Declines to Entertain Our Request for Relief

The SEC may ultimately decline to provide a substantive response to the Company on its No-Action Letter. The Company filed the No-Action Letter with the knowledge that it may ultimately fail to get clarity from the SEC on the issue of virtual-currency as a security and its relation to our Proposed Business Model. In the event that the SEC provides no guidance on this issue, the Company is left to navigate its business in the current regulatory environment. As discussed in the preceding section, neither the SEC nor any branch of the judiciary has determined that a form of digital currency or crypto-asset itself is a security. That determination will remain unchanged if the SEC declines to entertain our No-Action Letter. Accordingly, there will be uncertainty in the regulatory environment and the Risk Factors set forth herein will remain unresolved. The Company will have to assess whether the risks inherent in this uncertain regulatory environment will be worth the benefits of deploying our Rewarded EGD program. The Company will ultimately have to decide between either deploying its Proposed Business Model in compliance with all applicable laws or elect to deploy its business overseas to avoid the risks inherent in operating in the United States.

See “Discussion of SEC No-Action Letter and Effect on Proposed Business Operations” for more information on the No-Action Letter and its impact on our proposed business operations.

The SEC has not deemed whether a form of digital currency or crypto-asset itself is a security, Due to this uncertainty, the Company has submitted a No Action Letter on February 10, 2015 to the SEC to obtain clarification that the SEC will not recommend enforcement action against the Company and our related subsidiaries regarding the Rewarded EGD program if we conduct ourselves as described in the No-Action Letter.

We will be dependent on clients that want to use the Internet and Mobile Applications.

Our ability to maintain consistent business depends in part upon our ability to acquire new clients. Our inability to gain new clients during periods of high unemployment could increase our costs and could cause a slowdown in business with the sales of our products or cause us to temporarily close our business. If we temporarily close our business, we may experience a significant reduction in revenue during the time affected by the closure.

We have to keep up with rapid technological change to continue offering competitive services.

Our future success will depend on our ability to continue delivering our clients quick, hassle-free access to EGD through the various methods of selling and/or granting royalty EGD coins. Many different types of crypto-assets on the market today and we will need to adapt to rapidly changing technologies and evolving industry standards relating to the flow of crypto-assets and to improve the performance, efficiency and effectiveness of our services. Our failure to adapt to such changes would likely lead to a loss of clients or a substantial reduction in the revenues we would be able to generate versus competitors who have more rapidly adopted improved technology. Any loss of client base or reduction in revenues would adversely impact our business. In addition, the widespread adoption of new Internet technologies or other technological changes could require substantial expenditures by us to modify or adapt our services or infrastructure. If we are unable to pass all or part of these costs on to our clients, our margins and, therefore, profitability will be reduced.

New technologies could block or filter our EGD technology, which could reduce the effectiveness of our mobile technology and EGD business and lead to a loss of customers.

Technologies may be developed that can block our EGD technology. We expect to derive substantial revenues from our ability to sell EGD and/or offer royalty EGD over the internet. As the EGD market grows, certain technologies may be developed to block the flow of EGD over the internet. As a result, blocking technology could, in the future, substantially decrease the number of clients we can reach with our services resulting in a decrease in our revenues.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as Federal and state regulations and laws specifically governing the Internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet, e-commerce or other online services, and increase the cost of providing online services. These regulations and laws may cover sweepstakes, taxation, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, broadband residential Internet access and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales, use and other taxes, libel and personal privacy apply to the Internet and e-commerce. Unfavorable resolution of these issues may harm our business and results of operations.

We could be harmed by data loss or other security breaches.

As a result of our services being web-based and the fact that we process, store and transmit large amounts of data, including personal information, for our customers, failure to prevent or mitigate data loss or other security breaches, including breaches of our vendors’ technology and systems, could expose us or our customers to a risk of loss or misuse of such information, adversely affect our operating results, result in litigation or potential liability for us and otherwise harm our business. We use third party technology and systems for a variety of reasons, including, without limitation, encryption and authentication technology, employee email, content delivery to customers, back-office support and other functions. Some subsidiaries had past security breaches, and, although they did not have a material adverse effect on our operating results, there can be no assurance of a similar result in the future. Although we have developed systems and processes that are designed to protect customer information and prevent data loss and other security breaches, including systems and processes designed to reduce the impact of a security breach at a third party vendor, such measures cannot provide absolute security.

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We face risks related to system interruption and lack of redundancy.

We may experience occasional system interruptions and delays that make our websites and services unavailable or slow to respond and prevent us from efficiently fulfilling orders or providing services to third parties, which may reduce our net sales and the attractiveness of our products and services. If we are unable to continually add software and hardware, effectively upgrade our systems and network infrastructure and take other steps to improve the efficiency of our systems, it could cause system interruptions or delays and adversely affect our operating results.

Our computer and communications systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, earthquakes, acts of war or terrorism, acts of God, computer viruses, physical or electronic break-ins, and similar events or disruptions. Any of these events could cause system interruption, delays, and loss of critical data, and could prevent us from accepting and fulfilling customer orders and providing services, which could make our product and service offerings less attractive and subject us to liability. Our systems are not fully redundant and our disaster recovery planning may not be sufficient. In addition, we may have inadequate insurance coverage to compensate for any related losses. Any of these events could damage our reputation and be expensive to remedy.

We face inventory risk.

We are exposed to inventory risks that may adversely affect our operating results as a result of seasonality, new product launches, rapid changes in product cycles and pricing, defective merchandise, changes in consumer demand and consumer spending patterns, changes in consumer tastes with respect to our products and other factors. We endeavor to accurately predict these trends and avoid overstocking or understocking products we manufacture and/or sell. Demand for products, however, can change significantly between the time inventory or components are ordered and the date of sale. In addition, when we begin selling or manufacturing a new product, it may be difficult to establish vendor relationships, determine appropriate product or component selection, and accurately forecast demand. The acquisition of certain types of inventory or components may require significant lead-time and prepayment and they may not be returnable. We carry a broad selection and sizeable inventory levels of certain products, such as consumer electronics, and we may be unable to sell products in sufficient quantities or during the relevant selling seasons. Any one of the inventory risk factors set forth above may adversely affect our operating results.

Our supplier relationships subject us to a number of risks.

We have significant suppliers, including licensors, and in some cases, limited or single-sources of supply, that are important to our sourcing, services, manufacturing, and any related ongoing servicing of merchandise and content. We do not have long-term arrangements with most of our suppliers to guarantee availability of merchandise, content, components or services, particular payment terms, or the extension of credit limits. If our current suppliers were to stop selling or licensing merchandise, content, components or services to us on acceptable terms, or delay delivery, including as a result of one or more supplier bankruptcies due to poor economic conditions, as a result of natural disasters or for other reasons, we may be unable to procure alternatives from other suppliers in a timely and efficient manner and on acceptable terms, or at all.

We may be subject to product liability claims if people or property are harmed by the products we sell.

Some of the products we sell or manufacture may expose us to product liability claims relating to personal injury, death, or environmental or property damage, and may require product recalls or other actions. Certain third parties also sell products using our e-commerce platform that may increase our exposure to product liability claims, such as if these sellers do not have sufficient protection from such claims. Although we maintain liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. In addition, some of our agreements with our vendors and sellers do not indemnify us from product liability.

We are subject to payments-related risks.

We accept payments using a variety of methods, including credit card, debit card, credit accounts (including promotional financing), gift certificates, direct debit from a customer’s bank account, consumer invoicing, physical bank check and payment upon delivery. As we offer new payment options to our customers, we may be subject to additional regulations, compliance requirements, and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We rely on third parties to provide payment processing services, including the processing of credit cards, debit cards, electronic checks, and promotional financing, and it could disrupt our business if these companies become unwilling or unable to provide these services to us. We are also subject to payment card association operating rules, including data security rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, or if our data security systems are breached or compromised, we may be liable for card issuing banks’ costs, subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from our customers, process electronic funds transfers, or facilitate other types of online payments, and our business and operating results could be adversely affected. We also offer co-branded credit card programs that represent a significant component of our services revenue. If one or more of these agreements are terminated and we are unable to replace them on similar terms, or at all, it could adversely affect our operating results.

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General Risks Related to our Company

Our management and certain of our affiliates may have certain conflicts of interest in connection with the management of our business affairs, including, but not limited to, the following:

•	Our management and its affiliates must allocate their time between advising us and managing other investment activities and business activities in which they may be involved.

•	The compensation paid to management will be approved by our board of directors consistent with the exercise of the requisite standard of care applicable to directors under California law. Such compensation is payable, in most cases, whether or not our stockholders receive distributions and may be based in part on the value of assets acquired and sold with leverage.

•	Regardless of the quality of the assets acquired, the services provided to the Company, or whether we pay distributions to our stockholders, our managers may receive certain compensation or bonuses based on the management, acquisition and disposition of our portfolio companies.

Unfavorable economic conditions or other factors may affect our ability to raise capital or the performance of our subsidiaries.

Unfavorable economic conditions or other factors could increase our funding costs, limit our access to the capital markets, or result in a decline in the financial performance of our subsidiaries. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings, if any.

There is a risk that investors in our common stock may not receive distributions or that our distributions may not grow over time.

We intend to make distributions to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and capital appreciation targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or user targets. We compete with both start-up and established companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the market.

If we have material weaknesses in the financial reporting of our company, it may cause us to restate our financial statements in the event such weaknesses are determined to not be acceptable to financial reporting requirements.

While our review of material weaknesses is ongoing, if we discover any weaknesses that could cause us to have to restate our financial statements, this could cause us to expend additional funds that would have a material impact on our ability to generate profits and on the profits of our business.

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The failure to enforce and maintain our intellectual property rights could enable others to use names confusingly similar to our branded products and services and other names and marks used by our business, which could adversely affect the value of the brand.

The success of our business depends on our continued ability to use our existing trade name in order to increase our brand awareness. In that regard, we believe that our trade name is valuable asset that is critical to our success. The unauthorized use or other misappropriation of our trade name could diminish the value of our business concept and may cause a decline in our revenue.

Any new indebtedness may adversely affect our financial condition, results of operations, limit our operational and financing flexibility and negatively impact our business.

Any revolving credit facility, and other debt instruments we may enter into in the future, may have negative consequences to our business, including but not limited to the following:

•	Our ability to obtain financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

•	We may use a substantial portion of our cash flows from operations to pay interest on any new indebtedness, which will reduce the funds available to us for operations and other purposes;

•	Our level of indebtedness could place us at a competitive disadvantage compared to our competitors that may have proportionately less debt;

•	Our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited; and

•	Our level of indebtedness may make us more vulnerable to economic downturns and adverse developments in our business.

We expect that we will depend primarily upon invested capital to provide funds to pay our expenses and to pay any amounts that may become due under any new credit facility and any other indebtedness we may incur. Our ability to make these payments depends on our future performance, which will be affected by various financial, business, economic and other factors, many of which we cannot control.

We depend on the services of key executives, the loss of who could materially harm our business and our strategic direction if we were unable to replace them with executives of equal experience and capabilities.

Our senior executives are important to our success because they are instrumental in setting our strategic direction, operating our business, identifying, expansion opportunities and arranging any necessary financing. Losing the services of key executives could adversely affect our business until suitable replacements could be found. We do not maintain key person life insurance policies on any of our executives.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $60,000 annually to maintain the proper management and financial controls for our filings. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

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Risks Related to the Offering and Our Common Stock

Our future results may vary significantly which may adversely affect the price of our common stock.

It is possible that our quarterly revenues and operating results may vary significantly in the future and that period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

We do not anticipate paying cash dividends for the foreseeable future, and therefore investors should not buy our stock if they wish to receive cash dividends.

We have not paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We will not have an underwriter for our offering and so we cannot guarantee how much, if any, of the offering will be sold.

The shares of common stock offered hereunder are being offered by us and certain existing selling shareholders. We have not retained an underwriter to assist in offering the shares of common stock. Our shareholders have limited experience in the offer and sale of securities, and as a result, they may be unable to sell any of the common stock.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and experience further dilution.

We are authorized to issue up to 150,000,000 shares of common stock, of which 47,567,902 shares of common stock are outstanding as of the date of this prospectus. Our board of directors has the authority to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of the shareholders. Consequently, shareholder positions may be diluted.

Our shares are currently quoted on the OTCQB, but our securities will not be eligible for quotation if we are not current in our filings with the Securities and Exchange Commission.

As an OTCQB company, we are required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation over-the-counter. In the event that we become delinquent in our required filings with the Securities and Exchange Commission (“SEC”), quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

We are classified as a “Smaller Reporting Company,” and we cannot be certain if the reduced disclosure requirements applicable to such classifications will make our common stock less attractive to investors.

We are currently a “Smaller Reporting Company” (“SRC”). SRCs are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. Any statements contained in this prospectus that are not statements of historical fact may be forward-looking statements. When we use the words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. These factors include, among others:

•	current or future financial performance;

•	management’s plans and objectives for future operations;

•	uncertainties associated with product research and development;

•	uncertainties associated with dependence upon the actions of government regulatory agencies;

•	product plans and performance;

•	management’s assessment of market factors; and

•	statements regarding our strategy and plans.

All forward-looking statements in this document are based on information currently available to us as of the date of this prospectus, and we assume no obligation to update any forward-looking statements.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

Proceeds

Because the offering is a “best efforts” offering, we are presenting this information assuming that we sell 10%, 50% and 100% of the 10,000,000 shares offered by the Company. Any proceeds received by us pursuant to the Offering may be used for general corporate purposes and working capital, acquisitions or assets, business or operations or for other purposes the Board of Directors, in good faith, deems to be in the best interest of the Company.

Percent of Shares Offered by Company Purchased	10%	50%	100%
Gross Proceeds from Company offering	$[ ]	$[ ]	$[ ]
Estimated Expenses of Offering(1)	$[ ]	$[ ]	$[ ]
Net proceeds from the Offering	$[ ]	$[ ]	$[ ]

(1)	Includes expenses associated with the Offering, including but not limited to, accounting costs and fees associated with the Offering, including but not limited to, EDGAR filing fees, blue sky filing fees, and transfer agent processing and printing fees.

Estimated Use of Proceeds

We intend to use substantially all of the proceeds from this Offering, net of expenses, to finance the growth of our various subsidiaries and to finalize the acquisitions of certain subsidiaries as well as providing working capital for the Company. There can be no assurance that we will be able to sell all of the shares offered by the Company. If we sell only a portion of the shares offered hereby, we may be unable to achieve our business objectives. We will continue to use Offering proceeds in accordance with our business strategy. See the section entitled “Our Business.” In addition, we anticipate it will take us between twelve and twenty- four months after concluding the Offering to use substantially all of the net proceeds of the offering in accordance with our business strategy, depending on the availability of appropriate business opportunities consistent with our business objectives and market conditions. We cannot assure you we will achieve our targeted timeline. We have not quantified plans for use of the offering proceeds for each of the foregoing purposes.

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Expenses

Presently we are financing corporate operations from existing working capital. We will be responsible for all costs associated with its operations, including auditing and brokerage fees, travel expenses and salaries.

Management will have broad discretion over the uses of the net proceeds from this offering. Pending these uses, we intend to use the proceeds to finance the growth of our various subsidiaries, EB-5 program, Rewarded EGD Program, development of the Software and related working capital needs.

DETERMINATION OF OFFERING PRICE

The Offering price of the securities offered by this prospectus will be determined by our board of directors. Among the factors considered in determining the public offering price of the shares will be: (i) our history and our prospects; (ii) the industry in which we operate; (iii) our past and present operating results; (iv) recent prices at which we have attracted capital and (v) the general condition of the securities markets at the time of this offering.

The Offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the shares can be resold at or above the public offering price.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following summary includes a description of material provisions of our capital stock, however the description does not purport to be complete and is subject to, and is qualified by, our Articles of Incorporation and Bylaws, which are filed as exhibits to this Registration Statement of which this Prospectus is a part.

Authorized and Outstanding Securities

We have the authority to issue up to 150,000,000 shares of Common Stock, $0.001 par value. As of May 29, 2015, there were 47,567,902 shares of  Common Stock issued and outstanding. We also have the authority to issue up to 20,000,000 shares of preferred stock, $0.001 par value. As of May 14, 2015, 0 shares of preferred stock are issued and outstanding.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board in its discretion from funds legally available therefore, subject to preferences that may be applicable to preferred stock, if any, then outstanding. At present, we have no plans to issue dividends. See “Dividend Policy” for additional information. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. There is a limited public market for our Common Stock.

Warrants and Stock Options

During the year ended December 31, 2014 and the three months ended March 31, 2015, there were no warrants or stock options outstanding and there was no expense related to warrants or stock options.

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Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board. We intend to retain earnings, if any, for use in its business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Horwitz + Armstrong, LLP, Lake Forest, California, will provide opinions regarding the validity of the shares of our Common Stock. Horwitz + Armstrong, LLP may also provide opinions regarding certain other matters.

EXPERTS

The consolidated financial statements of Global Future City Holding Inc. and subsidiaries as of December 31, 2014 and 2013, and for the years then ended included in this prospectus and the registration statement have been audited by dbbmckennon, independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report and given upon the authority of said firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Horwitz + Armstrong, LLP, counsel to the Company, is a holder of 274,761 shares of Common Stock of the Company as of the date of this filing. Except with respect to Horwitz + Armstrong, LLP, no expert named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its subsidiaries.

DESCRIPTION OF BUSINESS

Global Future City Holding, Inc., formerly FITT Highway Products, Inc. (the “Company”), is currently a holding company focused on implementing an EB-5 immigrant investor program for foreign investors who are interested in acquiring lawful permanent residence in the United States, and the marketing and deployment of an EGD loyalty-based retail program. As a result of recent transactions with Sky Rover and the acquisition of a designated EB-5 regional center approved by the USCIS (“EB-5 Subsidiary”), the Company intends to expand its operations into several new areas. The Company plans to focus its initial efforts on acquiring real estate projects that will fit the purchase of the recently acquired EB-5 Subsidiary and the development of its loyalty program using its recently acquired E-Gold crypto-assets (“EGD”). The Company intends to ultimately have six (6) wholly-owned operating subsidiaries once audits are completed. Of the six (6) intended subsidiaries, two (2) have been incorporated as of the date of this filing, two (2) are not yet subsidiaries of the Company but may be pending the satisfactory audit of the entities, and two (2) have not yet been incorporated.

In addition to its EB-5 Subsidiary’s immigrant investor program mentioned above, the Company intends develop an EGD loyalty-based retail program. The Company’s core retail operations will flow through its not yet formed “Merchant Subsidiary” which plans to own (or partially own) and operate grocery stores, restaurants, and other similar ventures throughout Southern California that plans to give away “Rewarded EGD” to eligible customers for no additional consideration after customers purchase goods or services from these merchants in order to incentivize customers to continue an ongoing retail relationship with the merchants. The Merchant Subsidiary intends to also operate an online merchant store that sells goods or services to consumers. The Company’s existing energy drink operations will eventually be operated through a newly-formed Energy Drink Subsidiary which will continue to market and sell the Company’s F.I.T.T. energy drinks to domestic and overseas markets, while planning to participate in the Rewarded EGD loyalty programs by giving away Rewarded EGD with purchase of its products.

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The Company has also recently formed Global Modern Enterprise Limited (“EGD Subsidiary”), a Hong Kong entity, which was transferred 4,000,000 EGD acquired in the Sky Rover SPA, and plans to begin selling this EGD only to foreign individuals and entities located outside the United States. Initially, the EGD Subsidiary will operate mainly to provide financial support to the Company’s operations.

The Rewarded EGD will initially be purchased from third party EGD marketplaces using the funds raised through capital raises, or through the sale of the 4,000,000 EGD acquired in the Sky Rover SPA. However, the Company has filed a Request for No-Action Relief (the “No-Action Letter) on February 10, 2015 to the SEC to obtain clarification that the SEC will not recommend enforcement action against the Company and our related subsidiaries regarding the Rewarded EGD program if we conduct ourselves as described in the No-Action Letter. In the event of clarity from the SEC on the status of EGD in the United States, the Company plans to use its EGD Subsidiary to support its EGD loyalty program and reduce its dependence on third party EGD marketplaces. See “Discussion of SEC No-Action Letter and Effect on Proposed Business Operations” for more information on the No-Action Letter.

The Company intends to acquire its final two (2) subsidiaries in connection with the Sky Rover SPA pending completion of audits on each business. As of the date of this filing, these entities have not yet been acquired as audits have not yet been completed. The first of the two intended acquisitions is Future Technology, Inc. (“IP Subsidiary”), a California corporation that intends to market and provide merchants with proprietary software (the “Software”) which will calculate the amount of Rewarded EGD a customer is eligible to receive based on the fluctuating market price of the EGD. The Company’s final intended subsidiary, Global EGD Development, Inc. (“Mobile Subsidiary”), is a California corporation that markets cellular phones to individuals and retailers and the Company plans to provide Rewarded EGD to consumers that purchase these products as well. While the Company does not control these entities they are controlled by certain of our officers and directors as disclosed later in this filing.

Ultimately, the Company intends to drive its EGD loyalty-based retail program through retail sales via its Merchant, Energy Drink and Mobile Subsidiaries with the Software support of its IP Subsidiary and the asset-based financial support of its EGD Subsidiary (collectively, the "Proposed Business Model").

Additional information regarding EGD may be viewed at http://www.egoldcoin.com/index.html.

Corporate History

Our Company was incorporated in the State of Nevada on October 12, 2000 under the name Cogen Systems, Inc. We changed our name to Snocone Systems, Inc. on December 6, 2001.  On April 1, 2005, Snocone Systems, Inc. and its wholly-owned subsidiary, WYD Acquisition Corp., a California corporation (the “Merger Sub”), completed and closed an Agreement and Plan of Merger with Who’s Your Daddy, Inc. (“WYD”), an unrelated, privately held California corporation, whereby the Merger Sub merged with and into WYD.  After the merger, the separate existence of the Merger Sub ceased and, as such, WYD continued its corporate existence as a direct, wholly-owned subsidiary of Snocone Systems, Inc. under the laws of the State of California.

On April 13, 2005, the shareholders of Snocone Systems, Inc. voted to change its name to Who’s Your Daddy, Inc. and effective June 1, 2010, the shareholders of Who’s Your Daddy, Inc. voted to change the name to FITT Highway Products, Inc. As discussed more fully under “Merger with FITT” below, effective October 29, 2013, the Company merged with F.I.T.T. Energy Products, Inc. (“FITT”) whereby FITT merged into the Company, with the Company being the surviving entity. As stated under “Name Change” below, effective October 29, 2014 the name of our Company was changed to Global Future City Holding Inc. and our trading symbol changed from FHWY to FTCY. On April 17, 2015, the Company and Sky Rover Holdings, Ltd., a corporation formed under the laws of the Republic of Seychelles (“Sky Rover”) completed the closing of a Stock Purchase Agreement (the “SPA”) whereby Sky Rover acquired approximately 87% of the outstanding shares of stock of the Company in exchange for $400,000 in cash and the contribution of 4,000,000 E-Gold crypto-assets (“EGD”) trading at $32.10 per coin as of May 29, 2015. Additionally, Sky Rover provided the initial down payment for purchasing 100% of the membership interest of Powerdyne Regional Center LLC, a designated EB-5 regional center approved by the USCIS, for $250,000, of which $150,000 has been funded to date. In connection with the closing of the SPA, newly-appointed CEO Mr. Lei Pei purchased 6,000,000 newly-issued shares of common stock of the Company for $3,000,000 in cash in a separate transaction that closed on March 30, 2015, which will provide working capital for the Company’s anticipated expansion programs.

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Merger with FITT

In 2012, F.I.T.T Energy Products, Inc. (“FITT”) proposed negotiating a business combination with us and, on November 5, 2012, our Board of Directors approved commencing formal negotiations with FITT in this regard. On June 12, 2013, the Board, by unanimous written consent, recommended that our stockholders approve the Company entering into a Merger and Reorganization Agreement (the “Merger Agreement”) with FITT and on June 12, 2013, holders of a majority of the voting power of all shares of our common and preferred stock entitled to vote, by written consent in lieu of a special meeting of our stockholders, approved the following action: entry into the Merger Agreement with FITT whereby FITT would be merged into the Company, with the Company being the surviving entity (the “Merger”). The Merger Agreement, which was entered into on June 18, 2013, required that FITT obtain an independent valuation which would serve as the basis for a share exchange once all necessary approvals were obtained. A Definitive Information Statement on Schedule 14C (“DEF 14C”) was mailed to our shareholders on October 8, 2013 and the Merger became effective on October 29, 2013. On October 29, 2013, we issued 33,000,000 shares of common stock to the shareholders of FITT in the manner set out in the Merger Agreement. As such, the FITT shareholders owned approximately 89% of the post merged company as of the transaction date. Global Future City Holding Inc. and FITT are hereafter known collectively as the “Company.”

Name Change

On October 16, 2014, our Board of Directors approved an agreement and plan to merge with our newly formed and wholly-owned subsidiary, Global Future City Holding Inc., a Nevada corporation, to effectuate a name change from FITT Highway Products, Inc. to Global Future City Holding Inc. Global was formed solely for the purpose of this name change and our Company would be the surviving entity following the merger. The Articles of Merger effectuating the merger and name change were filed with the Nevada Secretary of State on October 16, 2014 and became effective October 29, 2014. In connection with the name change, our ticker symbol was changed from FHWY to FTCY.

Powerdyne EB-5 Regional Center Acquisition

On March 26, 2015, the Company entered into a Membership Interest Purchase and Sale Agreement (the “Membership PSA”) with Powerdyne, Inc. (“Powerdyne”), which owns 100% of the membership interests in Powerdyne Regional Center LLC (“Powerdyne Regional Center”) (Powerdyne together with Powerdyne Regional Center, the “Seller Parties”). Powerdyne Regional Center is an EB-5 Regional Center (USCIS ID Number 1215250671) approved by the USCIS on March 28, 2013. The closing (“Closing”) of the Membership PSA occurred on March 27, 2015.

Under the terms of the Membership PSA, the Company purchased 100% of the membership interest of Powerdyne Regional Center (“Purchased Membership Interest”) from Powerdyne for the total purchase price of $250,000 (“Purchase Price”) of which $125,000 (“Deposit”) was paid by the Company at the Closing with the balance to be paid in five (5) quarterly installments of $25,000 (“Installment Payments”) due on April 1, 2015, July 1, 2015, October 1, 2015, January 1, 2016 and April 1, 2016. Notwithstanding anything to the contrary, such Installment Payments shall be accelerated by the amount of administrative fees paid by any EB-5 investor(s) until the remaining balance is paid in full. The first Installment Payment of $25,000 has also been made for total payments to date of $150,000.

As collateral for the timely payment of the Installment Payments, the Company has pledged and granted a security interest in the Purchased Membership Interest of Powerdyne Regional Center to Powerdyne, until the Purchase Price is paid in full. Should the Company not make the payments as stipulated on or prior to the payment is due, Powerdyne shall provide a written notification to Company of this non-payment. If such non-payment is not cured within seven (7) days of such written notice, Company shall assign the entire Purchased Membership Interest of Powerdyne Regional Center back to Powerdyne and Company shall forfeit all payments made to Powerdyne to date.

Shortly after Closing, the Company submitted an Amendment to Articles of Organization (“Amended Articles”) of Powerdyne Regional Center to change its name to “Global Future City Regional Center LLC” to better align its identity and brand with the public company. Such Amended Articles was filed and approved by the California Secretary of State on April 9, 2015.

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Sky Rover Stock Purchase Transaction

On September 19, 2014, the Company entered into a Stock Purchase Agreement (the “Sky Rover SPA”) with Sky Rover Holdings, Ltd., a corporation formed under the laws of the Republic of Seychelles (“Sky Rover”). Per the terms of the Sky Rover SPA, at closing, the Company was to sell and Sky Rover was to acquire 30,400,000 shares (the “Shares”) of the Company’s common stock which was to be which equal to approximately 80% of the outstanding shares of common stock of the Company. In consideration of the Shares, Sky Rover was to pay to the Company a total $400,000. The Shares were not to be newly-issued shares, but rather were to be acquired from existing shareholders to close the agreement.

On February 17, 2015, the Company amended the terms of the Sky Rover SPA (the “Amended SPA”) it entered into with Sky Rover. According to the terms of the Amended SPA, the Parties amended the original Sky Rover SPA as follows:

(i)	The Company was to create 4 wholly-owned subsidiaries. The first subsidiary was to market a mobile application (“IP Technology”) that calculates Rewarded EGD as defined below. The second subsidiary was to operate an online store and various merchants that sell goods and services to consumers. When a consumer purchases goods or services from these vendors or completes certain promotional/consumption based tasks, the consumer will be eligible to receive a percentage for completing the task or for the purchased goods back in the form of E-Gold (“EGD”), a form of digital crypto-asset given to consumers as part of a loyalty program to incentivize customer loyalty (“Rewarded EGD”). The third subsidiary was planned to be a foreign company that will sell 4,000,000 EGD to foreign individuals and entities. The fourth subsidiary was to continue to sell the Company’s current energy drinks while participating in giving away Rewarded EGD to vendors and/or individuals. As for the Company itself, the Company agreed to provide marketing services to merchants that want to establish loyalty program(s) with its customer base.

(ii)	Sky Rover agreed to transfer the IP Technology used to calculate Rewarded EGD to one of the Company’s wholly-owned subsidiaries.

(iii)	Sky Rover agreed to deposit 4,000,000 EGD into the Company’s foreign wholly-owned subsidiary.

On April 17, 2015, the Company and Sky Rover further amended the terms and closing conditions to the Original Sky Rover SPA and Amended SPA (the “Second Amended SPA”). The Original Sky Rover SPA, Amended SPA, and Second Amended SPA may collectively be referred to as the “Sky Rover SPA”.

On April 17, 2015, the Company and Sky Rover completed their respective closing condition obligations to the Sky Rover SPA (the “Closing”). The Company and Sky Rover agreed, among other things as described below, that Sky Rover shall acquire 33,000,000 shares of the Company’s common stock. However, prior to the Closing, the Company already issued 2,600,000 of the 33,000,000 shares to certain unaffiliated individuals that provided consideration to the parties in order to complete this transaction (the “UIs”). Thus, the Company was only obligated to deliver 30,400,000 shares to Sky Rover at Closing.

The Sky Rover SPA further provided that the following consideration was the final consideration to be exchanged by and between the parties:

(1)	Sky Rover receiving shares:

(i)	Sky Rover has acquired 33,000,000 of the 44,663,283 total outstanding shares of the Company’s common stock. As discussed above, the Company was only obligated to deliver 30,400,000 shares to Sky Rover at Closing, and distributed shares to the respective parties below that have contributed cash, E-Gold coins, or other consideration to complete the SPA between the Parties:

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a.	Future Continental Limited

Future Continental Limited, a Republic of Seychelles company (“Future Continental”), received 7,000,000 of the 30,400,000 shares of the Company’s common stock.

b.	Discover Future Limited

Discover Future Limited, a Hong Kong company (“Discover Future”), received 7,000,000 of the 30,400,000 shares of the Company’s common stock.

c.	Global Future Development Limited

Global Future Development Limited, a United Kingdom company (“GFD”), received 7,280,000 of the 30,400,000 shares of the Company’s common stock.

d.	Master Power Holdings Group

Master Power Holdings Group, a British Virgin Island company (“Master Power”), received 9,120,000 of the 30,400,000 shares of the Company’s common stock.

(2)	In exchange, the Company received:

(i)	$400,000 in USD;

(ii)	4,000,000 EGD proposed to be sold to foreign citizens and entities outside the United States, deposited into Global Modern Enterprise Limited, the Company’s foreign wholly-owned subsidiary located in Hong Kong; and

(iii)	The initial down payment for purchasing 100% of the membership interests of Powerdyne Regional Center LLC, a designated EB-5 regional center approved by the USCIS, for $250,000, of which $150,000 has been funded in connection with the Sky Rover SPA.

(3)	Subsequent obligations regarding additional subsidiaries:

(i)	Sky Rover has developed intellectual property (“Software”) that will calculate Rewarded EGD. Sky Rover has transferred this IP Technology to Future Technology Inc., a California corporation (“Future Technology”), which is intended to become a wholly-owned subsidiary of the Company. Once the Company has completed an audit of Future Technology, the Company will acquire Future Technology as a wholly-owned subsidiary of the Company. Until such time that a satisfactory audit has been completed, this entity is not a subsidiary of the Company and operates independently of the Company. However, the entity is controlled by certain of our officers and directors as disclosed later in this filing.

(ii)	Global EGD Development, Inc., a California corporation (“Global EGD”), markets cellular phones to individuals and retailers. Like Future Technology above, Global EGD will become a wholly-owned subsidiary of the Company once an audit is completed. Until such time that a satisfactory audit has been completed, this entity is not a subsidiary of the Company and operates independently of the Company. However, the entity is controlled by certain of our officers and directors as disclosed later in this filing.

In connection with the Closing, the Company entered into a subscription agreement with Mr. Lei Pei on March 30, 2015, whereby Mr. Pei obtained 6,000,000 shares of the Company’s common stock at a price of $0.50 per share for a total capital investment of $3,000,000 (the “Pei Shares”). The Pei Shares were issued in order to provide the Company with enough cash reserves to execute its new business plan, and to mitigate the Company’s substantial existing debt.

In connection with the Sky Rover SPA, the parties appointed certain individuals to replace the Company’s current Board of Directors and Officers. See “Directors and Executive Officers” section below for a description of these management changes.

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Historical Operations – Energy Drink Division

In connection with the recent name change from FITT Highway Products, Inc. to Global Future City Holding, Inc. and recent transactions with Sky Rover and related parties, the Company’s primary focus has shifted to new, developing operations. The Company has retained the FITT energy drink division and FITT is still operating as a business while the Company considers terrestrial and online marketing and distribution strategies for FITT products. The Company intends to form an Energy Drink Subsidiary in the near future which will continue the operations of the Company’s FITT energy drink division.

Historically, FITT marketed and distributed three two-ounce energy shots, which are F.I.T.T. Energy for Life, F.I.T.T. Energy Extreme and F.I.T.T. Energy Rx. All three energy shots were designed in collaboration with Dr. Rand Scott, a Board Certified Anesthesiologist and Pain Management Specialist.  Dr. Scott incorporated a number of unique ingredients into the products which allows for the use of lower levels of caffeine. We believe that higher levels of caffeine may be unhealthy and potentially dangerous for our consumers, especially for adolescents or people with blood pressure issues. Dr. Scott is a well-known medical/legal expert witness in his areas of medical expertise and has significant experience with the use of herbal products.

The Company further plans to utilize its Rewarded EGD loyalty program to expand the marketing and distribution of FITT products. By way of example, if a convenience store purchases $100 worth of energy drinks from the Energy Drink Subsidiary, the convenience store may be eligible to receive 0.25 Rewarded EGD for its purchase. The Company will deploy the Rewarded EGD via its Energy Drink Subsidiary in a similar manner as described in its discussion below related to the Merchant Subsidiary which is visually depicted as follows:

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Emerging Business Operations

EB-5 Subsidiary

The Company will continue to expand its emerging EB-5 business. On March 27, 2015, the Company acquired Powerdyne Regional Center LLC (“Powerdyne Regional Center”), a designated EB-5 Regional Center approved by the U.S. Citizen and Immigration Service (“USCIS”). Shortly after closing the acquisition, the Company submitted an Amendment to Articles of Organization (“Amended Articles”) of Powerdyne Regional Center to change its name to “Global Future City Regional Center LLC” to better align its identity and brand with the public company. Such Amended Articles was filed and approved by the California Secretary of State on April 9, 2015.

Congress created the EB-5 program in 1990 to benefit the U.S. economy by attracting investments from qualified foreign investors. Under the program, each investor is required to demonstrate that at least 10 new jobs were created or saved as a result of the EB-5 investment, which must be a minimum $500,000 if the funds are invested and are at “risk” in certain high-unemployment or rural areas. In 1992, Congress enhanced the economic impact of the EB-5 program by permitting the designation of Regional Centers to pool EB-5 capital from multiple foreign investors for investment in USCIS-approved economic development projects within a defined geographic region. Today, approximately 95% of all EB-5 capital is raised and invested by Regional Centers.

An EB-5 Regional Center is an organization, designated and regulated by USCIS, which facilitates investments in job-creating economic development projects by pooling capital raised under the EB-5 immigrant investor program. Regional Centers can be publicly owned, (e.g. by a city, state, or regional economic development agency), privately owned, or be a public-private partnership. Regional Centers use economic analysis models, including those developed by the U.S. Department of Commerce, to demonstrate that job creation targets required by law have been achieved. For investments made through Regional Centers, at least 10 direct, indirect or induced jobs must be created.

The Company plans to use the international contacts of newly-appointed CEO, Mr. Lei Pei as well as a portion of the sales of the 4,000,000 EGD acquired in the Sky Rover SPA to foreign individuals and entities located outside the United States to fund EB-5 Subsidiary’s business ventures (such as purchasing real estate development property), as well as to support the development of the Rewarded EGD program and related businesses described below. The Company feels it is well-positioned to take advantage of large real-estate developments currently under negotiation and plans to support the real-estate developments with investment from foreign investors through the EB-5 program which creates jobs and supports the U.S. economy.

The EB-5 Subsidiary’s status as a designated Regional Center allows the Company to avoid the costly Regional Center designation process and begin immediate deployment of the EB-5 Regional Center investment process. First, the Company plans to find qualified foreign investors looking to take advantage of the EB-5 process. The Company will then conduct due diligence on the investor and the investor will select a qualified project to invest in as well as conduct its own related due diligence. Each Regional Center operates in a fixed geographic area covering certain approved businesses or “projects.” Each investor, along with other qualified investors, must invest at least $500,000 in this “new commercial enterprise” (“NCE”) either directly or through a separate “job creating entity” (“JCE”) to create at least 10 full time positions per investor in order to qualify under the EB-5 guidelines. There are specific, employment-related factors that must be met to qualify as an approved project. The Company then plans to manage the development of the projects and related entities and submit a comprehensive business plan to the USCIS for approval. The Regional Center is currently approved in San Bernardino County and Riverside County, California and is capable of expanding into counties that border the aforementioned counties as well.

Upon the Company and investor’s completion of the due diligence process, the parties’ execute subscription documentation and related transactional documents and investor contributes its initial investment funds. The EB-5 investor then will receive the assistance of an immigration attorney to complete the EB-5 process following the completion of the investment. The EB-5 investor will also have to show that the invested capital has been obtained through lawful means. The EB-5 petition must be accompanied by an extensive source of fund report, usually prepared by an attorney or auditor, including but not limited to supporting documentations such as foreign business registration records, corporate, partnership and personal tax returns filed within the last 5 years, evidence identifying the sources of capital, and investor’s level of income during the previous 5 years, etc.

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Acquiring lawful permanent residence (“Green Card”) through EB-5 is a 3 step process. First, the successful applicant must obtain approval of his or her Form I-526 Petition for an Alien Entrepreneur. According to the information posted on the USCIS website, the average processing time for the immigrant investor program office as of February 28, 2015, to process the investor’s I-526 application is approximately 14.2 months. After the I-526 application is approved by USCIS, the investor must file an I-485 application to adjust status to lawful permanent resident, or apply for an immigrant visa at a U.S. Consulate or embassy outside of United States. The EB-5 applicants (and his or her derivative family members) are granted conditional permanent residence for a 2 year period upon approval of the I-485 application or upon entry into the United States with an EB-5 immigrant visa. Third, a Form I-829 Petition by an Entrepreneur to Remove Conditions must be filed 90 days prior to the 2 year anniversary of the granting of the EB-5 applicant’s conditional Green Card. If this petition is approved by the USCIS, the EB-5 applicant will be issued a new Green Card without any further conditions attached to it, and will be allowed to permanently live and work in the United States. According to the information posted on the USCIS website, the average processing time for the immigrant investor program office as of February 28, 2015, to process the investor’s I-829 application is approximately 12.3 months.

The Company plans to derive revenue via the operation of the Regional Center, the acquisition of real estate projects that fit the Regional Center requirements and related business operations.

There are no assurances that the Company will successfully deploy its EB-5 business plan or that the execution of said plan will be profitable. The statements contained in this Description of Business section are Forward-Looking Statements. Please refer to the “Risk Factors” and “Forward-Looking Statements” sections above for more information.

EGD and the Rewarded EGD Loyalty Program

In addition to the proposed implementation of its EB-5 program, the Company plans to develop a merchant-based loyalty program using E-Gold crypto-assets (“EGD”). Each of the Company’s subsidiaries (excluding the EB-5 program) will facilitate or contribute to the successful deployment of the Company’s EGD-based business plan. A general overview of the Company’s EGD-based business structure is illustrated as follows:

Global Future City Holding Inc.
Flat Fee
IP Subsidiary
Merchant Subsidiary
EGD Subsidiary
Energy Drink Subsidiary
Processing Fee
Provide Software Services
Sells goods and/or Services
Sell 4,000,000 Assets
Collaboration Contracts
Associated Merchants
Consumers
Foreign individuals and entities
Gas Stations
Rewarded EGD Loyalty Program

EGD is a type of alternate coin that is an open source, cryptographic asset. There are many different types of crypto-assets such as bitcoin, litecoin, darkcoin, and EGD that make-up the digital or virtual currency market (the “DCA Market”). EGD is considered a crypto-asset rather than digital currency because, at this time, unlike digital currency, users will not be able to purchase goods or services with EGD, or use EGD as a medium of exchange.

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Instead, the Company plans to deploy EGD in connection with its merchant-based loyalty program. The EGD issued in connection with the loyalty program will be given to consumers as loyalty points in the form of “Rewarded EGD.” A consumer will earn Rewarded EGD after a consumer purchases goods or services from a merchant or completes certain promotional tasks. The Rewarded EGD program is premised on the concept of creating a type of loyalty program where merchants will give Rewarded EGD to consumers that purchase goods or services from them or by completing certain promotional/consumption based tasks. The purpose of utilizing Rewarded EGD is to incentivize consumers to continue shopping with these merchants in an effort to boost merchants’ sales.

As stated above, at this time recipients of Rewarded EGD will not be able to use the coins to purchase goods or services or use them as a medium of exchange. Instead, users that receive Rewarded EGD have the ability to either keep the Rewarded EGD in a user’s digital wallet, or sell the Rewarded EGD for cash or fiat currency. A digital wallet is a place where users store their EGD and, more specifically, the user’s private digital keys used to access public EGD addresses which facilitate the use of EGD.

In order to give consumers their Rewarded EGD, the Company will purchase EGD through a digital currency online market platform outside of the United States that is not owned by the Company or any of its subsidiaries.

Global Future City Holding Inc. – The Public Company

The Company plans to deploy its Rewarded EGD loyalty program via its wholly-owned subsidiaries as described in this Description of Business section. As for the Company itself, will assist merchants that participate in loyalty programs, such as giving Rewarded EGD to customers that frequently shop at the merchant’s store, to market and promote such loyalty programs to the merchant’s customers. For instance, if a merchant decides to participate in a Rewarded EGD loyalty program, the Company will provide services such as printing materials (flyers, banners, cards, posters, etc.), advertising (via email, mail, and in-store advertisements), and other similar marketing services to promote the Rewarded EGD loyalty program to the merchant’s customers. The Company will charge merchants a flat fee for providing such marketing services for them.

The Company’s intent in providing such services is to help merchants attract and retain customers in order to generate higher sales for these merchants. The Company is not and will not market, advertise, solicit, induce, or sell EGD to merchants. The Company is merely providing merchants with marketing services to market loyalty rewards programs to its customers. A general outline of the Company’s structure and fit in the Rewarded EGD process is set forth below.

Global Future City Holding Inc.
Advertise Rewarded EGD loyalty program
Merchants
Free Registration
Smart Phone Application
Function Support
Loyalty Points Program
Give Rewarded EGD
Consumers
Attract More Clients

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IP Subsidiary

Upon completion of an audit of the business, the Company plans to acquire Future Technology, Inc., a California corporation (the “IP Subsidiary”), as its wholly-owned subsidiary to market and provide merchants with proprietary software (the “Software”) that calculates the Rewarded EGD a customer is eligible to receive from a merchant. For example, if a customer purchases a $100 widget from a merchant, the customer will be eligible to receive a certain percentage of the purchase price for the widget back in the form of Rewarded EGD (i.e.: 5% of the $100 purchase price, or $5). Since the price for EGD continuously fluctuates, the Software is intended to allow the merchant and Online Store to calculate the percentage of EGD equivalent to the rewarded amount a customer is eligible to receive. By way of example, if a customer is eligible to receive $5 back as Rewarded EGD, and if at the time of calculation, one EGD has a list price of $20, the Company anticipates that the Software will calculate that the customer is eligible to receive 0.25 ($5/$20) EGD as Rewarded EGD. The IP Subsidiary intends to market the Software to merchants willing to give Rewarded EGD to customers, and charge these merchants a processing fee for utilizing the Software.

As of the date of this report, the audit has not been completed and Future Technology, Inc. is not the Company’s subsidiary, nor is it controlled by the Company. However, the entity is controlled by certain of our officers and directors as disclosed later in this filing.

There are no assurances that the Company will successfully deploy its IP Technology business plan, that the execution of said plan will be profitable, or that the IP Technology will successfully integrate with other proposed aspects of the Company’s business set forth below. The statements contained in this Description of Business section are Forward-Looking Statements. Please refer to the “Risk Factors” and “Forward-Looking Statements” sections above for more information.

Mobile Subsidiary

Upon completion of an audit of the business, the Company plans to acquire Global EGD Development, Inc., a California corporation (the “Mobile Subsidiary”), as its wholly-owned subsidiary to market and sell cellular telephones to consumers and retailers worldwide. As with other divisions, it is the Company’s plan that customers that purchase the telephones will be eligible to receive Rewarded EGD either directly from this subsidiary or via the merchant that sells the goods. The Mobile Subsidiary intends to benefit from the IP Subsidiary’s Software in calculating the amount of Rewarded EGD a customer is eligible to receive and plans to use the Rewarded EGD as a further incentive for consumers and merchants to purchase the subsidiary’s cellular telephones and related goods.

As of the date of this report, the audit has not been completed and Global EGD Development, Inc. is not the Company’s subsidiary, nor is it controlled by the Company. However, the entity is controlled by certain of our officers and directors as disclosed later in this filing.

There are no assurances that the Company will successfully deploy the Mobile Subsidiary’s business plan, that the execution of said plan will be profitable, or that the IP Technology will successfully integrate with the Mobile Subsidiary business plan. The statements contained in this Description of Business section are Forward-Looking Statements. Please refer to the “Risk Factors” and “Forward-Looking Statements” sections above for more information.

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Merchant Subsidiary

The Merchant Subsidiary plans to operate an online merchant store (the “Online Store”) that sells goods or services to consumers over the internet (i.e.: electronics, beverages, supplies, etc.), and gives away Rewarded EGD to consumers for purchasing goods or services from the Online Store. As of the date of this filing, the Merchant Subsidiary has not yet been formed. The Company anticipates that when a consumer accesses the Online Store, the consumer will be able to select particular goods or services to purchase. When the consumer purchases such goods or services from the Online Store, the consumer will be eligible to receive Rewarded EGD. By way of example, the Online Store may sell an espresso machine for $1,368.00. If a consumer decides to purchase the espresso machine, the customer will be eligible to receive Rewarded EGD for his/her purchase. By utilizing the Software, the Online Store intends to display that if the consumer purchases the espresso machine for $1,368.00, the consumer would be eligible to receive 3.09102244 Rewarded EGD. These EGD conversion ratios are merely examples and are not reflective of actual Rewarded EGD prices as the Company has yet to begin deploying this business plan. Some example listings on the Online Store are as follows:

Black apple mobile phones 6 128G	Philips Xelsis Super-automatic espresso machine
$1,368.00	$5,152.00
Rewarded EGD: 3.09102244	Rewarded EGD: 11.64104358

Olympus Stylus SP-100 EE compact digital camera	Phillips RQ370 Electric shaver
$471.00	$95.00
Rewarded EGD: 1.06423360	Rewarded EGD: 0.21465434

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In order to give consumers their Rewarded EGD, the Company plans to purchase EGD through a digital currency online market platform outside of the United States that is not owned by the Company or any of its subsidiaries. The sole purpose of purchasing EGD is to give it away as Rewarded EGD for no additional consideration to loyal consumers in order to incentivize these consumers to continue purchasing goods and services on the Online Store. In order to receive Rewarded EGD, the Company anticipates that (i) a consumer first purchases a widget on the Online Store, (ii) at the time of purchase, the Software will calculate how much Rewarded EGD the consumer is eligible to receive, and (iii) the Online Store’s website will display how much Rewarded EGD a consumer is eligible to receive, and automatically credit the Rewarded EGD into the consumer’s digital wallet. The Company further anticipates that, in the event of clarity from the SEC on the legal treatment of the EGD as described in the Company’s No-Action Letter, it may eventually use its 4,000,000 EGD (currently held in its wholly-owned subsidiary Global Modern Enterprise Limited) as Rewarded EGD rather than purchasing Rewarded EGD from third parties. Absent a favorable determination from the SEC, however, the Company may be unable to deploy this aspect of its proposed business plan.

If a consumer does not have an existing account or digital wallet that accepts EGD, the Online Store intends to provide a link to the consumer that will allow him/her to set up an EGD account. By providing consumers this link, it is important to note that the Company is not trying to market, advertise, solicit, induce, or sell EGD to consumers. The Company’s sole purpose in providing consumers a link to help establish an EGD account is to give the consumer his/her Rewarded EGD, if any.

The Company anticipates that consumers that receive Rewarded EGD may keep or sell the Rewarded EGD on a digital currency exchange platform (such as EGD Market) for cash or fiat currency. The ability to resell the Rewarded EGD on the EGD Market exchange platform is similar to the services provided by CoupRecoup. CoupRecoup is an online secondary marketplace that connects buyers and sellers to buy or sell coupons from one another. The EGD Market acts like a similar online marketplace that will allow consumers to sell their Rewarded EGD to other parties seeking to purchase EGD. Despite whether a consumer decides to keep or sell the Rewarded EGD, it is the Company’s intent that the Rewarded EGD be used like a cash-back coupon to incentivize consumers to continuously shop on the Online Store.

The Merchant Subsidiary intends to also own (or partially own) and operate grocery stores, restaurants, and other similar ventures throughout Southern California. Customers will be able to purchase goods and services from Merchants and be eligible to receive Rewarded EGD for such purchases. These Merchants intend to utilize the Software owned by the IP Subsidiary in order to calculate how much Rewarded EGD a customer is eligible to receive.

The Merchants plan to purchase EGD in the exact same way the Online Store purchases EGD in order to give customers their Rewarded EGD. Again, the sole purpose of the proposed purchasing EGD is to give the EGD away as Rewarded EGD to loyal customers in order to incentivize these customers to continue purchasing goods and services from these Merchants. In order to receive Rewarded EGD from Merchants, the Company intends that: (i) a customer first purchases goods and/or services from a Merchant (i.e. $100 worth of goods), (ii) upon payment, the Software will calculate how much Rewarded EGD the customer is eligible to receive, (iii) as the customer pays the Merchant $100 for the goods, the Merchant will populate a QR code that the customer will be able to scan using his/her mobile device, (iv) once the customer scans the QR code, the Rewarded EGD will be credited into the customer’s digital wallet. If the customer does not have an existing account to purchase EGD, then the Merchant intends to assist the customer in setting up an EGD account for no additional consideration. However, the Merchant will not market, advertise, solicit, induce, or sell EGD to the customer, as the Merchant’s sole purpose in assisting a customer to establish an EGD account is for the customer to receive his/her Rewarded EGD, if any.

As explained above, customers that receive Rewarded EGD may either keep or sell the Rewarded EGD on a digital currency exchange platform for cash or fiat currency. It is also the Merchant’s intent that the Rewarded EGD be used like a cash-back coupon to incentivize customers to continuously shop at the Merchant’s store. An illustration of the Merchant Subsidiary’s deployment of the Rewarded EGD is as follows:

The Securities and Exchange Commission (“SEC”) has not deemed whether a form of digital currency or crypto asset itself is a security, Due to this uncertainty, the Company has submitted a Request for No-Action Relief (the “No-Action Letter) on February 10, 2015 to the SEC to obtain clarification that the SEC will not recommend enforcement action against the Company and its related subsidiaries regarding the Proposed Business Model if they conduct themselves as described in the No-Action Letter.

There are no assurances that the Company will successfully deploy its Merchant business plan, that the execution of said plan will be profitable, that the IP Technology will successfully integrate with the Rewarded EGD business plan or that the SEC will provide the requested relief sought in the No-Action Letter. In the event that the SEC declines to grant clarity on the legal situation regarding our Rewarded EGD business plan, we likely will be unable to operate our business successfully. The statements contained in this Description of Business section are Forward-Looking Statements. Please refer to the “Risk Factors” and “Forward-Looking Statements” sections above for more information.

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EGD Subsidiary

As a result of the closing of the Sky Rover SPA, the Company’s Hong Kong subsidiary, Global Modern Enterprise Limited, (the “EGD Subsidiary”) has acquired 4,000,000 EGD (the “Assets”) that the EGD Subsidiary will treat as an asset of the company. The value of the coin can be determined on the EGD Market platform or on the ANXPRO EGD Exchange.

The EGD Subsidiary is an entity located outside the United States that is organized under the laws of Hong Kong. The EGD Subsidiary intends to sell the Assets to only foreign individuals or foreign entities located within the foreign country in accordance with the local laws, customary practices, and documentation of such country. All revenue earned from the Assets shall be subject to any applicable local, international, and United States taxes.

It is the Company’s intention that foreign individuals or entities that wish to purchase the Assets from the EGD Subsidiary may do so directly with the EGD Subsidiary. Once an agreement to purchase Assets is reached with a foreign individual or entity, the EGD Subsidiary plans to transfer the purchased Assets to the respective party’s worldwide unique digital address. The EGD Subsidiary intends to clearly state that the purchasers of the Assets are not receiving a share or interest in the EGD Subsidiary, the Company, or any of its affiliates, nor will the purchasers receive any returns based on the Assets of the EGD Subsidiary, the Company, or any of its affiliates. The purchasers will acknowledge and understand that they are solely purchasing the EGD itself. Furthermore, neither the Company nor any of the Company’s other subsidiaries will market, advertise, solicit, induce, or sell the Assets to individuals or entities located within the United States absent further clarity on the issues presented in the Company’s SEC No-Action Letter discussed below.

The revenue generated from the sale of the Assets will be allocated only to the Company and its affiliated companies in order to cover expenses, operating costs, and acquisitions. In addition, the revenue may be used to hire staff or employees to operate the Company and its affiliated companies.

The Company further anticipates that, in the event of clarity from the SEC on the legal treatment of the EGD as described in the Company’s No-Action Letter, it may eventually use its 4,000,000 EGD (currently held in its wholly-owned subsidiary Global Modern Enterprise Limited) as Rewarded EGD rather than purchasing Rewarded EGD from third parties. Absent a favorable determination from the SEC, however, the Company may be unable to deploy this aspect of its proposed business plan.

There are no assurances that the Company will successfully deploy its Foreign EGD business plan, that the execution of said plan will be profitable, or that the SEC will provide the requested relief sought in the No-Action Letter. In the event that the SEC declines to grant clarity on the legal situation regarding our EGD business plan, we likely will be unable to operate our business successfully. The statements contained in this Description of Business section are Forward-Looking Statements. Please refer to the “Risk Factors” and “Forward-Looking Statements” sections above for more information.

DISCUSSION OF SEC NO-ACTION LETTER AND EFFECT ON PROPOSED BUSINESS OPERATIONS

Discussion of No-Action Letter

The Company filed a Request for No-Action Relief (the “No-Action Letter) on February 10, 2015 with the SEC to obtain clarification that the SEC will not recommend enforcement action against the Company and our related subsidiaries regarding the Rewarded EGD program if we conduct our business as described in the No-Action Letter and as further discussed herein. As of the date hereof, the SEC has yet to determine whether regulation of digital coins or crypto-assets such as EGD or bitcoin falls within its authority. With such uncertainty, many companies and analysts have speculated whether a form of digital currency or crypto-asset will fall under the SEC or CFTC’s jurisdiction. Currently, neither the SEC nor any branch of the judiciary has determined whether a form of digital currency or crypto-asset itself is a security. The few cases that have touched on the digital currency market have involved selling unregistered shares in digital currency-related businesses rather than the sale of the coin itself.

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Accordingly, the Company has requested in its No-Action Letter that the SEC clarify whether the Company’s proposed business model violates SEC rules and regulations. Specifically, the Company has requested that the staff SEC decline to recommend enforcement action to the SEC if:

(1)	The Company helps merchants such as restaurants, grocery stores, and other similar ventures establish loyalty programs, such as Rewarded EGD and markets such programs to the merchants’ customers does not require the Company to register as a broker or dealer under Section 15(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)	The Company’s IP Subsidiary provides merchants with proprietary software that enables these merchants to calculate Rewarded EGD to be given to consumers as part of a loyalty program does not require the IP Subsidiary to register as a broker or dealer under Section 15(a) of the Exchange Act as well;

(3)	The Company’s Merchant Subsidiary will (i) operate an online store that sells goods and services to consumers where the online store will give these consumers Rewarded EGD, and (ii) operate restaurants, grocery stores, and other similar ventures (collectively, the “Merchants”, or individually as, “Merchant”) that sells goods and services to customers that also gives away Rewarded EGD as part of a loyalty program, does not require the Merchant Subsidiary to register as a broker or dealer under Section 15(a) of the Exchange Act;

(4)	The Company’s Energy Drink Subsidiary will sell two-ounce energy drinks to retail stores or individuals that will also give away Rewarded EGD as part of a loyalty program, does not require the Energy Drink Subsidiary to register as a broker or dealer under Section 159a) of the Exchange Act as well;

(5)	The Merchant Subsidiary’s and Energy Drink Subsidiary’s proposed business activities in connection with Rewarded EGD are not considered to be a “sale” or “offer to sell” securities under Section 2(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); and

(6)	The Company’s foreign EGD Subsidiary will obtain 4,000,000 EGD as an asset, and will sell the EGD to foreign individuals or entities located outside the United States as the EGD sold in this matter does not violate the Securities Act or Exchange Act.

If the SEC or other government body deems EGD a security, it raises an issue of whether the Company, IP Subsidiary, or the Merchant Subsidiary has to register as a broker-dealer under the Exchange Act. Section 15(a) of the Exchange Act prohibits any broker or dealer from effecting transactions in securities unless registered as a broker or dealer. The relevant part(s) in Section 3(a)(4) of the Exchange Act defines a broker to be a person engaged “in the business of effecting transactions in securities for the account of others.” In addition, Section 3(a)(5) of the Exchange Act defines a dealer to be a person engaged “in the business of buying and selling securities for his own account.” Based on the Company’s, IP Subsidiary’s, and Merchant Subsidiary’s proposed business plan above, we believe that the respective entities’ actions do not implicate the need for broker-dealer registration given the limited nature of their respective activities.

Even if EGD is interpreted to be a security, we believe that when the Merchant Subsidiary (via Online Store or Merchant) or Energy Drink Subsidiary grants Rewarded EGD to consumers, it does not constitute a “sale” within the definition of Section 2(a)(3) of the Securities Act. The terms “sale” and “sell” include “every contract of sale or disposition of a security or interest in a security, for value,” and the terms “offer to sell”, “offer for sale”, and “offer” include “every attempt or offer to dispose of, or solicitation of an offer to buy, a security or interest in a security, for value. As stated earlier, consumers will be granted Rewarded EGD by purchasing goods or services sold on the Online Store, from a Merchant, or from the Energy Drink Subsidiary. There is no additional purchase price required or paid by the consumer to receive the Rewarded EGD. As such, consumers cannot independently purchase EGD from the Online Store, from a Merchant, or from the Energy Drink Subsidiary themselves. Therefore, no new consideration is given, and no separate “investment decision” is made. The only decision consumers make is whether to purchase the actual goods or services sold on the Online Store, from a Merchant, or from the Energy Drink Subsidiary. Because EGD is not considered to be a security at this time, and the Merchant Subsidiary or Energy Drink Subsidiary does not receive value for giving consumers the Rewarded EGD, we do not believe that giving Rewarded EGD to consumers constitutes a “sale” within the meaning of the Securities Act.

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The Company has not received a formal response from the SEC to its No-Action Letter since it was filed on February 10, 2015.

Effect of No-Action Letter Determination on Proposed Business Model

As discussed in the preceding section, the No-Action Letter has been pending since February 10, 2015. The response of the SEC will have an impact on the Company’s Proposed Business Model and how the Company deploys its Rewarded EGD loyalty program.

Generally, the SEC will 1) grant the requested relief, 2) deny the requested relief or 3) decline to entertain the request for relief. Depending on the SEC’s response, the Company may deploy its Rewarded EGD loyalty program and related Proposed Business Model in different ways each of which is discussed below.

Option 1 – SEC Grants Requested Relief

In the event the SEC grants our No-Action Letter, the Company plans to deploy its proposed business model as outlined in this Registration Statement in accordance with all applicable laws. The Company will proceed with its Rewarded EGD loyalty program by giving away EGD to consumers and merchants in various forms and fashions in the United States as set forth in the “Description of Business” section above. The Company will have clarity that its business will not be considered a violation of federal securities laws and that, as proposed, the deployment of EGD will not be deemed a security or subject to an SEC enforcement action.

Option 2 – SEC Declines Requested Relief

In the event that the SEC does entertain the Company’s request for relief and then makes an affirmative denial of our request for relief, the Company will have to reassess how it plans to deploy its proposed business plan as its deployment within the United States would run afoul of federal securities laws. In that situation, the Company would likely consider deploying versions of its Proposed Business Model in foreign jurisdictions where such actions have not been determined to be illegal under the law of that jurisdiction. The Company may also decide to proceed with some segments of its Proposed Business Model that either didn’t involve EGD or could be deployed without use of the Rewarded EGD incentives. In the event certain segments of the No-Action Letter were not denied and/or the SEC provides any interpretive guidance on compliant business structures, the Company would reassess its Proposed Business Model at that time and may then deploy it in accordance with such guidance.

Option 3 – SEC Declines to Entertain Our Request for Relief

The SEC may ultimately decline to provide a substantive response to the Company on its No-Action Letter. The Company filed the No-Action Letter with the knowledge that it may ultimately fail to get clarity from the SEC on the issue of virtual-currency as a security and its relation to our Proposed Business Model. In the event that the SEC provides no guidance on this issue, the Company is left to navigate its business in the current regulatory environment. As discussed in the preceding section, neither the SEC nor any branch of the judiciary has determined that a form of digital currency or crypto-asset itself is a security. That determination will remain unchanged if the SEC declines to entertain our No-Action Letter. Accordingly, there will be uncertainty in the regulatory environment and the Risk Factors set forth herein will remain unresolved. The Company will have to assess whether the risks inherent in this uncertain regulatory environment will be worth the benefits of deploying our Rewarded EGD program. The Company will ultimately have to decide between either deploying its Proposed Business Model in compliance with all applicable laws or elect to deploy its business overseas to avoid the risks inherent in operating in the United States.

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DESCRIPTION OF PROPERTIES

Our principal executive offices are located at 301 Brea Canyon Road, Walnut, CA 91789. We are leasing approximately 13,400 square feet of office space under a 63 month lease that commenced on January 1, 2015 and will terminate on March 31, 2020. The monthly rent is $16,750 for the year of 2015, with a rent increase of 3% each year on the anniversary date of the commencement of the lease.

The Company has an additional satellite office located at 26381 Crown Valley Parkway, Suite 230, Mission Viejo, CA 92691 where we are leasing approximately 900 square feet under a month-to-month agreement that commenced in June 2009.  Monthly payments under the lease are currently $2,000. As we have out-sourced manufacturing and product fulfillment, including product storage, we consider our leased office space adequate for the operation of our energy drink division of our business.

On March 26, 2015, the Company entered into a Membership Interest Purchase and Sale Agreement (the with Powerdyne, which owns 100% of the membership interests in Powerdyne Regional Center (Powerdyne together with Powerdyne Regional Center, the “Seller Parties”). The closing (“Closing”) of the Membership PSA occurred on March 27, 2015.

Under the terms of the Membership PSA, the Company purchased 100% of the membership interest of Powerdyne Regional Center (“Purchased Membership Interest”) from Powerdyne for the total purchase price of $250,000 (“Purchase Price”) of which $125,000 (“Deposit”) was paid by the Company at the Closing with the balance to be paid in five (5) quarterly installments of $25,000 (“Installment Payments”) due on April 1, 2015, July 1, 2015, October 1, 2015, January 1, 2016 and April 1, 2016. Notwithstanding anything to the contrary, such Installment Payments shall be accelerated by the amount of administrative fees paid by any EB-5 investor(s) until the remaining balance is paid in full. The first Installment Payment of $25,000 has also been made for total payments to date of $150,000.

As collateral for the timely payment of the Installment Payments, the Company has pledged and granted a security interest in the Purchased Membership Interest of Powerdyne Regional Center to Powerdyne, until the Purchase Price is paid in full. Should the Company not make the payments as stipulated on or prior to the payment is due, Powerdyne shall provide a written notification to Company of this non-payment. If such non-payment is not cured within seven (7) days of such written notice, Company shall assign the entire Purchased Membership Interest of Powerdyne Regional Center back to Powerdyne and Company shall forfeit all payments made to Powerdyne to date.

Shortly after Closing, the Company submitted an Amendment to Articles of Organization (“Amended Articles”) of Powerdyne Regional Center to change its name to “Global Future City Regional Center LLC” to better align its identity and brand with the public company. Such Amended Articles was filed and approved by the California Secretary of State on April 9, 2015.

LEGAL PROCEEDINGS

We are not currently a party to, and none of our property is the subject of, any pending legal proceedings. To our knowledge, no governmental authority is contemplating any such proceedings.

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted under the symbol “FTCY” on the OTCQB marketplace. The following table reflects on a per share basis the reported high and low bid prices of our Common Stock for each quarter for the period indicated as reported by the OTCQB.  Such prices are inter-dealer prices without retail mark-up, mark-down, or commission and may not represent actual transactions.

YEAR ENDED DECEMBER 31, 2015

QUARTER ENDED	HIGH	LOW
March 31, 2015	$0.99	$0.20
June 30, 2015 (through May 29)	$2.29	$0.69

YEAR ENDED DECEMBER 31, 2014

QUARTER ENDED	HIGH	LOW
March 31, 2014	$1.20	$0.15
June 30, 2014	$0.25	$0.06
September 30, 2014	$1.10	$0.15
December 31, 2014	$1.10	$0.20

YEAR ENDED DECEMBER 31, 2013

QUARTER ENDED	HIGH	LOW
March 31, 2013	$0.40	$0.18
June 30, 2013	$0.51	$0.06
September 30, 2013	$1.19	$0.07
December 31, 2013	$1.35	$0.85

On May 29, 2015, the closing per share price for our common stock was $2.15.

Holders of Common Stock

On October 9, 2013 we mailed a notice to our shareholders notifying them of the finalization of the Merger. According to the records from that mailing, we had 1,224 shareholders, which number changes from day to day based on market activity.

Dividends

We have never paid dividends on our stock and have no plans to pay dividends in the near future. We intend to reinvest earnings, when and if obtained, in the continued development and operation of our business.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options under all of our equity compensation plans as of March 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	0	$0.00	13,889
TOTAL	0	$0.00	13,889

Sales of Unregistered Securities

None

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Forward Looking Statements

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national and local general economic and market conditions; demographic changes; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other risks that might be detailed from time to time in our filings with the Securities and Exchange Commission.

Although the forward-looking statements in this registration statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this registration statement and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Summary of Business

Global Future City Holding, Inc., formerly FITT Highway Products, Inc. (the “Company”), is currently a holding company focused on implementing an EB-5 immigrant investor program for foreign investors who are interested in acquiring lawful permanent residence in the United States, and the marketing and deployment of an EGD loyalty-based retail program. As a result of recent transactions with Sky Rover and the acquisition of a designated EB-5 regional center approved by the USCIS (“EB-5 Subsidiary”), the Company intends to expand its operations into several new areas. The Company plans to focus its initial efforts on acquiring real estate projects that will fit the purchase of the recently acquired EB-5 Subsidiary and the development of its loyalty program using its recently acquired E-Gold crypto-assets (“EGD”). The Company intends to ultimately have six (6) wholly-owned operating subsidiaries once audits are completed. Of the six (6) intended subsidiaries, two (2) have been incorporated as of the date of this filing, two (2) are not yet subsidiaries of the Company but may be pending the satisfactory audit of the entities, and two (2) have not yet been incorporated.

In addition to its EB-5 Subsidiary’s immigrant investor program mentioned above, the Company intends develop an EGD loyalty-based retail program. The Company’s core retail operations will flow through its not yet formed “Merchant Subsidiary” which plans to own (or partially own) and operate grocery stores, restaurants, and other similar ventures throughout Southern California that plans to give away “Rewarded EGD” to eligible customers for no additional consideration after customers purchase goods or services from these merchants in order to incentivize customers to continue an ongoing retail relationship with the merchants. The Merchant Subsidiary intends to also operate an online merchant store that sells goods or services to consumers. The Company’s existing energy drink operations will eventually be operated through a newly-formed Energy Drink Subsidiary which will continue to market and sell the Company’s F.I.T.T. energy drinks to domestic and overseas markets, while planning to participate in the Rewarded EGD loyalty programs by giving away Rewarded EGD with purchase of its products.

The Company has also recently formed Global Modern Enterprise Limited (“EGD Subsidiary”), a Hong Kong entity, which was transferred 4,000,000 EGD acquired in the Sky Rover SPA, and plans to begin selling this EGD only to foreign individuals and entities located outside the United States. Initially, the EGD Subsidiary will operate mainly to provide financial support to the Company’s operations.

The Rewarded EGD will initially be purchased from third party EGD marketplaces using the funds raised through capital raises, or through the sale of the 4,000,000 EGD acquired in the Sky Rover SPA. However, the Company has filed a Request for No-Action Relief (the “No-Action Letter) on February 10, 2015 to the SEC to obtain clarification that the SEC will not recommend enforcement action against the Company and our related subsidiaries regarding the Rewarded EGD program if we conduct ourselves as described in the No-Action Letter. In the event of clarity from the SEC on the status of EGD in the United States, the Company plans to use its EGD Subsidiary to support its EGD loyalty program and reduce its dependence on third party EGD marketplaces. See “Discussion of SEC No-Action Letter and Effect on Proposed Business Operations” for more information on the No-Action Letter.

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The Company intends to acquire its final two (2) subsidiaries in connection with the Sky Rover SPA pending completion of audits on each business. As of the date of this filing, these entities have not yet been acquired as audits have not yet been completed. The first of the two intended acquisitions is Future Technology, Inc. (“IP Subsidiary”), a California corporation that intends to market and provide merchants with proprietary software (the “Software”) which will calculate the amount of Rewarded EGD a customer is eligible to receive based on the fluctuating market price of the EGD. The Company’s final intended subsidiary, Global EGD Development, Inc. (“Mobile Subsidiary”), is a California corporation that markets cellular phones to individuals and retailers and the Company plans to provide Rewarded EGD to consumers that purchase these products as well. While the Company does not control these entities they are controlled by certain of our officers and directors as disclosed later in this filing.

Ultimately, the Company intends to drive its EGD loyalty-based retail program through retail sales via its Merchant, Energy Drink and Mobile Subsidiaries with the Software support of its IP Subsidiary and the asset-based financial support of its EGD Subsidiary (collectively, the "Proposed Business Model").

Additional information regarding EGD may be viewed at http://www.egoldcoin.com/index.html.

Critical Accounting Policies

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States, which requires us to make estimates and assumptions in certain circumstances that affect amounts reported. In preparing these financial statements, management has made its best estimates and judgments of certain amounts, giving due consideration to materiality. We believe that of our significant accounting policies (more fully described in notes to the consolidated financial statements), the following are particularly important to the portrayal of our results of operations and financial position and may require the application of a higher level of judgment by our management, and as a result are subject to an inherent degree of uncertainty.

Estimates

Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. By their nature, these estimates and judgments are subject to an inherent degree of uncertainty.  We review our estimates on an on-going basis, including those related to long-lived assets, contingencies related to pending or threatened litigation, and the valuation of stock grants, options and warrants to purchase common stock.  We base our estimates on our historical experience, knowledge of current conditions and our beliefs of what could occur in the future considering available information.  Actual results may differ from these estimates, and material effects on our operating results and financial position may result.  We believe the following critical accounting policies involve our more significant judgments and estimates used in the preparation of our financial statements.

Stock-Based Compensation

We account for stock-based compensation in accordance with Accounting Standards Codification (“ASC”) 718 – Compensation (“ASC 718”).  ASC 718 requires that we account for all stock-based compensation transactions using a fair-value method and recognize the fair value of each award as an expense, generally over the service period. The fair value of stock grants is based upon the market price of our common stock at the grant date. We estimate the fair value of stock option awards, as of the grant date, using the Black-Scholes option-pricing model. The use of the Black-Scholes model requires that we make a number of estimates, including the expected option term, the expected volatility in the price of our common stock, the risk-free rate of interest and the dividend yield on our common stock.

Accounting for Equity Instruments Issued to Non-Employees

We account for any equity-based payments to non-employees under ASC 505 – Equity. The fair value of the equity instrument issued or committed to be issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of our common stock on the date the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to the statement of operations and credited to common stock and/or additional paid-in capital as appropriate.

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Debt Issued with Common Stock

Debt issued with common stock is accounted for under the guidelines established by ASC 470-20 – Accounting for Debt with Conversion or Other Options. We record the relative fair value of common stock related to the issuance of convertible debt as a debt discount or premium. The discount or premium is subsequently amortized over the expected term of the convertible debt to interest expense.

Recent Accounting Pronouncements

In May 2014, the FASB issued new accounting guidance regarding revenue recognition under GAAP. This new guidance will supersede nearly all existing revenue recognition guidance, and is effective for public entities for annual and interim periods beginning after December 31, 2016. Early adoption is not permitted. The Company is currently evaluating the impact of this new guidance on the Company's consolidated financial statements.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, "Presentation of Financial Statements—Going Concern", which requires management to evaluate, at each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date the financial statements are issued and provide related disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016 and interim periods thereafter. Early application is permitted. Management is still in the process of assessing the impact of ASU 2014-15 on the Company’s consolidated financial statements.

The FASB issues Accounting Standards Updates (“ASUs”) to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statements.

Results of Operations for the Years Ended December 31, 2014 and 2013

Net Sales

Net sales were $51,255 for 2014 versus $39,315 for 2013. Our 2014 sales represented the clearance of a significant part of our remaining inventory at reduced pricing since it was nearing expiration.

Cost of Goods Sold

Cost of goods sold for 2014 was $45,924 resulting in a gross profit of $5,331. Cost of goods sold for the 2013 was $42,858 and contained a charge of $29,200 for product impairment due to expired inventory. Because of the limited amount of sales during the years ended 2014 and 2013, margins indicated may not be indicative of future margins at different sales levels.

Selling and Marketing Expenses

Selling and marketing expenses were $31,620 and $276,444 in 2014 and 2013, respectively. In 2013 we hired a number of employees and incurred payroll expenses totaling $176,422 ($83,250 of which was stock-based) while in 2014 our payroll expense was $17,619. In addition, expenses in 2014 were lower than in 2013 in the following categories: marketing ($22,000 of which $20,000 was stock-based), advertising ($44,000) and commissions and royalties ($11,000).

General and Administrative Expenses

General and administrative expenses for 2014 were $674,157, compared to $336,830 for the comparable period in 2013. In 2014, our payroll related expenses for our CEO and Controller totaled $335,220 while in 2013 we our comparable payroll costs were post-Merger cost totaling $73,975. All payroll costs for our CEO and Controller were accrued and unpaid. Also in 2014, director’s fees, office supplies, office rent and telephone costs amounted to $67,000 while in 2013 the comparable post-Merger costs totaled $31,000. Finally, expenses in 2014 were higher than in 2013 in the following categories: investor relations ($22,500 of which $12,500 was stock-based) and corporation and SEC filing fees ($13,000).

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Fair Value of Contributed Services

Fair value of contributed services was $233,616 for 2013 and represented costs of certain shared administrative services and the costs for services provided by our CEO and Controller who did not accrue compensation from our Company prior to October 29, 2013, the effective date of the Merger. There were no such expenses in 2014.

Interest Expense

Interest expense in 2014 was $159,868 compared to $465,532 for the same period in 2013. The 2013 amount includes $272,015 amortization of debt discount and accretion of principal balance relating to notes payable that were repayable at two times principal. There are no similar costs for 2014.

Interest Income

Interest income during 2013 was $33,283 and represented an interest accrual on the advances to shareholder. 2014 contains no similar interest income since the shareholder advances were repaid in prior years.

Gain or Loss on Extinguishment of Debt

See Note 13 to the accompanying consolidated financial statements for a detail of the components for this category.

Results of Operations for the Three Months Ended March, 2015 and 2014

Net Sales

We had no net sales during the three months ended March 31, 2015 and 2014. Due to the lack of funding we lost our sales staff in the fourth quarter of 2013 and liquidated our inventory in the last quarter of 2014.

Cost of Goods Sold

There was no cost of goods sold for the three months ended March 31, 2015 and 2014 due to the lack of sales.

Selling and Marketing Expenses

Selling and marketing expenses were $84,689 and $7,904 for the three months ended March 31, 2015 and 2014, respectively. The increase in these expenses were primarily attributable to $65,000 of stock-based expenses for marketing consulting concerning loyalty points in China which represented the fair value of the services rendered. These shares were issued in anticipation of the Sky Rover SPA.

General and Administrative Expenses

General and administrative expenses for the three months ended March 31, 2015 and 2014 were $56,053 and $214,221, respectively. The 2014 period includes $146,010 in employee compensation and benefits which was not present in 2015. During the three months ended March 31, 2015, the Company’s management was transitioning and therefore no salaries or wages were accrued in connection with services. Our former CEO agreed to forgo any compensation prior to the SPA closing as any salary would be forgiven as part of his separation agreement. Our former controller was paid as a consultant for services rendered at a fraction of a cost compared to his previous full-time salary.

Interest Expense

Interest expense for the three months ended March 31, 2015 and 2014 were $28,386 and $40,009, respectively. The decrease in interest expense during the 2015 period resulted from lower amortization expense for debt discounts compared to the 2014 period and a reduction in total debt due to various settlement agreements entered into with noteholders.

Gain (Loss) on Extinguishment of Debt

The gain on extinguishment of debt for the three months ended March 31, 2015 was attributable to settlements and write-offs of accounts payable ($191,951), accrued expenses ($25,783), notes payable ($45,000), and advances from related parties ($15,000). During the first quarter of 2014, a creditor holding notes payable with repayment amounts totaling $55,000 converted his notes and related accrued interest into 115,637 shares of common stock of our merged company. Because these notes payable were not previously convertible, we valued the shares issued upon conversion at their fair market value and recorded a loss on extinguishment of debt totaling $33,594 in connection with this transaction.

The accounts payable write-offs were a result of certain payables reaching or expected to reach their statute of limitations for the vendor to legally enforce the liability or are contested invoices where the Company believed they were erroneously or incorrectly billed, or the services were not performed in accordance with the agreement, and a favorable outcome is probable.

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Liquidity and Capital Resources

As of March 31, 2015, our principal source of liquidity is from the receipt of $3,000,000 from Mr. Lei Pei in accordance with the September 19, 2014 Stock Purchase Agreement and the sale of 6,000,000 shares of newly issued common stock resulting in cash proceeds of $3,000,000. The receipt of the $3,000,000 was received on March 30, 2015 and will be used to fund our operating costs, operating and marketing of our newly acquired businesses, general corporate purposes, working capital requirements, and expansion plans through the end of 2015. Prior to this stock sale, we funded our operations through the issuance of issuance of debt instruments and sales of our common stock.

As of March 31, 2015, our cash and cash equivalents were $3,106,815 and we had working capital of $1,072,352. We will continue to seek to raise capital through the issuance of stock and debt to fund the requirements of our businesses.

Debt

In prior years, we issued a number of notes payable and used the proceeds to fund operations. These notes payable were, in most cases, issued along with common shares of FITT or common shares of FTCY which were owned by FITT prior to the Merger. See Note 8 to the accompanying consolidated financial statements for additional information.

During the first quarter ended March 31, 2014, holders of $55,000 of debt (repayment value) elected to convert the obligations, including the related accrued interest totaling $15,479 into 115,637 common shares of the merged entity. Also during the first quarter of 2014, we entered into a convertible promissory note with a note holder which was assigned to a third party and amended in the third quarter of 2014. During the fourth quarter of 2014, we entered into new note agreements with noteholders of $1,515,000 of debt whereby the maturity dates were extended to August 2015, interest rates were reset at 10%, and a significant amount of accrued interest was forgiven. The new note agreements also contain a forced conversion feature at the option of the Company when certain market conditions are met. See Note 8 to the accompanying consolidated financial statements for further information.

During the three months ended March 31, 2015, we reduced our notes payable by $45,000 through a debt write-off and note settlement.

Equity

During 2014, we issued 50,000 common shares (valued at $12,500) to a service provider for various public relations services. In 2013, we issued 526,599 shares of common stock (total value of $27,500) in consideration of entering into agreements with two individuals for services. Also in 2013, we issued 213,300 of our common shares (total value of $83,250) to two employees as incentive for them to begin employment with us.

During the three months March 31, 2015, we issued 6,000,000 shares of common stock resulting in $3,000,000 in cash proceeds to us.

Cash Flows

The following table sets forth our cash flows for the year ended December 31:

	2014	2013	Change
Operating activities
Net income (loss)	$190,620	$(1,666,458)	$1,857,078
Change in non-cash items	(1,030,624)	1,036,381	(2,067,005)
Change in working capital	481,561	409,523	72,038
Total	(358,443)	(220,554)	(137,889)
Investing activities	(1,871)	(80,629)	78,758
Financing activities	515,000	294,500	220,500
Total	$154,686	$(6,683)	$161,369

The following table sets forth our cash flows for the three months ended March 31:

	2015	2014
Operating activities
Net income (loss)	$108,006	$(296,328)
Change in non-cash items	(206,675)	35,887
Change in working capital	3,335	217,559
Total	(95,334)	(42,882)
Investing activities	(168,007)	(1,771)
Financing activities	3,214,885	70,000
Total	$2,951,544	$25,347

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Operating Activities

During the three months ended March 31, 2015, non-cash items includes gains on extinguishment of debt, shares issued for compensation and services and depreciation. The change in working capital is primarily related to reductions in accounts payable, partially offset by accrued expenses.

During the years ended December 31, 2014 and 2013 and the three months ended March 31, 2014, the change in non-cash items includes gains and loss on extinguishment of debt, shares issued for compensation and services, the fair value of contributed services, depreciation, and amortization of debt discount/debt accretion. The change in working capital is primarily related to increases in accounts payable, accrued expenses and accrued compensation.

Investing Activities

During the year ended December 31, 2014 cash used in investing activities consists of capital expenditures, along with cash advances to and repayments from a related party and our major shareholder. For 2013, this category also includes net liabilities assumed in the Merger.

During the three months ended March 31, 2015, we repaid $18,007 to a related party. We also paid $150,000 in connection with our purchase of the Powerdyne EB-5 License. During the comparable 2014 period, we repaid $1,771 to a related party and a shareholder.

Financing Activities

Cash provided from the issuance of notes payable was $40,000 and $230,000 in the 2014 and 2013 years, respectively. The 2014 period includes $525,000 in deposits and $50,000 in payments relating to a proposed business combination while the 2013 period included $64,500 in capital contributions from a major shareholder.

During the three months ended March 31, 2015, we received $3,000,000 from the sale of 6,000,000 shares of common stock. We also received $139,885 in advances from Sky Rover in connection with the Sky Rover stock purchase transaction described in Note 10 to the accompanying consolidated financial statements.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our executive officers and directors as of April 21, 2015. All directors serve for a term set to expire at the next annual meeting of stockholders of Vape or until their successors are elected and qualified. All officers are appointed by our board of directors and their terms of officer are, except to the extent governed by an employment contract, at the discretion of our board of directors.

Name	Age	Position(s) and Office(s)
Lei Pei	37	Current Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors.
Ning Liu	53	Current President, Chief Operating Officer and Director.
Michael R. Dunn	63	Current Executive VP of Finance and Director. Former Chief Executive Officer, Chief Financial Officer and Secretary.
Junfei Ren	24	Current Secretary and Director.
Xiang Ling Yun	38	Current Director.
Derek Jones	76	Former Director.

Pei Lei, our current Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors, joined us on April 17, 2015. Mr. Pei has a Bachelor’s degree in International Economic Law from Nankai University, China and a Master’s degree in International Business Law from the University of Manchester, UK. Mr. Pei has been a consultant to global, top 10 law firms regarding Chinese law related matters. Mr. Pei served as Legal Counsel for Liberty & Co. Solicitors in London, UK, from 2002 to 2005. He was a lawyer with the Beijing Concord & Partners from 2005 to 2007, and then with the Beijing office of the international law firm, Hogan Lovells, from 2007 to 2008. He served as a Managing Partner with King & Bond Law Firm in Beijing from 2008 to 2010. From 2010 to 2013, Mr. Pei served as the Co-founder and General Manager of Lawspirit Education Group Limited in Beijing, China. Mr. Pei is currently the National Senior Financial Planner of Chinese National Human Resources and the Ministry of Labor and Social Security, and Chairman and General Manager of Guangdong Wu Jie Business Union Technology Co., Ltd. Mr. Pei also serves as the Chief Operating Officer of Sky Rover Holding, Ltd.

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Ning Liu, our current President, Chief Operating Officer and member of the Board of Directors, was appointed to all positions with the Company on April 17, 2015. Mr. Liu, who is originally from Fuzhou, Fujian, China, is a businessman, investor and philanthropist. Mr. Liu is the founder and serves as the President of American International Cultural Exchange Foundation (AICEF) in Los Angeles, California. AICEF is a non-profit organization that promotes cultural interaction between China and the United States.  AICEF has successfully hosted more than 100 large-scale theatrical performance and events, including Spirit of Chang An, Yulan-Love of the World, and The Terracotta Nutcracker. Mr. Liu has also served as President of a health products manufacturer with annual sales of over $80 million and as a senior manager of a trading company with annual sales over $300 million, both doing business in the United States and China.  In addition, from 2005 to present, Mr. Liu has assisted Chinese domestic enterprises in the development of their business in the United States. Mr. Liu, who has a Master’s degree from Beijing University, has been active in founding, organizing and managing a number of foreign investment projects to China.  He has served as a senior executive in five different public companies in the U.S., and three in Hong Kong. He has extensive experience in international trade, finance, venture capital, private placement and cultural activities.

Michael R. Dunn, our current Executive Vice President of Finance and member of our Board of Directors, previously served as Chief Executive Officer, Chief Financial Officer, and Chairman of our Board of Directors from May 28, 2008 until April 17, 2015. He joined the Company, which was considered a turn-around project, in order to work on the reduction of significant Company debt, obtain major capital infusion, provide a rationalization of our product line, and establish a more effective product distribution.

From December 1995 through 2010, Mr. Dunn was the Chief Executive Officer of Bankers Integration Group, Inc., an e-commerce company serving the automotive finance and insurance industry. In mid-1995 through 2006, Mr. Dunn started a company that generated a $60 million auto portfolio which later sold the paper to a subsidiary of General Motors. Mr. Dunn interfaced with the top CEOs of automotive companies, including Harold Poling, the former CEO and Chairman of Ford Motor Company, and Bob Eaton, the former Chairman and CEO of Daimler Chrysler. Mr. Dunn secured $22.2 million in equity financing for the Company, plus an additional $20.8 million and $1.9 million in debt and lease financing, respectively. Bankers Integration Group, Inc. filed for Chapter 11 bankruptcy protection in October of 2007, and Mr. Dunn acted as the Trustee and coordinated the sale of the assets. The case was closed on November 17, 2010. Mr. Dunn also served as Chairman and Chief Executive Officer of Mountaineer Gaming, a gaming and entertainment company, where he coordinated the design and implementation of a $10 million renovation of the racetrack, and put into service over 700 new video lottery machines. The park had over 450 employees while Mr. Dunn was Chairman and CEO of the public company. He was instrumental in raising investor capital of approximately $17 million, plus an additional $17 million in construction loan and equipment lease financing. Mr. Dunn has vast experience as being the owner, manager, and director of various businesses, both large and small. Mr. Dunn attended La Crosse State University, Wisconsin, in business and has extensive training in business management and leadership.

Junfei Ren, the Company’s current Secretary and a member of the Board of Directors, joined us on April 17, 2015. Ms. Junfei Ren graduated in 2012 from Purdue University, Krannert School of Management in West Lafayette, Indiana, with a degree in Bachelor of Science. During college, Ms. Ren worked as a Financial Analyst with Blackmore Partners based in Chicago, Illinois, from May 2011 to July 2011. After graduation, she worked as an internal auditor for Elster SE (a public company once listed on the New York Stock Exchange) located in Essen, Germany in 2012, and Deutsche Borse (a public company listed on the German Stock Exchange) as Controller Assistant in 2013. Ms. Ren moved to Los Angeles, California, in 2013 to pursue a Master of Accounting degree, which she obtained from the University of Southern California, Leventhal School of Accounting, in May 2014. Ms. Ren is currently pursuing to be a Certified Public Accountant and registered for the exam in the State of California. Ms. Ren is fluent in Mandarin Chinese and English and has working proficiency in German.

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Xiang Ling Yun was appointed to our Board of Directors on April 17, 2015. Mr. Ling Yun Xiang has a Bachelor’s degree in Economics from Zhongnan University of Economics and Law, School of Trade and Economic, and received his International Quality System Certification (ISO9000-9004) as a Senior Auditor in 1988. In 2004, Mr. Xiang received his Master’s degree in Management from Guanghua School of Management, Beijing University. After obtaining his Master’s degree, Mr. Xiang worked as the General Manager of Guizhou Investment Asset Management Limited from 2004 to present. In 2014, Mr. Xiang received a Doctorate degree in Business Administration from American Purlinton University in Diamond Bar, California. From 2014 to present, Mr. Xiang also serves as the President of Investment Group Limited, and a Professor and Deputy Director of Institute of Global Cryptal Assets at American Purlinton University.

Derek Jones was appointed to our Board of Directors on April 26, 2005 and resigned on April 17, 2015.  Mr. Jones is a consultant and telecommunications analyst.  Since 2003, he has served as a Director of Native American Studies and Fund Raising Division of the Rio Grande Foundation, a New Mexico free market research and educational organization dedicated to the study of public policy.  Along with his background in Business Administration, Mr. Jones brings to us his knowledge and 35 years’ experience in the area of corporate development and finance as well as his background in the areas of International Finance and business affairs.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities.  Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, and principal accounting officer.  Our Code of Ethics was an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and filed with the SEC on April 16, 2007.

EXECUTIVE COMPENSATION

Summary Compensation Table

Set forth below is a summary of compensation for our principal executive officer and our two most highly compensated officers other than our principal executive officer (collectively, the “named executive officers”) for our last two fiscal years.  There have been no annuity, pension or retirement benefits ever paid to our officers, directors or employees.

With the exception of reimbursement of expenses incurred by our named executive officers during the scope of their employment and unless expressly stated otherwise in a footnote below, none of the named executive officers received other compensation, perquisites and/or personal benefits in excess of $10,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Michael R. Dunn	2014	$180,913	$-0-	$-0-	$-0-	$-0-	$-0-	$180,913
CEO, CFO (1)	2013	$229,731	$-0-	$-0-	$-0-	$-0-	$-0-	$229,731

_______________

(1)	Joined us May 28, 2008. For 2014 and 2013, all of Mr. Dunn’s salary was accrued and none was paid.

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Employment Agreements

Michael R. Dunn

On August 24, 2009, we entered into an Employment Agreement with Michael R. Dunn (the “Dunn Agreement”) to serve as our Chief Executive Officer (“CEO”) and Chairman of the Board of Directors (“Chairman”). Mr. Dunn has been serving as our CEO and Chairman since May 28, 2008.  The Dunn Agreement supersedes and replaces any prior employment agreement or arrangement between our company and Mr. Dunn.  The Dunn Agreement has a term of two years (the “Initial Term”).  Unless sooner terminated pursuant to the terms thereof, Mr. Dunn’s employment will automatically renew for additional one-year terms (each a “Renewal Term”).  Mr. Dunn will receive an initial annual salary of $189,000 per year, which will be increased by 5 percent on January 1st of each year.  He will also receive a monthly home office expense allowance of $2,000 and a monthly car allowance of $750.  If we fail to make any regularly scheduled payment of salary amounts owed to Mr. Dunn under the Dunn Agreement within fifteen (15) days of their due date, in lieu of such payment and subject to applicable securities laws, we shall issue, at Mr. Dunn’s option, shares of our common stock with a value of 150% of the payment owing to Mr. Dunn, such shares valued at the price per share in the last reported trade of our common stock on the date such payment should have been made.  Mr. Dunn has not exercised this option to date. The Dunn Agreement also states that Mr. Dunn will also be eligible to receive a bonus of $110,000, dependent on certain capital being raised. To date, no bonus has been approved for Mr. Dunn.  Mr. Dunn was also granted 233,333 shares of our common stock, vesting immediately, with a minimum of 216,667 shares restricted and subject to a lock-up provision that prohibits Mr. Dunn from selling, transferring or otherwise encumbering the shares for a period of six (6) months.  In addition, the shares are subject to forfeiture under certain circumstances in the first 6 months of the Dunn Agreement. Mr. Dunn also is entitled to additional benefits commensurate with the position of Chief Executive Officer, including paid vacation, reimbursement of reasonable and necessary business expenses incurred in the performance of his duties, and eligibility to participate in our employee benefit plans.

If we terminate Mr. Dunn’s employment for any reason other than just cause, Mr. Dunn will be entitled to payment of his annual salary, as in effect on the date of his termination, for either twelve (12) months or through the Initial Term or any applicable Renewal Term, whichever period of time is longer.  In addition we will continue to pay for coverage for Mr. Dunn and his dependents under our group insurance plans for a period of twelve (12) months from the effective date of termination. The Dunn Agreement also contains customary non-disclosure/non-solicitation and non-competition provisions.

On November 25, 2009 we entered into Amendment #1 to the Dunn Agreement under which the sections of the Dunn Agreement relating to Prohibited Behavior and Business Opportunities were amended to allow Mr. Dunn to have an interest in and participate in FITT.

The 233,333 shares were fully vested on August 24, 2009, the date of issuance. Accordingly during 2009, we recorded stock-based compensation expense of $350,000, based on the market price on the date of issuance.

In order to facilitate the investment by Sky Rover, on September 19, 2014 we entered into a Settlement Agreement with Mr. Dunn thereby terminating the Dunn Agreement which became effective at the closing of the Sky Rover SPA. Under the Settlement Agreement, Mr. Dunn agreed to forgive all accrued but unpaid salary which amounted to $1,053,187 and any additional accrued salary though the closing date of the Sky Rover SPA. In addition, Mr. Dunn gave up his right to any severance payment which would be due him under his employment agreement. For our part, we agreed to issue Mr. Dunn a promissory note for the amount of unpaid advances made to us by him in the amount of $142,203. The note will bear interest at 8% per annum and becomes due and payable one year from its effective date. Finally, Mr. Dunn will be allowed to retain no less than 2,000,000 of his currently held common shares.

Robert E. Crowson, Jr.

On August 24, 2009, we entered into an Employment Agreement with Robert E. Crowson, Jr. (the “Crowson Agreement”) to serve as our Controller, a non-officer position.  The Crowson Agreement has a term of two years (the “Initial Term”).  Unless sooner terminated pursuant to the terms thereof, Mr. Crowson’s employment will automatically renew for additional one-year terms (each a “Renewal Term”).  Mr. Crowson will receive an initial annual salary of $120,000 per year, which will be increased by 5 percent on January 1st of each year.  If we fail to make any regularly scheduled payment of salary amounts owed to Mr. Crowson under the Crowson Agreement within fifteen (15) days of their due date, in lieu of such payment and subject to applicable securities laws, we shall issue, at Mr. Crowson’s option, shares of our common stock with a value of 150% of the payment owing to Mr. Crowson, such shares valued at the price per share in the last reported trade of our common stock on the date such payment should have been made. Mr. Crowson has not exercised this option to date. Mr. Crowson was also granted 50,000 shares of our common stock, vesting immediately, with a minimum of 40,000 shares restricted and subject to a lock-up provision that prohibits Mr. Crowson from selling, transferring or otherwise encumbering the shares for a period of six (6) months.  In addition, the shares are subject to forfeiture under certain circumstances in the first 6 months of the Crowson Agreement. Mr. Crowson also is entitled to additional benefits commensurate with the position of Controller including paid vacation, reimbursement of reasonable and necessary business expenses incurred in the performance of his duties, and eligibility to participate in our employee benefit plans.

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If we terminate Mr. Crowson’s employment for any reason other than just cause, Mr. Crowson will be entitled to payment of his annual salary, as in effect on the date of his termination, for either twelve (12) months or through the Initial Term or any applicable Renewal Term, whichever period of time is longer.  In addition we will continue to pay for coverage for Mr. Crowson and his dependents under our group insurance plans for a period of twelve (12) months from the effective date of termination.

On November 25, 2009 we entered into Amendment #1 to the Crowson Agreement under which the sections of the Crowson Agreement relating to Prohibited Behavior and Business Opportunities were amended to allow Mr. Crowson to have an interest in and participate in FITT.

The 50,000 shares were fully vested on August 24, 2009, the date of issuance. Accordingly, during 2009, we recorded stock-based compensation expense of $75,000, based on the market price on the date of issuance.

On November 10, 2014, we entered into a Settlement Agreement with Mr. Crowson thereby terminating the Crowson Agreement. The Settlement Agreement became effective at closing of the Sky Rover SPA. Under the Settlement Agreement, Mr. Crowson agreed to forgive all accrued but unpaid salary which amounted to $441,462 and any additional accrued salary though the closing date of the Sky Rover SPA. In addition, Mr. Crowson gave up his right to any severance payment which might be due him under the Crowson Agreement. For our part, we agreed to repay Mr. Crowson $3,699 for advances he had made to our Company and repay a relative of Mr. Crowson $15,984 for employee health insurance premiums she had made on behalf of our Company. Finally, Mr. Crowson will be allowed to retain no less than 300,000 shares of our common stock issued to him in the Merger with FITT.

Director Compensation

On October 15, 2009 the Board of Directors approved a program to compensate our outside directors at the rate of $3,000 per calendar quarter in cash or in equivalent value of shares of our common stock. All directors are entitled to reimbursement of expenses incurred in the performance of their duties as directors, including their attendance at Board of Directors meetings.

During 2014 and 2013, we accrued director’s fees for Derek Jones in the amount of $12,000 and $2,000, respectively.

Grants of Plan Based Awards

There were no grants of plan-based awards during our last fiscal year.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information concerning our best estimate of the beneficial stock ownership of our common stock as of May 29, 2015. The information is presented with respect to: (i) each person who is known to us to beneficially own more than 5% of our common stock; (ii) each officer and director; and (iii) all directors and officers as a group; based upon 47,567,902 shares of outstanding common stock.

	Common Stock		Preferred Stock
Name and Address of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership	Percent Ownership of Class(2)	Amount and Nature of Beneficial Ownership	Percent Ownership of Class
Michael R. Dunn, EVP of Finance and Director	2,253,064	4.7%	-0-	0.0%
Lei Pei, CEO, CFO and Chairman of Board of Directors	6,000,000	12.6%	-0-	0.0%
Ning Liu, President, COO and Director	-0-	0.0%	-0-	0.0%
Xiang Ling Yun, Director	-0-	0.0%	-0-	0.0%
Junfei Ren, Secretary and Director(3)	-0-	0.0%	-0-	0.0%
All executive officers and directors as a group	17,373,064	36.5%	-0-	0.0%
Future Continental Limited(4)	7,000,000	14.7%	-0-	0.0%
Discover Future Limited(4)	7,000,000	14.7%	-0-	0.0%
Global Future Development Limited(4)	7,280,000	15.3%	-0-	0.0%
Master Power Holdings Group(4)	9,120,000	19.2%	-0-	0.0%

_______________

*Less than 1%.

(1) c/o our address, 301 Brea Canyon Road, Walnut, CA 91789, unless otherwise noted.

(2) Except as otherwise indicated, we believe that the beneficial owners of common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(3) Ms. Junfei Ren is the sole officer of Global Future Development Limited which received a total of 7,280,000 shares in connection with the Sky Rover SPA transaction. However, Ms. Junfei Ren does not directly or beneficially own any shares of the Company.

(4) Future Continental Limited, Discover Future Limited, Global Future Development Limited and Master Power Holdings Group collectively acquired 30,400,000 shares in the Company in connection with the Sky Rover SPA (the “Acquiring Shareholders”) representing a combined 68.1% voting power. By virtue of the manner in which the Acquiring Shareholders acquired the shares, they may be deemed to have formed a “group” within the meaning of Section 13(d)(3) of the Exchange Act and may be deemed to beneficially own 68.1% of the Company. However, each of the Acquiring Shareholders disclaims beneficial ownership of the shares beneficially owned by each other party.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

During the previous two fiscal years preceding the Company’s last fiscal year to present, there have been no transactions with related persons, promoters or certain control persons as covered by Item 404 of Regulation S-K. However, in connection with that certain Stock Purchase Agreement with Sky Rover, certain unaffiliated entities may have formed a “group” under Section 13(d)(3) of the Exchange Act and certain subsequently appointed executive officers and directors have varying degrees of affiliation with these entities which may result in related party transactions in the future. These affiliations are disclosed herein.

Acquiring Shareholders

In connection with the Sky Rover SPA, the following parties acquired a total of 30,400,000 shares of the Company’s common stock:

•	Future Continental Limited – 7,000,000 shares;

•	Discover Future Limited – 7,000,000 shares;

•	Global Future Development Limited – 7,280,000 shares; and

•	Master Power Holdings Group – 9,120,000 shares.

Future Continental Limited, Discover Future Limited, Global Future Development Limited and Master Power Holdings Group collectively acquired 30,400,000 shares in the Company in connection with the Sky Rover SPA (the “Acquiring Shareholders”) representing a combined 68.1% voting power. By virtue of the manner in which the Acquiring Shareholders acquired the shares, they may be deemed to have formed a “group” within the meaning of Section 13(d)(3) of the Exchange Act and may be deemed to beneficially own 68.1% of the Company. However, each of the Acquiring Shareholders disclaims beneficial ownership of the shares beneficially owned by each other party.

In addition, a few of our subsequently-appointed executive officers and directors have affiliations with the Acquiring Shareholders which may, in the event of future transactions between any of the Acquiring Shareholders and the Company, be classified as related party transactions. Namely, 1) Junfei Ren, our newly-appointed Secretary and member of the Board of Directors, is the sole officer of Global Future Development Limited, but has no voting control over the entity, and 2) our CEO Lei Pei is the COO and a director of Sky Rover as well as a minority shareholder.

Subsidiaries

Also in connection with the Sky Rover SPA, the Company plans to acquire Future Technology, Inc. (the “IP Subsidiary”) and Global EGD Development, Inc. (the “Mobile Subsidiary”) pending the completion of an audit of each of the entities. Until such times that the audits are complete, these entities are not subsidiaries of the Company; however, they are controlled by certain of our officers and directors as noted below. The IP Subsidiary is currently owned by our newly-appointed CEO Lei Pei and Mr. Pei is the sole officer and director of the entity. The Mobile Subsidiary is operated by Mr. Pei as CEO and a member of the Board of Directors, Junfei Ren as Secretary and a member of the Board of Directors and Ning Liu as a member of the Board of Directors.

All of the above transactions were consummated prior to any of the above executive officers, directors or covered security holders becoming related to the Company and thus do not constitute related party transactions. However, any future transactions by and among the parties mentioned above may qualify as related party transactions and will be disclosed accordingly.

44

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

A copy of the registration statement and the accompanying exhibits and any other document we file may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and copies of all or any part of the registration statement may be obtained from this office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference facilities in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are available to the public from the SEC’s website at www.sec.gov.

FINANCIAL STATEMENTS

Our audited consolidated financial statements for the period for the years ended December 31, 2013 and December 31, 2014, and our unaudited consolidated financial statements for the three months ended March 31, 2015 and 2014, are included herewith.

45

GLOBAL FUTURE CITY HOLDING INC.

46

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Global Future City Holding Inc.

We have audited the accompanying consolidated balance sheets of Global Future City Holding Inc. (formerly FITT Highway Products, Inc.) and subsidiary (collectively the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Future City Holding Inc. as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ dbbmckennon

Newport Beach, California

April 1, 2015

F-1

GLOBAL FUTURE CITY HOLDING INC.

(formerly FITT HIGHWAY PRODUCTS, INC.)

CONSOLIDATED BALANCE SHEETS

	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$155,271	$585
Accounts receivable, net of allowance	51,256	–
Inventories	3,426	52,496
Prepaid expenses	10,277	4,232
Total current assets	220,230	57,313
Property and equipment, net	6,059	12,169
Total assets	$226,289	$69,482

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$505,602	$694,003
Accrued expenses and deposits	526,238	324,522
Accrued compensation	1,996,559	1,712,724
Notes payable	1,100,000	1,650,000
Advances from related parties	157,203	159,074
Total current liabilities	4,285,602	4,540,323
Total liabilities	4,285,602	4,540,323

Commitments and contingencies (Note 10)

Shareholders’ deficit:
Preferred stock, $0.001 par value: 20,000,000 shares authorized, no shares issued and outstanding	–	–
Common stock, $0.001 par value: 150,000,000 shares authorized, 37,763,410 and 38,018,748 shares issued and outstanding at December 31, 2014 and 2013, respectively.	37,763	38,019
Additional paid-in capital	435,040	213,876
Accumulated deficit	(4,532,116)	(4,722,736)
Total shareholders’ deficit	(4,059,313)	(4,470,841)
Total liabilities and shareholders’ deficit	$226,289	$69,482

See accompanying Notes to Consolidated Financial Statements.

F-2

GLOBAL FUTURE CITY HOLDING INC.

(formerly FITT HIGHWAY PRODUCTS, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2014	2013
Net sales	$51,255	$39,315
Cost of goods sold:
Cost of goods	45,924	13,658
Inventory impairment	–	29,200
Total cost of goods sold	45,924	42,858
Gross profit (loss)	5,331	(3,543)

Operating expenses:
Selling and marketing	31,620	276,444
General and administrative	674,157	570,446
Total operating expenses	705,777	846,890
Operating loss	(700,446)	(850,433)

Other (income) expense:
Interest expense	159,868	465,532
Interest income	–	(33,283)
(Gain) loss on extinguishment of debt	(1,051,734)	382,976
Income (loss) before income taxes	191,420	(1,665,658)
Income taxes	800	800
Net income (loss)	$190,620	$(1,666,458)

Basic net income (loss) per common share	$0.01	$(0.05)
Diluted net income (loss) per common share	$0.01	$(0.05)

Weighted average number of common shares used in basic per share calculations	37,609,063	33,627,167
Weighted average number of common shares used in diluted per share calculations	38,955,254	33,627,167

See accompanying Notes to Consolidated Financial Statements.

F-3

GLOBAL FUTURE CITY HOLDING INC.

(formerly FITT HIGHWAY PRODUCTS, INC.)

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

	Preferred Stock		Common Stock		Additional Paid-in	Advances to	Accumulated Other Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Capital	Shareholder	Loss	Deficit	Total
Balance at December 31, 2012	–	$–	32,231,661	$32,232	$1,829,329	$(544,667)	$(111,000)	$(2,188,759)	$(982,865)
Stock issued to non-employees for services and operating expenses	–	–	526,599	527	26,973	–	–	–	27,500
Stock issued for compensation	–	–	213,300	213	83,037	–	–	–	83,250
Capital contributions	–	–	–	–	64,500	–	–	–	64,500
Fair value of contributed services	–	–	–	–	233,616	–	–	–	233,616
Stock issued in connection with the issuance of notes payable	–	–	28,440	29	4,971	–	–	–	5,000
Unrealized gain on available for sales securities	–	–	–	–	–	–	28,292	–	28,292
Shares retained in Merger	–	–	4,155,372	4,155	(2,934,232)	544,667	82,708	(867,519)	(3,170,221)
Stock issued for extinguishment of debt	–	–	863,376	863	905,682	–	–	–	906,545
Net loss	–	–	–	–	–	–	–	(1,666,458)	(1,666,458)

Balance at December 31, 2013	–	–	38,018,748	38,019	213,876	–	–	(4,722,736)	(4,470,841)
Stock issued to non-employees for services	–	–	50,000	50	12,450	–	–	–	12,500
Stock returned for repayment of advances	–	–	(695,736)	(696)	(26,855)	–	–	–	(27,551)
Stock issued for extinguishment of debt	–	–	390,398	390	235,569	–	–	–	235,959
Net income	–	–	–	–	–	–	–	190,620	190,620
Balance at December 31, 2014	–	$–	37,763,410	$37,763	$435,040	$–	$–	$(4,532,116)	(4,059,313)

See accompanying Notes to Consolidated Financial Statements.

F-4

GLOBAL FUTURE CITY HOLDING INC.

(formerly FITT HIGHWAY PRODUCTS, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$190,620	$(1,666,458)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
(Gain) loss on extinguishment of debt	(1,051,734)	382,976
Common stock issued for services and compensation	12,500	110,750
Fair value of contributed services	–	233,616
Depreciation	6,110	5,786
Amortization of debt discount/debt accretion	2,500	303,253
Changes in operating assets and liabilities:
Accounts receivable	(51,256)	824
Inventories	49,070	(1,825)
Prepaid expenses	(6,045)	510
Accounts payable	86,360	131,572
Accrued expenses	147,148	172,361
Accrued compensation	256,284	106,081
Net cash used in operating activities	(358,443)	(220,554)

Cash flows from investing activities:
Capital expenditures	–	(3,015)
Advances (repayments) to/from related party	(1,871)	69,524
Advances to shareholder	–	(147,138)
Net cash used in investing activities	(1,871)	(80,629)

Cash flows from financing activities:
Proceeds from issuance of notes payable	40,000	230,000
Proceeds from deposit on proposed business combination	525,000	–
Payment to shareholder to facilitate proposed business combination	(50,000)	–
Proceeds from capital contributions	–	64,500
Net cash provided by financing activities	515,000	294,500

Net increase (decrease) in cash and cash equivalents	154,686	(6,683)

Cash and cash equivalents at beginning of year	585	7,268
Cash and cash equivalents at end of year	$155,271	$585

Supplemental disclosure of cash flow information:
Cash paid for interest	$562	$562
Cash paid for income taxes	$–	$–

Supplemental disclosure of non-cash investing and financing activities:
Repayment of advances with common stock	$27,551	$691,805
Conversion of notes payable and accrued interest	$70,479	$906,545
Discount on notes payable	$2,500	$128,000
Net liabilities assumed from reverse merger	$–	$2,987,791

 See accompanying Notes to Consolidated Financial Statements.

F-5

GLOBAL FUTURE CITY HOLDING INC.

(formerly FITT HIGHWAY PRODUCTS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.          Business and Management’s Plan of Operation

Business

Global Future City Holding Inc., formerly FITT Highway Products, Inc. (the “Company”), is in the business of manufacturing (on an outsource basis), distribution and sale of energy drinks. We market three two-ounce energy shots named “F.I.T.T. Energy for Life” (the “FITT Energy Shot”), “F.I.T.T. Energy Extreme” and "F.I.T.T. Energy Rx". As discussed in Note 14, we have agreed to sell 80% of our common stock to Sky Rover Holdings Ltd. (“Sky Rover”). If we are successful in closing this transaction, our business will also include the marketing and promotion of an E-Gold coin (the “EGD”), a type of crypto-asset created by Sky Rover, to merchants and consumers.

If the Sky Rover transaction closes, we will continue to market and sell our FITT brand of energy shots while considering additional business alternatives, including among other things, a proposed business model where the Company shall establish four subsidiaries. The first subsidiary will market a mobile application (“IP Technology”). Because the price of EGD continuously fluctuates, the IP Technology provides merchants with proprietary software that enables these merchants to calculate how much Rewarded EGD (as defined below) a consumer is eligible to receive. The second subsidiary will operate an online store and various merchants that sell goods and services to consumers, and gives consumers a certain percentage for completing the task or for the purchased goods/services back in the form of EGD (“Rewarded EGD”) as part of a loyalty program. The third subsidiary will be a foreign company that will sell a set amount of EGD to foreign individuals and entities. The fourth subsidiary will continue to sell the Company’s current energy drinks while participating in giving away Rewarded EGD as well. The Company itself will provide marketing services to merchants that want to establish loyalty program(s) with its customers (collectively, the “Proposed Business Model”).

The Securities and Exchange Commission (“SEC”) has not deemed whether a form of digital currency or crypto-asset itself is a security, due to this uncertainty, the Company has submitted a Request for No-Action Relief (the “No-Action Letter) on February 10, 2015 to the SEC to obtain clarification that the SEC will not recommend enforcement action against the Company and its related subsidiaries regarding the Proposed Business Model if they conduct themselves as described in the No-Action Letter.

If the Sky Rover transaction fails to close, the Company will continue to market and sell our FITT brand of energy shots.

Name Change

On October 16, 2014, our Board of Directors approved an agreement and plan to merge with our newly formed and wholly-owned subsidiary, Global Future City Holding Inc., a Nevada corporation, to effectuate a name change from FITT Highway Products, Inc. to Global Future City Holding Inc. Global was formed solely for the purpose of this name change and our Company would be the surviving entity following the merger. The Articles of Merger effectuating the merger and name change were filed with the Nevada Secretary of State on October 16, 2014 and became effective October 29, 2014. In connection with the name change, our ticker symbol was changed from FHWY to FTCY.

Merger with FITT

In 2012, F.I.T.T Energy Products, Inc. (“FITT”) proposed negotiating a business combination with us and, on November 5, 2012, our Board of Directors approved commencing formal negotiations with FITT in this regard. On June 12, 2013, the Board, by unanimous written consent, recommended that our stockholders approve the Company entering into a Merger and Reorganization Agreement (the “Merger Agreement”) with FITT and on June 12, 2013, holders of a majority of the voting power of all shares of our common and preferred stock entitled to vote, by written consent in lieu of a special meeting of our stockholders, approved the following action: entry into the Merger Agreement with FITT whereby FITT would be merged into the Company, with the Company being the surviving entity (the “Merger”). The Merger Agreement, which was entered into on June 18, 2013, required that FITT obtain an independent valuation which would serve as the basis for a share exchange once all necessary approvals were obtained. A Definitive Information Statement on Schedule 14C (“DEF 14C”) was mailed to our shareholders on October 8, 2013 and the Merger became effective on October 29, 2013. On October 29, 2013, we issued 33,000,000 shares of common stock to the shareholders of FITT in the manner set out in the Merger Agreement. As such, the FITT shareholders owned approximately 89% of the post merged company as of the transaction date. Global Future City Holding Inc. and FITT are hereafter known collectively as the “Company”.

F-6

For accounting purposes, this merger was treated as a reverse-acquisition since control of our Company passed to the FITT shareholders. As a result of this accounting treatment, subsequent to October 29, 2013, the effective date of the reverse-acquisition, the historical financial statements of FITT, the accounting acquirer, are presented for all periods prior to the acquisition as a change in reporting entity. The financial statements of Global Future City Holding Inc. are included from October 29, 2013. The assets acquired and liabilities assumed of Global Future City Holding Inc. were recorded at fair value, which approximated the carrying value, on the acquisition date and included in the financial information post-merger. The following is pro-forma revenue and earnings information for the year ended December 31, 2013 assuming both our Company and FITT had been combined as of January 1, 2013. Amounts have been rounded to the nearest thousand and are unaudited:

Sales, net	$39,000

Loss before income taxes	$(2,338,000)

Management’s Plan of Operations

During the years ended December 31, 2014 and 2013, the Company has generated minimal revenue and had significant losses from operations.  Given the Company’s lack of historical revenue, negative cash flows from operations, operating losses, and lack of significant capital to execute our business and marketing plan for the FITT Energy Drinks, there are factors present that indicate substantial doubt about the Company’s ability to continue as a going concern.  Subsequent to year end, the Company has secured $3,000,000 in financing (see Note 14) that is expected to be used for working capital, repayment of certain debts, and investments into projects and/or inventory that Management expects will provide the Company with future revenues and the ability to obtain add-on financing if needed.  In addition, the Company has agreements in place, such that if and when the Sky Rover transaction is closed, approximately $1,680,000 in accrued compensation and payroll taxes will be alleviated from the Company’s current liabilities, $845,000 in notes payable, plus the related interest thereon can be forced to convert if market conditions are met, and $400,000 in deposits from Sky Rover will no longer be subject to return, for total reductions in liabilities of $2.9 million before any cash is used to settle additional liabilities. Accordingly, we believe based on historical operating costs and planned future operating costs, that the capital received and resulting debt alleviation subsequent to year end will be sufficient to finance our working capital needs over the next 12 months.

2.          Reverse Stock Split

On November 29, 2012, our Board executed a unanimous written consent authorizing and recommending that our stockholders approve a proposal to institute a one-for-sixty (1:60) reverse stock split. On the same day, holders of a majority of the voting power of all shares of our common and preferred stock entitled to vote, by written consent in lieu of a special meeting of our stockholders, approved the Board’s recommendation. The reverse split became effective February 15, 2013. All references to shares and per share information in these consolidated financial statements have been restated to give effect to the Reverse Split.

3.          Significant Accounting Policies

Accounting policies refer to specific accounting principles and the methods of applying those principles to fairly present the company's financial position and results of operations in accordance with generally accepted accounting principles. The policies discussed below include those that management has determined to be the most appropriate in preparing the company's consolidated financial statements

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Global Future City Holding Inc. and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation. Management makes estimates and assumptions that affect the amounts reported in the consolidated financial statements and footnotes. Actual results could differ from those estimates.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Our significant estimates relate to the assessment of contingent events, the valuation of stock awards, reserves for right of return on revenues, and inventory valuation.

Concentrations of Credit Risks

We will invest any cash balances we may have through high-credit quality financial institutions.  From time to time, we may maintain bank account levels in excess of FDIC insurance limits.  If the financial institution in which we have our accounts has financial difficulties, any cash balances in excess of the FDIC limits could be at risk.

Accounts receivable at December 31, 2014 was from one customer. There were no accounts receivable at December 31, 2013.

F-7

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of 90 or less to be cash equivalents.

Allowances for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make required payments. The Company considers the following factors when determining if collection of required payments is reasonably assured: customer credit-worthiness, past transaction history with the customer, and current economic industry trends. As of December 31, 2014 and 2013, there were no allowances for doubtful accounts.

Inventories

Inventories are valued at the lower of first-in, first-out, cost or market value (net realizable value). We regularly review our inventory quantities on hand and record a provision for excess and slow moving inventory based primarily on our estimated forecast of product demand and related product expiration dates.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful life of five years.  Significant renewals and betterments are capitalized while maintenance and repairs are charged to expense as incurred.  Leasehold improvements are amortized on the straight-line basis over the lesser of their estimated useful lives or the term of the related lease.

Fair Value of Financial Instruments

The Company follows the guidance of ASC 820 – Fair Value Measurement and Disclosure. Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of our Company. Unobservable inputs are inputs that reflect our Company’s assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company's financial instruments consisted primarily of (level 1) accounts payable, accrued expenses and deposits, and notes payable. The carrying amounts of the Company's financial instruments generally approximate their fair values due to the short term nature of these instruments.

As of December 31, 2014 and 2013, we did not have any level 2 or 3 assets or liabilities.

Debt Issued with Common Stock

Debt issued with common stock is accounted for under the guidelines established by ASC 470-20 – Accounting for Debt With Conversion or Other Options. We record the relative fair value of common stock related to the issuance of convertible debt as a debt discount or premium.  The discount or premium is subsequently amortized to interest expense over the expected term of the convertible debt.

Convertible Debt

We account for free-standing derivative instruments and hybrid instruments that contain embedded derivative features in accordance with ASC Topic 815, Accounting for Derivative Instruments and Hedging Activities, as well as related interpretations of this topic. In accordance with this topic, derivative instruments and hybrid instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. We determine the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, giving consideration to all of the rights and obligations of each instrument. We record all of these liabilities at their fair value at issuance and adjust the liabilities quarterly to reflect changes in their fair value.

F-8

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Due to historical net losses, a valuation allowance has been established to offset the deferred tax assets.

Revenue Recognition

We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Ownership of and title to our products pass to customers upon delivery of the products to customers. Net sales are determined after deducting promotional and other allowances in accordance with ASC 605-50. The Company's promotional and other allowances are calculated based on various programs with its distributors and retail customers, and accruals are established during the year for anticipated liabilities. These accruals are based on agreed upon terms, as well as the Company's historical experience with similar programs and require management's judgment with respect to estimating consumer participation and/or distributor and retail customer performance levels. Differences between such estimated expense and actual expenses for promotional and other allowance costs have historically been insignificant and are recognized in earnings in the period such differences are determined.

Net Income (Loss) per Share

The Company presents basic income (loss) per share (“EPS”) and diluted EPS on the face of the consolidated statement of operations. Basic loss per share is computed as net loss divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and other convertible securities. At December 31, 2014 and 2013, we had no outstanding options or warrants to purchase any of our common shares, respectively. As of December 31, 2014, the Company had certain debt with conversion features, which was convertible into approximately 1,346,191 shares of common stock. The Company added these dilutive shares to the denominator and added back approximately $18,000 of related interest in the numerator for weighted average diluted earnings per share. As of December 31, 2013, the Company had convertible debt; however, the effects of the convertible debt would have been anti-dilutive due to loss in the period.

Stock-Based Compensation

We account for our stock-based compensation in accordance with ASC 718 – Stock Compensation. We account for all stock-based compensation using a fair-value method on the grant date and recognizes the fair value of each award as an expense over the requisite vesting period.

Accounting for Equity Instruments Issued to Non-Employees

We account for our equity-based payments to non-employees under ASC 505 – Equity. The fair value of the equity instrument issued or committed to be issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of our common stock on the date the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to the statement of operations and credited to common stock and/or additional paid-in capital as appropriate.

Recent Accounting Pronouncements

In May 2014, the FASB issued new accounting guidance regarding revenue recognition under GAAP. This new guidance will supersede nearly all existing revenue recognition guidance, and is effective for public entities for annual and interim periods beginning after December 31, 2016. Early adoption is not permitted. The Company is currently evaluating the impact of this new guidance on the Company's consolidated financial statements.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, "Presentation of Financial Statements—Going Concern", which requires management to evaluate, at each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date the financial statements are issued and provide related disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016 and interim periods thereafter. Early application is permitted. Management is still in the process of assessing the impact of ASU 2014-15 on the Company’s consolidated financial statements.

F-9

The FASB issues Accounting Standards Updates (“ASUs”) to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statements.

4.          Inventories

Inventories consist of the following at December 31:

	2014	2013
Finished goods	$3,426	$51,905
Raw materials – boxes and labels	–	591
	$3,426	$52,496

5.          Property and Equipment

Property and equipment consist of the following at December 31:

	2014	2013
Furniture	$6,536	$6,536
Computers	11,091	11,091
Software	16,894	16,894
Less accumulated depreciation	(28,462)	(22,352)
	$6,059	$12,169

Depreciation expense was $6,110 and $5,786 for the years ended December 31, 2014 and 2013, respectively.

6.          Accrued Expenses

Accrued expenses consist of the following at December 31:

	2014	2013
Accrued interest	$38,773	$312,057
Accrued royalties and commissions	11,666	11,666
Deposit on proposed business combination	475,000	–
Other	799	799
	$526,238	$324,522

During the fourth quarter of 2014, we reached settlement agreements with most all of our noteholders and we restructured their notes. The settlements included an agreement by the noteholders to forgo payment of nearly all of the interest which had been accrued but unpaid as of the dates of the each settlement agreement. See Note 8 for further information.

During 2014, we entered into agreements first with Greenome, then with Sky Rover under which we agreed to sell 80% of our outstanding common stock. As part of the agreements, we received advances from Greenome and Sky Rover to be used to mitigate debt, to acquire common stock from a major shareholder on their behalf, and to continue our operations. See Note 14 for further information with respect to these agreements.

F-10

7.          Accrued Compensation

Accrued compensation consists of the following at December 31:

	2014	2013
Accrued officers compensation – CEO	$1,053,187	$912,343
Accrued other compensation – employee	441,462	330,599
Accrued payroll taxes – delinquent	316,044	311,595
Accrued payroll taxes on accrued payroll (not yet due)	185,866	158,187
	$1,996,559	$1,712,724

In prior years, we made minimal payments to our employees and accrued most of their compensation. In addition, we have delinquent payroll taxes incurred mainly under previous management. In October 2010, the IRS filed a federal tax lien against us in the amount of $136,678 related to past-due payroll taxes. The Company has accrued estimated interest for non-payment of those past due payroll liabilities.

Accrued Officer’s Compensation - CEO

Settlement Agreement

In order to facilitate the investment by Sky Rover discussed in Note 1, on September 19, 2014 we entered into a Settlement Agreement with our CEO which will become effective once all closing conditions for the Sky Rover SPA have become effective as more fully described in Note 14. Under the Settlement Agreement, our CEO agreed to forgive all accrued but unpaid salary which amounted to $1,053,187 and any additional accrued salary though the closing date of the Stock Purchase Agreement. We did not accrue any compensation for our CEO during the fourth quarter of 2014 based on mutual agreement of the CEO and Sky Rover. In addition, our CEO gave up his right to any severance payment which would be due him under his employment agreement upon the closing of the Stock Purchase Agreement. For our part, we agreed to issue our CEO a promissory note for the amount of unpaid advances made to us by him in the amount of $142,203. The note will bear interest at 8% per annum and becomes due and payable one year from its effective date. Finally, the CEO will be allowed to retain no less than 2,000,000 of his currently held common shares. The terms of the Settlement Agreement with our CEO will only be effective and recorded if and when all closing conditions to the Sky Rover SPA have been met.

Advance Repayment

Prior to the Merger, FITT made advances to our CEO, either personally or to a company he owns, of $691,805, including annual interest of 6%. During the fourth quarter of 2013, our CEO repaid the advances through an agreement to surrender 668,386 shares of common stock of our post-merged company which were beneficially owned by him as part of the Merger. The shares were valued at approximately $1.04, the volume weighted adjusted price of the common stock for the 20 trading days prior to his agreement to surrender the shares. While the advances were formally relieved in fiscal 2013, the shares were surrendered during the first quarter 2014.

Although we believe these advances made to our CEO by FITT have been appropriately accounted for, it is reasonably possible that a future examination by an external party may deem a portion of these advances to be compensatory. If such determination is made, the Company may be liable for employer payroll taxes on advances deemed compensatory.  Based on our estimation, if such a determination is made, the corresponding liability could range from approximately $17,000 to approximately $50,000. Such amount could increase if penalties and interests are assessed. As of the date of filing, there are no examinations by eternal parties that would indicate our initial treatment was incorrect.

Accrued Other Compensation – Employee

Settlement Agreement

On November 10, 2014, we entered into a Settlement Agreement with a former employee who served as our Controller. The Settlement Agreement will become effective once all closing conditions for the Sky Rover SPA have become effective. Under the Settlement Agreement, the former employee agreed to forgive all accrued but unpaid salary which amounted to $441,462 and any additional accrued salary though the closing date of the Stock Purchase Agreement. In addition, our employee gave up his right to any severance payment which might be due him under his employment agreement upon the closing of the Stock Purchase Agreement. For our part, we agreed to repay our employee $3,699 for advances he had made to our Company and repay a relative of our former employee $15,984 for employee health insurance premiums she had made on behalf of our Company. Finally, the former employee will be allowed to retain no less than 300,000 shares of our common stock issued to him in the Merger with FITT. The terms of the Settlement Agreement with our employee will only be effective and recorded if and when all closing conditions to the Sky Rover SPA have been met.

F-11

Advance Repayment

Effective January 14, 2014 a former employee repaid certain advances made to him in 2013 in the amount of $27,551 through an agreement to surrender 27,350 shares of common stock of our post-merged company which were beneficially owned by him. The shares were valued at the volume weighted adjusted price of the common stock for the 20 trading days prior to his agreement to surrender the shares.

8.          Notes Payable

Notes payable consists of the following at December 31:

	2014	2013
Convertible promissory notes – debt acquisition	$100,000	$200,000
Notes payable – original bridge	120,000	170,000
Notes payable – bridge loan #1	355,000	405,000
Notes payable – bridge loan #2	200,000	350,000
Notes payable – bridge loan #3	250,000	500,000
Convertible promissory note – Asher/Goldenrise	55,000	–
Convertible promissory notes – service agreement	20,000	20,000
Notes payable – other	–	5,000
Subtotal	1,100,000	1,650,000
Less current portion	(1,100,000)	(1,650,000)
Long-term portion	$–	$–

Notes Payable Settlement Agreements

During the fourth quarter of 2014, we reached Settlement Agreements with most of our noteholders to restructure their notes. In the restructuring of our notes payable, which is one of our Company’s conditions for closing of the Sky Rover SPA, our noteholders agreed to a) forgo payment of nearly all of the interest which had been accrued but unpaid as of the dates of the each settlement agreement, b) a new interest rate of 10% per annum, c) a new maturity date of August 1, 2015 and d) a Company option to convert into free-trading shares of our common stock at any time our common stock has a closing bid price per share of $1.00 or more for 20 consecutive trading days after the closing of the SPA. Certain of noteholders also agreed to relinquish shares of our common stock they received with their original notes, contingent upon the Sky Rover SPA closing. If the Sky Rover SPA closes, the shares will be transferred to Sky Rover. Because the shares are contingent upon the closing, and until then remain in the name and possession of the note holders, the shares are considered contingent consideration and will be accounted for if and when the shares are transferred. In addition, holders of the convertible promissory notes – debt acquisition, notes payable – bridge loan #2 and notes payable – bridge loan #3 also agreed to forgo any additional principal payable under their notes. As a result of these settlements, we recorded gains on extinguishment of debt totaling $952,400 in 2014. After modification of the notes described above, all notes are now considered convertible.

Convertible Promissory Notes – Debt Acquisition

During the first quarter of 2013 we entered into Debt Acquisition Agreements (“Debt Agreements”) with two parties affiliated with each other (the “Debt Funders”). Under the Debt Agreements, we issued convertible promissory notes totaling $150,000, $50,000 of which was subsequently converted to equity. The notes bore interest at 10% per annum and were repayable at two times the principal amount of the notes. Repayment was to be made by conversion into shares of our common stock based on a 20-day volume weighted average price with the minimum conversion price based on a market valuation for our company of $10 million the maximum based on a market valuation of $20 million. The due date by which the Debt Funders were to convert the notes was December 31, 2013, but such conversion has not yet been made. In December 2014 we entered into Settlement Agreements with the holders of these notes, with the same terms as described under the above caption Notes Payable Settlement Agreements. Accordingly, these notes are no longer convertible at the option of the holder.

F-12

Note Payable – Original Bridge

The notes, which had an original face value totaling $245,000, bore interest from 10% to 12% per annum and were to be repayable from a pool of 10% of gross proceeds from the sales of the FITT Energy Shot. In December 2013, a noteholder converted $75,000 of this debt to equity. In the fourth quarter of 2014 we entered into Settlement Agreements with the holders of $120,000 face value of these notes, with the same terms as described under the above caption Notes Payable Settlement Agreements. In 2014, we facilitated a share purchase agreement between Greenome and a significant shareholder. Per the terms of the agreement (see Note 14), the Company was relieved of $50,000 in debt from the shareholder.

Note Payable – Bridge Loan #1

This debt arose from an offering we initiated in 2010 of up to $1.0 million of units of securities, each unit consisting of a 12% unsecured promissory note and 0.083 shares of common stock of FTCY for every dollar invested. In connection with this offering, we issued notes with face value totaling $580,000. During the three-month periods ended December 31, 2013 and March 31, 2014, respectively, noteholders converted $175,000 and $50,000 into equity, respectively. The notes were repayable 12 months from the date of issue and repayment was to come from a pool of 10% of cash receipts from the sales of the FITT Energy Shot. In the fourth quarter of 2014 we entered into Settlement Agreements with the holders of $345,000 face value of these notes, with the same terms as described under the above caption Notes Payable Settlement Agreements.

Note Payable – Bridge Loan #2

In November 2011, we initiated a Bridge Loan offering of up to $1.0 million of units of securities, each unit consisting of a 10% convertible promissory note (interest rate increasing to 18% upon an event of default) and 5.5 shares of our common stock for every dollar invested with repayment to be made at two times the principal amount of the notes. The notes matured at various dates, all of which are within twelve months of the date of issuance. In connection with this offering, we issued notes with principal amounts totaling $255,000 (repayment amounts totaling $510,000). The additional principal of $255,000 was accreted over the respective term of each of the notes. We also recorded an initial discount on the notes of $11,275 based on the estimated fair market value of our common shares on the date of issuance. In connection with the debt discount and accretion, during the years ended December 31, 2014 and 2013, we charged interest expense with zero and $303,253, respectively. As of December 31, 2013, there was no remaining unamortized discount.

During the three-month period ended December 31, 2013, $160,000 in repayment amounts were converted to equity. In the fourth quarter of 2014 we entered into Settlement Agreements with the holders of $150,000 face value of these notes, with the same terms as described under the above caption Notes Payable Settlement Agreements.

Note Payable – Bridge Loan #3

In December 2012 we initiated a Bridge Loan offering of up to $1.0 million of units of securities, each unit consisting of a 10% convertible promissory note (interest rate increasing to 18% upon an event of default). During the second quarter of 2013, we issued a note with face value totaling $250,000 in connection with the offering and received proceeds of $225,000. The note was repayable at two times the principal amount of the note (repayment amount of $500,000) and matured June 30, 2013. We recorded an initial discount of $25,000 on this note which we amortized through June 30, 2013, the effective maturity date of the note. The additional principal of $250,000 was accreted through the effective maturity date of June 30, 2013.

In the fourth quarter of 2014, we entered into Settlement Agreements with the holder of these notes, with the same terms as described under the above caption Notes Payable Settlement Agreements, with the exception that the modified note does not contain a conversion option.

F-13

Convertible Promissory Note – Asher/Goldenrise

On January 6, 2014 we issued a convertible promissory note to Asher Enterprises, Inc. (“Asher”) in the amount of $42,500. The note bore interest at 8% per annum and matured on October 8, 2014. Any amount of principal or interest which was not paid by the maturity date would bear interest at 22% per annum from the maturity date. The note was convertible into common stock beginning 180 days from the date of the note at a conversion price of 58% of the market price of our stock. The note had a ratchet provision, which adjusted the conversion price in the event of a capital raise at a lower amount per share than the conversion price. We recorded an on-issuance discount of $2,500 on this note which we were amortizing through October 8, 2014, the maturity date, and accelerated the amortization due to the note assumption by Goldenrise Development, Inc. (“Goldenrise”) as discussed below. During the year ended December 31, 2014, $2,500 was amortized to expense.

Prior to the date the note became convertible, we began negotiating the repayment of this note to Asher. On July 15, 2014, we formalized and entered into an Assignment Agreement with Asher and Goldenrise under which Asher agreed to assign the note to Goldenrise for consideration of $55,000. Also effective on July 15, 2014 and subsequent to the assignment, we amended the note to revise the principal amount to $55,000 and to modify the conversion feature so that the conversion price cannot be lower than $0.15 per share. The amendment also eliminated the note’s ratchet provision. As such, derivative accounting does not apply under the new terms. During the quarter ended September 30, 2014, we accounted for the July 15, 2014 assignment and amendment as an extinguishment of debt and recorded a loss on extinguishment of debt in the amount of $9,948.

Convertible Promissory Notes – Service Agreement

During the first quarter of 2013, we became obligated to issue convertible promissory notes totaling $20,000 to a company under a Service Agreement. The notes bear no interest and were to be repayable through a conversion into shares of our common stock. We have determined that the service provider has not performed any services under the agreement and the note is in dispute.

Note Payable - Other

On April 3, 2013, we issued a note payable in the amount of $5,000 together with 28,440 shares of our restricted common stock. The note carried an interest rate of 10% per annum and matured on October 3, 2013. During the second quarter of 2013, we recorded an initial discount on this note of $5,000 based on the estimated fair market value of our common shares on the date of issuance. The debt discount was amortized over the 6-month term of the note. In February 2014, this note was converted to equity.

Debt Conversions

In February 2014, a creditor holding notes payable with repayment amounts totaling $55,000 ($50,000 in Notes Payable- Bridge Loan #1 and $5,000 in Notes Payable – Other) converted his notes and related accrued interest into 115,637 shares of common stock of our merged company. Prior to conversion, these notes contained no stated conversion features. We valued the shares at their fair market value on the date of conversion and during the year ended December 31, 2014, we recorded a loss on extinguishment of debt totaling $33,594 in connection with this transaction.

9.          Related Parties

Advances from related parties consist of the following at December 31:

	2014	2013
Advances from our CEO	$142,203	$144,074
Advances from Shareholder	15,000	15,000
	$157,203	$159,074

Also see Note 7 for additional information regarding related parties transactions.

F-14

10.         Commitments and Contingencies

We lease our current office space in Mission Viejo, California on a month-to-month basis and have no other non-cancellable operating leases.  The monthly payment under the lease is $2,000. Rent expense under operating leases amounted to $24,109 and $4,000, respectively, for the years ended December 31, 2014 and 2013.

11.         Capital Stock

Preferred Stock

We have authorized the issuance of a total of 20,000,000 shares of our preferred stock, each share having a par value of $0.0001.

Common Stock

We have authorized the issuance of 150,000,000 shares of our common stock, each share having a par value of $0.001.

Common Stock to Consultants and Advisors for Services

During 2014, we issued 50,000 shares of common stock for services relating to investor relations and the development of shareholder awareness. The shares were valued at $12,500 which was our determination of the fair market value of the shares. We recorded general and administrative expense of $12,500 in connection with the share issuance.

During 2013, we issued 526,599 shares of common stock in payment for services relating to retail distribution, product representation and strategic counseling. The shares were valued at $27,500 which was our determination of the fair market value of the shares. We recorded selling and marketing expense of $20,000 and general and administrative expense of $7,500 in connection with the share issuances.

Common Stock Issued for Compensation

During 2013, we hired a Director of Sales and a Retail Business Manager. As part of the employment arrangements, we issued the individuals a total of 214,555 shares of our common stock and recorded selling and marketing expense of $83,250 in connection with the share issuances based on our determination of the fair market value of the shares.

Warrants and Stock Options

During the years ended December 31, 2014 and 2013, there were no warrants or stock options outstanding and there was no expense related to warrants or stock options.

On June 29, 2007, our Board of Directors adopted the 2007 Equity Incentive Plan (the “2007 Plan”).  The 2007 Plan provides for the grant of equity awards to our directors, officers, other employees, consultants, independent contractors and agents, including stock options to purchase shares of our common stock, stock appreciation rights (“SARs”), restricted stock, restricted stock units, bonus stock and performance shares.  Up to 13,889 shares of our common stock may be issued pursuant to awards granted under the 2007 Plan, subject to adjustment in the event of stock splits and other similar events. The 2007 Plan is administered by our Board of Directors, and expires ten years after adoption, unless terminated earlier by the Board.  As of December 31, 2014, there have been no grants made under the 2007 Plan.

F-15

12.         Income Taxes

Reconciliations of the U.S. federal statutory rate to the actual tax rate are as follows for the years ended December 31:

	2014	2013
Federal tax at statutory rate	34.0%	34.0%
Permanent differences:
State income taxes, net of federal benefit	5.8%	5.8%
Fair value of contributed services	–	-5.6%
Gain/loss on extinguishment of debt	-191.2%	-9.2%
Amortization of debt discount and accretion of debt	0.5%	-7.3%
Interest income on shareholder advances	–	0.8%
Common stock issued for employee services	–	-2.0%
Non-deductible entertainment	0.3%	-0.1%
Temporary differences:
Accrued liabilities and other	0.4%	–
Change in valuation allowance	150.5%	-16.5%
Total provision	0.4%	-0.1%

The major components of the deferred taxes are as follows at December 31:

	Asset (Liability)
	2014	2013
Current:
Reserves and accruals	$309,724	$195,880
Noncurrent:
Net operating losses	504,644	330,413
Valuation allowance	(814,368)	(526,293)
Net deferred tax asset	$–	$–

Based on federal tax returns filed or to be filed through December 31, 2014, we had available approximately $26,749,000 in U.S. tax net operating loss carryforwards, pursuant to the Tax Reform Act of 1986, which assesses the utilization of a Company’s net operating loss carryforwards resulting from retaining continuity of its business operations and changes within its ownership structure.  Net operating loss carryforwards expire in 20 years for federal income tax reporting purposes.  For Federal income tax purposes, the net operating losses begin to expire in 2026.  State net operating loss carryforwards through December 31, 2014 are approximately $24,401,000 and begin to expire in 2013. We have relied on the issuance of common stock to fund certain operating expenses.

With the finalization of the Merger, we have experienced a change in ownership as defined in Section 382 of the Internal Revenue Code.  As a result, our net operating loss carryforwards for federal income tax reporting will be significantly limited based on the fair value of our Company on the date of change in ownership.  Such change is expected to provide benefit to us only upon the attainment of profitability.

During the years ended December 31, 2014 and 2013, our valuation allowance increased by $288,075 and $275,210, respectively.

The United States Federal return years 2010 through 2013 are still subject to tax examination by the United States Internal Revenue Service, however, we do not currently have any ongoing tax examinations. We are subject to examination by the California Franchise Tax Board for the years 2010 through 2013 and currently does not have any ongoing tax examinations.

F-16

13.         Gain (Loss) on Extinguishment of Debt

Gain (loss) on extinguishment of debt for the years ended December 31, 2014 and 2013 consist of:

	2014	2013
Notes payable settlement agreements	$952,400	$–
Conversions of notes payable	(33,594)	(382,976)
Assignment of Asher note payable	(9,948)	–
Settlement of accounts payable to legal counsel	142,876	–
	$1,051,734	$(382,976)

On December 12 2014, our legal counsel agreed to convert our $274,761 accounts payable balance owed by us into 274,761 shares of our common stock. We valued the shares at the market price of our common stock on December 12, 2014, the date of issuance, and recorded a gain on extinguishment of debt of $142,876 in connection with this transaction.

14.         Agreements with Greenome and Sky Rover

Greenome Share Exchange Agreement

On May 6, 2014, we entered into a Share Exchange Agreement (“SEA”) with Greenome under which we agreed to sell to Greenome 80% of our outstanding common stock at a purchase price of $400,000, $175,000 of which was payable at the closing. The SEA required that both Greenome and our Company meet certain conditions in order for a closing to take place. The SEA also required Greenome to make certain advance payments to us prior to the closing which were refundable under certain circumstances. Both parties eventually became aware that the closing conditions would be difficult to meet, and on September 19, 2014, we entered into a Financing Agreement with Greenome which also terminated the SEA.

On May 30, 2014, on behalf of Greenome, we entered into a stock purchase transaction with a significant shareholder for the purchase of 9,669,575 shares of our common stock. Per the agreement, we were to receive funds as indicated above from Greenome, and remit a portion of those funds totaling $125,000 to the shareholder in the following tranches: $25,000 upon the signing of the agreement with the shareholder, $25,000 within ten days of the shares being turned over to an escrow agent, and $75,000 when the Company receives the final payment of $175,000 from Greenome as part of the SEA described above. In turn, the shareholder was to submit to an escrow agent, shares of our common stock totaling 9,669,575 shares.

Greenome Financing Agreement

Under the September 19, 2014 Financing Agreement, we agreed to raise up to $3.0 million through a private placement memorandum (“PPM”) and loan these funds to a subsidiary of Greenome (the “Greenome Sub”) under a promissory note bearing interest at the rate of 10% per annum (the “Greenome Loan”). The promissory note will mature twelve months from its inception and will be secured by the assets of the Greenome Sub.

Greenome has already made $180,000 in advance payments to us under the SEA. The first $150,000 of the Greenome Loan proceeds will count towards the repayment of the amount advanced us by Greenome with the remainder of the advances forgiven. If the private placement is unsuccessful, the $150,000 will be formalized into a note payable. Accordingly, the Company has maintained the advanced amounts in accrued expenses and deposits in the accompanying balance sheets, which also includes advances from Sky Rover as noted below.

Sky Rover Stock Purchase Agreement

On September 19, 2014 we entered into the Sky Rover SPA under which we agreed to sell to Sky Rover 80% of our outstanding common stock at a purchase price of $400,000. Sky Rover is in the business of marketing, promoting, and selling of an E-Gold coin (the “EGD”), a type of crypto-asset created by Sky Rover, which is marketed to consumers and merchants. Under the agreement, Sky Rover will acquire 30,600,000 shares of our common stock, which will equal exactly 80% of the outstanding shares, for a purchase price of $400,000. $345,000 of the purchase price was received as of December 31, 2014 and included in accrued expenses and deposits in the accompanying balance sheet due to the possibility the Company will have to repay such amounts if the Company does not meet specific conditions as part of the SPA which are described below. The remaining purchase price was received subsequent to year end. Our Company’s conditions include the mitigation of certain of our debt and the restructure of our notes payable with the following features:

•	New interest rates of no greater than 10% per annum
•	New maturity dates no earlier than August 1, 2015
•	A forced conversion into free-trading shares of our common stock at any time our common stock has a closing bid price per share of $1.00 or more for 20 consecutive trading days after the closing as defined in the SPA

F-17

For their part, Sky Rover’s only condition to close is that they have made the applicable payments required under the SPA. The transaction was to close no later than no later than December 31, 2014; however, the two parties verbally agreed to extend the deadline as needed in order to achieve the responsibilities of each party. On February 17, 2015, the agreement was amended for additional requirements.

The Parties have cooperated and agreed to a proposed business model where if the closing conditions to the Agreement have been met, the Company shall establish four subsidiaries. The first subsidiary will market the IP Technology as defined below. The second subsidiary will operate an Online Store and various merchants that sell goods and services to consumers, and gives Rewarded EGD (as defined below) to consumers as part of a loyalty program. The third subsidiary will be a foreign company that will sell 4,000,000 E-Gold (“EGD”) to foreign individuals and entities. The fourth subsidiary will continue to sell the Company’s current energy drinks while participating in giving away Rewarded EGD as well. The Company itself will provide marketing services to merchants that want to establish loyalty program(s) with its customers (the “Proposed Business Model”). If we do not meet the conditions imposed on us by the agreement, we will be obligated to repay Sky Rover for monies received from them (50% in cash and 50% in common stock valued at $0.20 per share). If Sky Rover does not meet their condition, no monies received from them will need to be repaid.

15.         Other Agreements

The Scott Group Agreement

On July 21, 2014, we entered into a Consulting Agreement with The Scott Group. Under the agreement, which has a term of sixty (60) days, The Scott Group will provide a variety of public relations services to assist us in increasing our investor base and shareholder awareness and in obtaining sponsorship from the brokerage community. In addition, The Scott Group will assist us with converting our debt. As compensation for the services, we agreed to pay The Scott Group $2,500 per month for the months of July and August 2014 and to issue them 50,000 shares of our common stock. We also extended the agreement through September 2014 for an additional payment of $2,500. For accounting purposes, we valued the common stock as of July 21, 2014, the date of issuance, and recorded a general and administrative expense of $20,000 ($7,500 cash and $12,500 in stock) during 2014.

Agreement with Andrew Loza

On January 5, 2013, we entered into a Consulting Agreement with Andrew Loza, an individual with significant experience in product representation and strategic alliances.  The agreement called for Mr. Loza to provide services in the areas of corporate strategies and retail distribution networks. The agreement has a term of 12 months and is cancelable on 180 days’ notice. In connection with the agreement, we agreed to make monthly payments to Mr. Loza of $5,000 and to issue him 426,599 shares of common stock. The common stock, which was fully vested on January 5, 2013, the date of issuance, was valued at the estimated fair market value of our stock of $0.01 per share. For the year ended December 31, 2013 we recorded general and administrative expenses totaling $67,500 ($60,000 in cash and $7,500 in stock) as a result of this transaction.

Agreement with Anna Rawson

On March 12, 2013, we entered into a Consulting Agreement with Anna Rawson, an individual with extensive experience in the area of product representation, including product endorsement in radio and television interviews as well as public appearances at corporate events.  The agreement called for Ms. Rawson to provide a variety of services including a photo and video shoot, a social media campaign, a media interview campaign and public appearances. In connection with the agreement, we issued Ms. Rawson 100,000 shares of our common stock. The common stock, which was fully vested on March 12, 2013, the date of issuance, was valued at the estimated fair market value of our stock of $0.20 per share. For the year ended December 31, 2013 we recorded marketing expense totaling $20,000 as a result of this transaction.

F-18

16.         Subsequent Events

Consulting Agreements

Subsequent to December 31, 2014, we entered into consulting agreements with five (5) individuals under which the consultants agreed to provide, among other services, business development, executive recruitment, and brand development services for us. As consideration for their services, we issued a total of 300,000 common shares to the consultants, which shares were vested immediately on issuance. During the three months ended March 31, 2015, we will value the shares at the market price of our stock on the dates of issuance and record the appropriate expense.

EB-5 Regional Purchase

On March 27, 2015, the Company purchased Powerdyne Regional Center LLC, a designated EB-5 Regional Center approved by the U.S. Citizen and Immigration Service (“USCIS”). The aggregate purchase price for 100% of the membership interest of Powerdyne Regional Center is $250,000.00, of which $125,000.00 was funded on March 27, 2015. The balance will be paid in five quarterly installments of $25,000.00 with the payments due on April 1, 2015, July 1, 2015, October 1, 2015, January 1, 2016 and April 1, 2016. The Company filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) on March 30, 2015 which describes the acquisition in detail.

Stock Purchase Agreement for 3 Million Dollars

The Company entered into a Stock Purchase Agreement on March 30, 2015 to purchase 6,000,000 shares of the Company’s common stock at a price of $0.50 per share for a total capital investment of $3,000,000.

F-19

GLOBAL FUTURE CITY HOLDING INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$3,106,815	$155,271
Accounts receivable	–	51,256
Inventories	–	3,426
Prepaid and other	22,858	10,277
Total current assets	3,129,673	220,230
Property and equipment, net	–	6,059
Other asset	250,000	–
Total assets	$3,379,673	$226,289

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$238,006	505,602
Accrued expenses and deposits	245,784	526,238
Accrued compensation	319,335	1,996,559
Notes payable	1,055,000	1,100,000
Advances from related parties	124,196	157,203
Acquisition note payable	75,000	–
Total current liabilities	2,057,321	4,285,602
Acquisition note payable, net of current portion	25,000	–
Total liabilities	2,082,321	4,285,602
Shareholders’ equity (deficit)
Preferred stock, $0.001 par value: 20,000,000 shares authorized, no shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively.	–	–
Common stock, $0.001 par value: 150,000,000 shares authorized, 44,013,410 and 37,763,410 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively.	44,013	37,763
Additional paid-in capital	5,677,449	435,040
Accumulated deficit	(4,424,110)	(4,532,116)
Total shareholders’ equity (deficit)	1,297,352	(4,059,313)
Total liabilities and shareholders’ equity (deficit)	$3,379,673	$226,289

See accompanying Notes to Consolidated Financial Statements.

F-20

GLOBAL FUTURE CITY HOLDING INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
	March 31,
	2015	2014

Net sales	$–	$–
Cost of goods sold	–	–
Gross profit	–	–

Operating expenses:
Selling and marketing	84,689	7,904
General and administrative	56,053	214,221
Total operating expenses	140,742	222,125
Operating loss	(140,742)	(222,125)

Other (income) expense:
Interest expense	28,386	40,009
(Gain) loss on extinguishment of debt and payables	(277,734)	33,594
Other expense, net	600	600
Income (loss) before income taxes	108,006	(296,328)
Provision for income taxes	–	–
Net income (loss)	$108,006	$(296,328)

Basic net income (loss) per common share	$0.00	$(0.01)
Diluted net income (loss) per common share	$0.00	$(0.01)
Weighted average number of common shares used in basic per share calculations	37,809,163	38,009,492
Weighted average number of common shares used in diluted per share calculations	39,498,560	38,009,492

See accompanying Notes to Consolidated Financial Statements.

F-21

GLOBAL FUTURE CITY HOLDING INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	March 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$108,006	$(296,328)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain (loss) on extinguishment of debt	(277,734)	33,594
Common stock issued for services rendered	65,000	–
Depreciation	6,059	1,529
Amortization of debt discount and beneficial conversion feature	–	764
Changes in operating assets and liabilities:
Accounts receivable	51,256	–
Inventories	3,426	–
Prepaid and other	(12,581)	251
Accounts payable	(75,645)	67,453
Accrued expenses	36,879	149,855
Net cash used in operating activities	(95,334)	(42,882)
Cash flows from investing activities:
Acquisition of Powerdyne EB-5 License	(150,000)	–
Repayments to related party	(18,007)	(1,771)
Net cash used in investing activities	(168,007)	(1,771)
Cash flows from financing activities:
Sale of common stock	3,000,000	–
Proceeds from capital contribution	150,000	–
Deposit received for proposed business combination	139,885	30,000
Shareholder payment for proposed business combination	(75,000)	–
Proceeds from issuance of notes payable	–	40,000
Net cash provided by financing activities	3,214,885	70,000
Net increase in cash and cash equivalents	2,951,544	25,347
Cash and cash equivalents at beginning of period	155,271	585
Cash and cash equivalents at end of period	$3,106,815	$25,932
Supplemental disclosure of cash flow information:
Cash paid for interest	$437	$–
Cash paid for income taxes	$–	$–
Supplemental disclosure of non-cash investing and financing activities:
Issuance of note payable to seller of Powerdyne	$100,000	$–
Repayment of advances with common stock	$–	$27,551
Conversion of notes payable and accrued interest	$–	$70,479
Discount on notes payable	$–	$2,500

See accompanying Notes to Consolidated Financial Statements.

F-22

GLOBAL FUTURE CITY HOLDING INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2015

1.	Business

Corporate History

Global Future City Holding, Inc. (the “Company”), is a Nevada corporation. The Company was incorporated in the State of Nevada on October 12, 2000 under the name Cogen Systems, Inc. We changed our name to Snocone Systems, Inc. on December 6, 2001. On April 1, 2005, Snocone Systems, Inc. and its wholly-owned subsidiary, WYD Acquisition Corp., a California corporation (the “Merger Sub”), merged with Who’s Your Daddy, Inc. (“WYD”), an unrelated, privately held California corporation, whereby the Merger Sub merged with and into WYD. After the merger, WYD continued its corporate existence as a direct, wholly-owned subsidiary of Snocone Systems, Inc. under the laws of the State of California. On April 13, 2005, the Company changed its name to Who’s Your Daddy, Inc. and, effective June 1, 2010, the Company changed its name FITT Highway Products, Inc. Effective October 29, 2013, the Company merged with F.I.T.T. Energy Products, Inc. (“FITT”) whereby FITT merged into the Company, with the Company being the surviving entity. Effective October 29, 2014 the name of our Company was changed to Global Future City Holding Inc. and our trading symbol changed from FHWY to FTCY.

Sky Rover Stock Purchase Agreement

On April 17, 2015, the Company and Sky Rover Holdings, Ltd., a corporation formed under the laws of the Republic of Seychelles (“Sky Rover”) completed the closing of a Stock Purchase Agreement (the “SPA”) whereby certain unaffiliated parties that contributed cash, E-Gold coins, or other consideration to complete the SPA acquired approximately 87.3% of the outstanding shares of stock of the Company in exchange for $400,000 in cash and the contribution of 4,000,000 E-Gold coins crypto-assets (“EGD”) trading at $26 per coin as of April 13, 2015. Additionally, Sky Rover provided the initial down payment for purchasing 100% of the membership interest of Powerdyne Regional Center LLC (“Powerdyne”), as described below. In connection with the closing of the SPA, newly-appointed CEO Mr. Lei Pei purchased 6,000,000 newly-issued shares of common stock of the Company for $3,000,000 in cash in a separate transaction that closed on March 30, 2015, which will provide working capital for the Company’s anticipated expansion programs.

Acquisition of Powerdyne Regional Center

In March 2015, the Company purchased 100% of the membership interests in Powerdyne to expand its business scope to real estate development and has plans to raise funding for real estate development projects through an EB-5 Regional Center, a vehicle designated by the U.S. Citizen and Immigration Service as eligible to receive immigrant investor capital to promote economic growth, improve regional productivity, create jobs, and increase domestic capital investment.

The purchase price was $250,000, $125,000 of which was contributed by our CEO Lei Pei and paid on March 27, 2015. The Company is required to make remaining balance in five (5) quarterly installments of $25,000 due on April 1, 2015, July 1, 2015, October 1, 2015, January 1, 2016 and April 1, 2016 (collectively “Installment Payments”). On March 31, 2015, our CEO Lei Pei funded an additional $25,000 for the April 1, 2015 payment. As of March 31, 2015, $150,000 of the purchase price has been paid. The Company recorded its purchases of the Powerdyne EB-5 License under “Other Assets” in the accompanying consolidated balance sheet as of March 31, 2015.

As collateral for the timely payment of the Installment Payments, the Company pledged and granted a security interest in the acquired membership interest of Powerdyne to the seller, until such time all Installment Payments have been made.

The purchase of Powerdyne is considered an asset purchase for accounting purposes based on the guidance of Accounting Standards Codification ("ASC") 805 - Business Combinations, as Powerdyne does not have features of a business nor does it have any operations. Through the Powerdyne acquisition, we acquired the right to issue licenses to projects such that the projects will benefit from our regional center approved status.

F-23

Management’s Plan of Operations

The Company through its acquisition of Powerdyne is implementing an EB-5 immigrant investor program for foreign investors who are interested in acquiring lawful permanent residence in the United States. Management plans to acquire real estate project held for investment and purposes.

In connection with the acquisition of Sky Rover in April 2015, (see above and Note 10), the Company will market and deploy the E-Gold cryto- asset EGD.

The EGD is a loyalty-based retail program the Company will look to expand into through development or acquisition of providing merchants with proprietary software calculating the Rewarded EGD a customer is eligible to receive. The Company plans to further develop, outside of the United States, a market for the EGD. It is anticipated the EGD will allow its holder to purchase goods and services through the Company and third party entities such as online merchant stores.

The Company will continue to market and sell its F.I.T.T. energy drinks to domestic and overseas markets, while planning to participate in the Rewarded EGD loyalty programs by giving away Rewarded EGD with purchase of its products.

2.	Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The consolidated financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Notes to the consolidated financial statements which would substantially duplicate the disclosures contained in the audited consolidated financial statements for the most recent fiscal year 2014 as reported in our Form 10-K have been omitted. In the opinion of management, the consolidated financial statements include all adjustments, consisting of normal recurring adjustments necessary to present fairly our financial position, results of operation and cash flows. The results of operations for the three month periods ended March 31, 2015 and 2014 are not necessarily indicative of the results to be expected for the full year. These statements should be read in conjunction with the consolidated financial statements and related notes which are part of our Annual Report on Form 10-K for the year ended December 31, 2014.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Global Future City Holding Inc. and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation. Management makes estimates and assumptions that affect the amounts reported in the consolidated financial statements and footnotes. Actual results could differ from those estimates.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

F-24

Recent Accounting Pronouncements

In April 2015, the FASB issued Accounting Standard Update (“ASU”) 2015-03 Simplifying the Presentation of Debt Issuance Costs. This update requires capitalized debt issuance costs to be classified as a reduction to the carrying value of debt rather than a deferred charge, as is currently required. This update will be effective for the Company for all annual and interim periods beginning after December 15, 2015 and is required to be adopted retroactively for all periods presented, and early adoption is permitted. The Company is currently evaluating the expected impact of this new accounting standard on its financial statements.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. We believe those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to our Company, or (iv) are not expected to have a significant impact on us.

3.	Inventories

Inventories consist of the following at:

	March 31, 2015	December 31, 2014
Finished goods	$–	$3,426
	$–	$3,426

4.	Accrued Expenses

Accrued expenses consist of the following at:

	March 31, 2015	December 31, 2014
Accrued interest	$53,619	$38,773
Accrued royalties and commissions	11,366	11,666
Deposit on proposed business combination	180,000	475,000
Other	799	799
	$245,784	$526,238

5.	Accrued Compensation

Accrued compensation consists of the following at:

	March 31, 2015	December 31, 2014
Accrued officer’s compensation - CEO	$–	$1,053,187
Accrued other compensation - employee	–	441,462
Accrued payroll taxes – delinquent	319,335	316,044
Accrued payroll taxes on accrued payroll	–	185,866
	$319,335	$1,996,559

In prior years, the Company made minimal payments to its employees and accrued most of their compensation. In addition, the Company has delinquent payroll taxes incurred mainly under previous management. In October 2010, the IRS filed a federal tax lien against us in the amount of $136,678 related to past-due payroll taxes. The Company has accrued estimated interest for non-payment of those past due payroll liabilities.

F-25

During the three months ended March 31, 2015, the Company’s former Chief Executive Officer and its former Controller forgave $1,053,187 and $434,721, respectively of accrued compensation. These amounts have been recorded as contributed capital in the accompanying consolidated financial statements. In addition, the Company charged off the related payroll taxes of $185,866, which were also credited to additional paid-in capital.

6.	Notes Payable

Notes payable consists of the following at:

	March 31, 2015	December 31, 2014
Convertible promissory notes – debt acquisition	$100,000	$100,000
Notes payable – original bridge	120,000	120,000
Notes payable – bridge loan #1	355,000	355,000
Notes payable – bridge loan #2	175,000	200,000
Notes payable – bridge loan #3	250,000	250,000
Convertible promissory note – Asher/Goldenrise	55,000	55,000
Convertible promissory note – service agreement	–	20,000
	1,055,000	1,100,000
Less current portion	(1,055,000)	(1,100,000)
Long-term portion	$–	$–

Notes Payable Settlement Agreements

During the fourth quarter of 2014, we reached Settlement Agreements with most of our noteholders to restructure their notes. In the restructuring of our notes payable, which was one one of our Company’s conditions for closing of the Sky Rover SPA, our noteholders agreed to a) forgo payment of nearly all of the interest which had been accrued but unpaid as of the dates of the each settlement agreement, b) a new interest rate of 10% per annum, c) a new maturity date of August 1, 2015, and d) a Company option to convert into free-trading shares of our common stock at any time our common stock has a closing bid price per share of $1.00 or more for 20 consecutive trading days after the closing of the SPA. Certain noteholders also agreed to relinquish shares of our common stock they received with their original notes, contingent upon the Sky Rover SPA closing which occurred subsequent to March 31, 2015. Because the shares were contingent upon the closing, and until then remain in the name and possession of the note holders, the shares were considered contingent consideration and will be accounted for upon transfer. In addition, holders of the convertible promissory notes – debt acquisition, notes payable – bridge loan #2 and notes payable – bridge loan #3 also agreed to forgo any additional principal payable under their notes. As a result of these settlements, we recorded gains on extinguishment of debt totaling $952,400 in 2014. After modification of the notes described above, all notes are now considered convertible.

Convertible Promissory Notes – Debt Acquisition

During the first quarter of 2013 we entered into Debt Acquisition Agreements (“Debt Agreements”) with two parties affiliated with each other (the “Debt Funders”). Under the Debt Agreements, we issued convertible promissory notes totaling $150,000, $50,000 of which was subsequently converted to equity. The notes bear interest at 10% per annum and are repayable at two times the principal amount of the notes. Repayment is to be made by conversion into shares of our common stock based on a 20-day volume weighted average price with the minimum conversion price based on a market valuation for our company of $10 million the maximum based on a market valuation of $20 million. The due date by which the Debt Funders were to convert the notes is December 31, 2013, but such conversion has not yet been made. In December 2014 we entered into Settlement Agreements with the holders of these notes, with the same terms as described under the above caption Notes Payable Settlement Agreements. Accordingly, these notes are no longer convertible at the option of the holder.

F-26

Note Payable – Original Bridge

These notes payable were transferred to us from FTCY in November 2010 with all noteholders consenting to the transfer. The notes, which had an original face value totaling $245,000, bear interest from 10% to 12% per annum and are repayable from a pool of 10% of gross proceeds from the sales of the FITT Original product. In December 2013, a noteholder converted $75,000 of this debt to equity. Although we have received sales proceeds from FITT Original, no payments have been made to date on these notes payable. As such, the notes payable are in default and have been recorded as current liabilities in the accompanying Consolidated Balance Sheets for all periods presented. In 2014, we facilitated a share purchase agreement between Greenome and a significant shareholder. Per the terms of the agreement the Company was relieved of $50,000 in debt from the shareholder.

Note Payable – Bridge Loan #1

This debt arose from an offering we initiated in 2010 of up to $1.0 million of units of securities, each unit consisting of a 12% unsecured promissory note and 0.083 shares of the Company’s common stock for every dollar invested. In connection with this offering, we issued notes with face value totaling $580,000. During the three-month periods ended December 31, 2013 and March 31, 2014, respectively, noteholders converted $175,000 and $50,000 into equity, respectively. The notes were repayable 12 months from the date of issue and repayment was to come from a pool of 10% of cash receipts from the sales of the FITT Original product. Although we have received sales proceeds from FITT Original, no payments have been made to date on these notes payable. In the fourth quarter of 2014, we entered into Settlement Agreements with the holders of $345,000 face value of these notes, with the same terms as described under the above caption Notes Payable Settlement Agreements.

Note Payable – Bridge Loan #2

In November 2011, we initiated a Bridge Loan offering of up to $1.0 million of units of securities, each unit consisting of a 10% convertible promissory note (interest rate increasing to 18% upon an event of default) and 5.5 shares of our common stock for every dollar invested with repayment to be made at two times the principal amount of the notes. The notes mature at various dates, all of which are within twelve months of the date of issuance. In connection with this offering, we issued notes with principal amounts totaling $255,000 (repayment amounts totaling $510,000). During the three-month period ended December 31, 2013, $160,000 in repayment amounts were converted to equity. In the event we file a registration statement with the SEC and it is declared effective, we have the option to repay the original principal plus accrued interest in shares of our common stock calculated at the offering price within the registration. No payments have been made to date on these notes payable.

The additional principal of $255,000 was accreted over the respective term of each of the notes. We also recorded an initial discount on the notes of $11,275 based on the estimated fair market value of our common shares on the date of issuance. As of March 31, 2015 and December 31, 2014, there was no remaining unamortized discount. In the fourth quarter of 2014 we entered into Settlement Agreements with the holders of $150,000 face value of these notes, with the same terms as described under the above caption Notes Payable Settlement Agreements.

Note Payable – Bridge Loan #3

In December 2012, we initiated a Bridge Loan offering of up to $1.0 million of units of securities, each unit consisting of a 10% convertible promissory note (interest rate increasing to 18% upon an event of default). During the second quarter of 2013, we issued a note with face value totaling $250,000 in connection with the offering and received proceeds of $225,000. The note is repayable at two times the principal amount of the note (repayment amount of $500,000) and matured June 30, 2013. We have the option to repay the note in cash, shares of common stock of the merged entity, or a combination of cash and shares of common stock. Any portion of payment made in shares of our common stock are to be valued at the 20-day volume weighted adjusted market price of the stock of the merged entity. No payments have been made to date on these notes payable.

We recorded an initial discount of $25,000 on this note which we amortized through June 30, 2013, the effective maturity date of the note. The additional principal of $250,000 was accreted through the effective maturity date of June 30, 2013. In the fourth quarter of 2014, we entered into Settlement Agreements with the holder of these notes, with the same terms as described under the above caption Notes Payable Settlement Agreements, with the exception that the modified note does not contain a conversion option.

F-27

Convertible Promissory Note – Asher/Goldenrise

On January 6, 2014 we issued a convertible promissory note to Asher Enterprises, Inc. (“Asher”) in the amount of $42,500. The note bore interest at 8% per annum and matured on October 8, 2014. Any amount of principal or interest which was not paid by the maturity date would bear interest at 22% per annum from the maturity date. The note was convertible into common stock beginning 180 days from the date of the note at a conversion price of 58% of the market price of our common stock. The note has a ratchet provision, which adjusted the conversion price in the event of a capital raise at a lower amount per share than the conversion price.

We recorded an on-issuance discount of $2,500 on this note which we were amortizing through October 8, 2014, the maturity date, and accelerated the amortization due to the note assumption by Goldenrise below. During the three months ended March 31, 2015 and 2014, $0 and $909, respectively was amortized to expense.

Prior to the date the note became convertible, we began negotiating the repayment of this note to Asher. On July 15, 2014, we formalized and entered into an Assignment Agreement with Asher and Goldenrise Development, Inc. (“Goldenrise”) under which Asher agreed to assign the note to Goldenrise for consideration of $55,000. Also effective on July 15, 2014 and subsequent to the assignment, we amended the note to revise the principal amount to $55,000 and to modify the conversion feature so that the conversion price cannot be lower than $0.15 per share. The amendment also eliminated the note’s ratchet provision. As such, derivative accounting does not apply under the new terms.

Convertible Promissory Notes – Service Agreement

During the first quarter of 2013, FHWY became obligated to issue convertible promissory notes totaling $20,000 to a company under a service agreement. The notes bear no interest and were to be repayable through a conversion into shares of our common stock. We have determined after thorough review that the service provider has not performed the services under the agreement and the notes are in dispute. The Company has eliminated the liability and recorded a gain on extinguishment as management believes it is probably that the dispute would have an outcome favorable to the Company.

Debt Conversions

In February 2014, a creditor holding notes payable with repayment amounts totaling $55,000 ($50,000 in Notes Payable- Bridge Loan #1 and $5,000 in Notes Payable – Other) converted his notes and related accrued interest into 115,637 shares of common stock. Prior to conversion, these notes contained no stated conversion features. We valued the shares at their fair market value on the date of conversion and during the three months ended March 31, 2014, we recorded a loss on extinguishment of debt totaling $33,594 in connection with this transaction.

7.	Related Parties

Advances from related parties consist of the following at:

	March 31, 2015	December 31, 2014
Advances from CEO	$124,196	$142,203
Advances from Shareholder	–	15,000
	$124,196	$157,203

F-28

8.	Capital Stock

Preferred Stock

We have authorized the issuance of a total of 20,000,000 shares of our preferred stock, each share having a par value of $0.001.

Common Stock

We have authorized the issuance of 150,000,000 shares of our common stock, each share having a par value of $0.001.

In connection with the closing of the SPA with Sky Rover, the Company’s newly-appointed CEO Mr. Lei Pei purchased 6,000,000 newly-issued shares of common stock of the Company for $3,000,000 in cash in a separate transaction that closed on March 30, 2015.

Common Stock Issued for Services

During the three months ended March 31, 2015, the Company issued 250,000 shares of common stock for consulting services rendered. In connection with these issuances, the Company recorded stock-based compensation of $65,000.

Contributed Capital

As described in Note 5, during the three months ended March 31, 2015, the Company’s former Chief Executive Officer, Michael Dunn and its former Controller forgave accrued compensation due to each of them. As a result, the Company recorded contributed capital of $1,673,774 during this period.

On March 31, 2015, Mr. Lei Pei paid $25,000 to sellers of Powerdyne in connection with the required payment due April 1, 2015. Mr. Pei was not issued a note or shares of common stock and as a result, the Company recorded this amount as contributed capital in the accompanying consolidated financial statements as of March 31, 2015.

As discussed in Note 10, the Sky Rover stock purchase transaction closed April 17, 2015. Accordingly, we have recorded all previous advances from Sky Rover as additional paid-in capital as of March 31, 2015.

9.	Agreement with Greenome

Greenome Share Exchange Agreement

On May 6, 2014, we entered into a Share Exchange Agreement (“SEA”) with Greenome under which we agreed to sell to Greenome 80% of our outstanding common stock at a purchase price of $400,000, $175,000 of which was payable at the closing. The SEA required that both Greenome and our Company meet certain conditions in order for a closing to take place. The SEA also required Greenome to make certain advance payments to us prior to the closing which were refundable under certain circumstances. Both parties eventually became aware that the closing conditions would be difficult to meet, and on September 19, 2014, we entered into a Financing Agreement with Greenome which also terminated the SEA.

On May 30, 2014, on behalf of Greenome, we entered into a stock purchase transaction with a significant shareholder for the purchase of 9,669,575 shares of our common stock. Per the agreement, we were to receive funds as indicated above from Greenome, and remit a portion of those funds totaling $125,000 to the shareholder in the following tranches: $25,000 upon the signing of the agreement with the shareholder, $25,000 within ten days of the shares being turned over to an escrow agent, and $75,000 when the Company receives the final payment of $175,000 from Greenome as part of the SEA described above. In turn, the shareholder was to submit to an escrow agent, shares of our common stock totaling 9,669,575 shares. These shares were to be released to Greenome after the second tranche of $25,000 was paid to the shareholder on a pro-rata basis. If the closing did not take place by December 31, 2014 and the final $75,000 payment to the shareholder was not made, the Company would return to the shareholder 5,769,231 common shares held by the transfer agent. The first payment had been made to the shareholder. The SEA was terminated per above; however, the terms of the agreement were effectively transferred from Greenome to Sky Rover per the Stock Purchase agreement described below. In October 2014 the second $25,000 payment was made by Sky Rover and a portion of the shares were released by the transfer agent.

F-29

Greenome Financing Agreement

On September 19, 2014, the Company entered into a financing agreement with Greenome Development Group, Inc. (“Greenome”), whereby Greenome agreed to raise up to $3.0 million through a private placement memorandum then loan these funds to a subsidiary of Greenome to the Company under a promissory note bearing interest at the rate of 10% per annum. These notes would mature twelve months from its inception and be secured by the assets of Greenome.

Greenome has advanced $180,000 to the Company. The Company incurred $30,000 in costs associated with the agreement whereby Greenome agreed to apply such amounts against the $180,000 advanced. The relief of the $30,000 will be recognized once the agreement is formalized.

10.	Subsequent Events

Sky Rover Stock Purchase Transaction

On September 19, 2014, the Company entered into a Stock Purchase Agreement (the “Sky Rover SPA”) with Sky Rover Holdings, Ltd., a corporation formed under the laws of the Republic of Seychelles (“Sky Rover”). Per the terms of the Sky Rover SPA, at closing, the Company was to sell and Sky Rover was to acquire 30,400,000 shares (the “Shares”) of the Company’s common stock which was to be equal to approximately 80% of the outstanding shares of common stock of the Company. In consideration of the Shares, Sky Rover was to pay to the Company a total $400,000. The Shares were not to be newly-issued shares, but rather were to be acquired from existing shareholders to close the agreement.

On February 17, 2015, the Company amended the terms of the Sky Rover SPA (the “Amended SPA”) it entered into with Sky Rover. According to the terms of the Amended SPA, the Parties amended the original Sky Rover SPA as follows:

•	The Company was to create 4 wholly-owned subsidiaries. The first subsidiary was to market a mobile application (“IP Technology”) that calculates Rewarded EGD as defined below. The second subsidiary was to operate an online store and various merchants that sell goods and services to consumers. When a consumer purchases goods or services from these vendors or completes certain promotional/consumption based tasks, the consumer will be eligible to receive a percentage for completing the task or for the purchased goods back in the form of E-Gold (“EGD”), a form of digital crypto asset given to consumers as part of a loyalty program to incentivize customer loyalty (“Rewarded EGD”). The third subsidiary was planned to be a foreign company that will sell 4,000,000 EGD to foreign individuals and entities. The fourth subsidiary was to continue to sell the Company’s current energy drinks while participating in giving away Rewarded EGD to vendors and/or individuals. As for the Company itself, the Company agreed to provide marketing services to merchants that want to establish loyalty program(s) with its customer base.

•	Sky Rover agreed to transfer the IP Technology used to calculate Rewarded EGD to one of the Company’s wholly-owned subsidiaries.

•	Sky Rover agreed to deposit 4,000,000 EGD into the Company’s foreign wholly-owned subsidiary.

On April 17, 2015, the Company and Sky Rover completed their respective closing condition obligations to the Sky Rover SPA (the “Closing”). The Company and Sky Rover agreed, among other things as described below, that Sky Rover shall acquire 33,000,000 shares of the Company’s common stock. However, prior to the Closing, the Company already issued 2,600,000 of the 33,000,000 shares to certain unaffiliated individuals that provided consideration to the parties in order to complete this transaction (the “UIs”). Thus, the Company was only obligated to deliver 30,400,000 shares to Sky Rover at Closing.

The Sky Rover SPA further provided that the Company was only obligated to deliver 30,400,000 shares to Sky Rover at Closing. In exchange for these shares, the Company received $400,000, 4,000,000 EGD proposed to be sold to foreign citizens and entities outside the United States into a foreign-owned subsidiary, the initial down payment for purchasing 100% of the membership interests of Powerdyne Regional Center LLC.

On March 30, 2015, the Company entered into a subscription agreement with Mr. Lei Pei on March 30, 2015, whereby Mr. Pei obtained 6,000,000 shares of the Company’s common stock at a price of $0.50 per share for a total capital investment of $3,000,000 (the “Pei Shares”). The Pei Shares were issued in order to provide the Company with enough cash reserves to execute its new business plan, and to mitigate the Company’s substantial existing debt.

Settlement with Greenome

On May 12, 2015, the Company entered into a debt conversion agreement (the “Debt Conversion Agreement”) with Greenome, whereby the Company issued a total of 2,000,000 shares of the Company’s common stock to five separate individuals associated with Greenome in satisfaction of the $150,000 loan that was due to Greenome under the SEA and financing agreement between the Company and Greenome. In addition, the $30,000 accrued liability was forgiven. By signing the Debt Conversion Agreement, the Company is no longer indebted to Greenome.

F-30

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$4,067
Accounting fees and expenses	$	[ ]
Legal fees and expenses	$	[ ]
Printing expenses	$	[ ]
Miscellaneous fees and expenses	$	[ ]
Total	$	[ ]

Item 14. Indemnification of Directors and Officers

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) is not liable pursuant to Nevada Revised Statute 78.138, or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) is not liability pursuant to Nevada Revised Statute 78.138; or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that such indemnification may also include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under Section 78.751. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities.

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Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a) the creation of a trust fund;

(b) the establishment of a program of self-insurance;

(c) the securing of its obligations of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d) the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses of indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) by the stockholders;

(b) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Subsection 7 of Section 78.138 of the Nevada Revised Statutes provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the corporation’s articles of incorporation provides for greater individual liability.

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Charter Provisions and Other Arrangements

Pursuant to the provisions of Nevada Revised Statutes, we have adopted the following indemnification provisions in our Articles of Incorporation for our directors and officers:

Officers and directors shall have no personal liability to the corporation of its stock holders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of the NRS 78.300.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

None.

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ITEM 16. Exhibit Index

2.1	Agreement and Plan of Merger by and among Snocone Systems Inc., WYD Acquisition Corp. and Who’s Your Daddy, Inc., dated April 1, 2005 (1)
2.2	Merger and Reorganization Agreement, dated June 18, 2013, by and between FITT Highway Products, Inc. and F.I.T.T. Energy Products, Inc. (2)
2.3	Merger Agreement and Articles of Merger, with an effective date of October 29, 2014, by and between FITT Highway Products, Inc. and Global Future City Holding, Inc. (3)
3.1	Amended and Restated Articles of Incorporation, dated December 4, 2001 (4)
3.2	Amended and Restated Bylaws, dated December 4, 2001 (4)
3.3	Amended and Restated Articles of Incorporation, dated April 27, 2005 (5)
3.4	Amended and Restated Articles of Incorporation, dated June 1, 2010 (6) (7)
5.1	Opinion of Horwitz + Armstrong, LLP, regarding the legality of the securities being registered *
10.1	Employment Agreement with Michael R. Dunn dated August 24, 2009 (8)
10.2	Employment Agreement with Robert E. Crowson, Jr. dated August 24, 2009 (8)
10.3	Share Exchange Agreement, dated May 6, 2014, by and between FITT Highway Products, Inc. and Greenome Development Group, Inc. (9)
10.4	Stock Purchase Agreement, dated September 19, 2014, by and between FITT Highway Products, Inc. and Sky Rover Holdings, Ltd. (10)
10.5	Financing Agreement, dated September 19, 2014, by and between FITT Highway Products, Inc. and Greenome Development Group, Inc. (10)
10.6	First Amendment to Stock Purchase Agreement between Global Future City Holding Inc. and Sky Rover Holdings, Ltd., dated February 17, 2015 (11)
10.7	Membership Interest Purchase and Sale Agreement by and between Global Future City Holding Inc. and Powerdyne, Inc., dated March 26, 2015 (12)
10.8	Second Amendment to Stock Purchase Agreement executed by and between Global Future City Holding Inc. and Sky Rover Holdings, Ltd., dated April 17, 2015 (13)
21.1	List of Subsidiaries (14)
23.1	Consent of dbbmckennon *
23.2	Consent of Horwitz + Armstrong, LLP (included in Exhibit 5.1) *
24.1	Power of Attorney (14)

101.INS	XBRL Instance Document (14)
101.SCH	XBRL Schema Document (14)
101.CAL	XBRL Calculation Linkbase Document (14)
101.DEF	XBRL Definition Linkbase Document (14)
101.LAB	XBRL Label Linkbase Document (14)
101.PRE	XBRL Presentation Linkbase Document (14)

_______________

*	Filed concurrently herewith
(1)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on April 7, 2005.
(2)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on June 19, 2013.
(3)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on October 29, 2014.
(4)	Incorporated by reference from our Registration Statement on Form 10SB filed with the Commission on January 18, 2002.
(5)	Incorporated by reference from our Schedule 14C Definitive Information Statement file with the Commission on June 28, 2005.
(6)	Incorporated by reference from our Schedule 14C Definitive Information Statement file with the Commission on June 21, 2010.
(7)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on July 21, 2010.
(8)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on August 26, 2009.
(9)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on May 9, 2014.
(10)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on September 23, 2014.
(11)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on February 20, 2015.
(12)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on March 30, 2015.
(13)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on April 20, 2015.
(14)	Incorporated by reference from our Registration Statement on Form S-1 filed with the Commission on May 8, 2015.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California on June 19, 2015.

Global Future City Holding Inc.

/s/ Lei Pei
By: Lei Pei
Its: Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Dunn
By: Michael Dunn
Executive VP of Finance, and Director

/s/ Ning Liu
By: Ning Liu
President, Chief Operating Officer, and Director

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